AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1999

                                            REGISTRATION STATEMENT NO. 333-77215
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                      ----------------------------------

                        PRE-EFFECTIVE AMENDMENT NO. 1
                                 TO FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                      ----------------------------------
                        MORGAN STANLEY CAPITAL I INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                      13-3291626
    (State of incorporation)                           (I.R.S. Employer
                                                       Identification No.)

                                1585 Broadway
                           New York, New York 10036
                                (212) 296-7000
                       (Address, including zip code, and
          telephone number, including area code, of principal executive offices)
                      ----------------------------------

                               DAVID R. WARREN
                                  President
                                1585 Broadway
                           New York, New York 10036
                                (212) 296-7000
             (Name and address, including zip code, and telephone
              number, including area code, of agent for service)

                      ----------------------------------
                                  Copies to:


 CARLOS RODRIGUEZ, ESQ.      MICHAEL S. GAMBRO, ESQ.       KEVIN C. BLAUCH, ESQ.
    Brown & Wood LLP           ANNA H. GLICK, ESQ.           Latham & Watkins
 One World Trade Center   Cadwalader, Wickersham & Taft      885 Third Avenue
New York, New York 10048         100 Maiden Lane        New York, New York 10022
     (212) 839-5300          New York, New York 10038         (212) 906-1241
                                  (212) 504-6000
                      ----------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                      ----------------------------------

                          CALCULATION OF REGISTRATION FEE*
---------------------------------------------------------------------------------------------------
                                                                       Proposed       Amount of
                                                        Proposed       Maximum      Registration
                                                         Maximum      Aggregate        Fee(2)
Title of Securities                    Amount        Offering Price    Offering
  being Registered                 being Registered     Per Unit(1)     Price
---------------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates    $1,000,000          100%        $1,000,000      $278.00
---------------------------------------------------------------------------------------------------

(1)    Estimated solely for purposes of calculating the registration fee.
(2)   Previously paid.
* To the extent that any series of Certificates offered pursuant to this Registration Statement evidences a beneficial ownership interest in a Trust Fund containing MBS that have been previously issued by the Registrant, this Registration Statement is deemed to register such underlying MBS.

------------------------------------------------------------------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   PURSUANT TO RULE 429 OF THE SECURITIES AND EXCHANGE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO.333-62911).
================================================================================

      This Registration Statement contains: (1) a base prospectus and form of prospectus supplement to be used in connection with the offering of certificates that will represent beneficial ownership interests in trust funds consisting of one or more segregated pools of various types of single family residential mortgage loans, securities collateralized by such loans, and/or government securities (the Version 1 Prospectus); and (2) a base prospectus and form of prospectus supplement to be used in connection with the offering of certificates that will represent beneficial ownership interests in trust funds consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans, securities collateralized by such loans, and/or government securities (the Version 2 Prospectus).

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                     (Version 1)


SUBJECT TO COMPLETION DATED _________________, 199__

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____, 199_)
                                      [$ ]

                                (APPROXIMATE(1))

                     MORGAN STANLEY CAPITAL I 199_-_ TRUST,
                                     ISSUER
                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 199_-___

                                   ----------


         Morgan Stanley Capital I Inc. is offering certain classes of the Series 199_-___ Mortgage Pass-Through Certificates issued by the trust. The certificates represent beneficial ownership interests in a trust. The trust's assets will primarily be residential mortgage loans, [participations therein,] [mortgage-backed securities evidencing interests therein or secured thereby,] [and] [certain direct obligations of the United States, agencies thereof or agencies created thereby].

         The Series 199_-___ mortgage pass-through certificates are not obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.


                                   ----------

         INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK
               FACTORS" BEGINNING ON PAGE S-__ IN THIS PROSPECTUS
                    SUPPLEMENT AND PAGE __ OF THE PROSPECTUS.

                                   ----------

          Certain characteristics of the offered certificates include:


              APPROXIMATE INITIAL
                 PRINCIPAL OR
 CLASS         NOTIONAL AMOUNT(1)   INITIAL PASS-THROUGH RATE   EXPECTED RATINGS
 -----        -------------------   -------------------------   ----------------

Class [___]...$                                 %



(1) Approximate, subject to adjustment as described herein.

                                   ----------

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         Morgan Stanley & Co. Incorporated will offer certificates to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated expects to deliver the offered certificates to purchasers on __________ __, ____. Morgan Stanley Capital I Inc. expects to receive from this offering approximately % of the initial principal amount of the offered certificates, plus accrued interest from __________ __, ____, before deducting expenses.


                                   ----------


                           MORGAN STANLEY DEAN WITTER
                          _____________________, 199__

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


         Information about your certificates is contained in two separate documents that progressively provide more detail:


         (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and

         (b) this prospectus supplement, which describes the specific terms of the offered certificates.


         If the description of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.


         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.


         Morgan Stanley Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036 and its telephone number is (212) 761-4700.


         Until the date that is ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Table Of Contents


                                                                            Page
                                                                            ----

                              Prospectus Supplement


 Summary Of Terms..............................................................5
 Executive Summary.............................................................5
 Description Of The [Mortgage Pool] [MBS].....................................16
       General................................................................16
       [The Mortgage-Backed Securities........................................17
       [Convertible Mortgage Loans............................................17
       [The Index.............................................................18
       Characteristics Of The Mortgage Loans..................................18
       Underwriting Standards.................................................29
       Additional Information.................................................29
Description Of The Certificates...............................................29
       General................................................................29
       Distributions..........................................................30
       Subordination..........................................................32
       Advances...............................................................32
Yield, Prepayment And Maturity Considerations.................................33
       Weighted Average Life Of The Class [ ] Certificates....................33
Pooling And Servicing Agreement...............................................36
       General................................................................36
       Assignment Of The Mortgage Loans.......................................36
       The [Master] Servicer..................................................37
       Certificate Account....................................................38
       Servicing And Other Compensation And Payment Of Expenses...............38
       Reports To Certificateholders..........................................39
       Voting Rights..........................................................39
       Termination............................................................40
Use Of Proceeds...............................................................40
Federal Income Tax Consequences...............................................40
Erisa Considerations..........................................................41
Legal Investment..............................................................43
Plan Of Distribution..........................................................44
Legal Matters.................................................................44
Rating........................................................................45
Glossary Of Terms.............................................................46
Annex A......................................................................A-1

                                   Prospectus

Summary of Prospectus..........................................................5
Risk Factors..................................................................12
Description of the Trust Funds................................................21

Use of Proceeds...............................................................27
Yield Considerations..........................................................27
The Depositor.................................................................33
Description of the Certificates.............................................. 33
Description of the Agreements.................................................43
Description of Credit Support.................................................65
Legal Aspects of Mortgage Loans...............................................68
Federal Income Tax Consequences.............................................. 83
State Tax Considerations.....................................................121
ERISA Considerations........................................................ 121
Legal Investment............................................................ 127
Plan of Distribution........................................................ 129
Legal Matters................................................................130
Financial Information........................................................130
Rating.......................................................................131
Where You Can Find More Information..........................................131
Incorporation of Information by Reference....................................132
Glossary of Terms............................................................133

                                SUMMARY OF TERMS


         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                           RELEVANT PARTIES AND DATES


ISSUER........................  Morgan Stanley Capital I 199_-_ Trust.


DEPOSITOR.....................  Morgan Stanley Capital I Inc., a Delaware
                                corporation and a wholly-owned limited purpose finance subsidiary of Morgan Stanley Group Inc.


[MASTER] SERVICER............. _______________, a ________________.


[SPECIAL SERVICER.............  ___________________, a __________________].

[SUB-SERVICERS................  ___________________, a __________________].

TRUSTEE.......................  ___________________, a ___________________.

CUT-OFF DATE..................  ____________ 1, 199_.

CLOSING DATE..................  ______________ 1, 199_.

DISTRIBUTION DATE.............  The __ day of each [month] [ ] or, if any such
                                __ day is not a business day, then the next succeeding business day, beginning in ________ 19__.

RECORD DATE...................  With respect to each Distribution Date, the
                                [last business day of the month preceding such Distribution Date].

                                EXECUTIVE SUMMARY

         This Executive Summary highlights selected information regarding the offered certificates and underlying mortgage loans. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates and the underlying mortgage loans, read this entire prospectus supplement and the accompanying prospectus carefully.

                               CERTIFICATE SUMMARY


                                                                    APPROXIMATE
 APPROXIMATE                                                        PERCENT OF
CREDIT SUPPORT                                                          TOTAL
                                                                    CERTIFICATES

                                                 INITIAL      RATINGS
                                               CERTIFICATE ([LIST RATING
                                  CLASS          BALANCE     AGENCIES])
                                  -----        ----------- --------------
       [CLASS [___]          CLASS[___]        $                              %
       $
       (Approximate Notional
       Amount)]
[(1)]%                       [CLASS [___]]     $                              %
%                            [CLASS [___]]     $                              %
%                            [CLASS [___]]     $                              %
%                            [CLASS [___]](2)  $                              %

[(1) Represents the approximate credit support for the Class [___] and Class
     [___] certificates in the aggregate.]

[(2) Not offered hereby.]

     [The Class [___] certificates are not represented in this table.]



                       INITIAL
                      CERTIFICATE
        RATINGS(1)    BALANCE [OR                                   INITIAL
       ([LIST RATING   NOTIONAL        % OF                       PASS-THROUGH   WTD. AVG.      PRINCIPAL
CLASS   AGENCIES])   AMOUNT](2)(5)    TOTAL     DESCRIPTION(3)       RATE       LIFE(4)(YRS.)   WINDOW(4)
-----  ------------- -------------    -----     --------------    ------------  -------------   ---------
Offered Certificates
[---]                       $           %                                            %
[Non-Offered Certificates]
[---]                       $           %                                            %

(1) The rated final distribution date for each class of rated certificates is the distribution date in ------------.

(2) Approximate, subject to adjustment as described herein.

(3) "Weighted Average Coupon" and "Fixed Rate" are descriptions of the type of pass-through rates borne by the related classes [and "Interest Only" designates that the related class is entitled only to distributions of interest].

(4) The weighted average life and period during which distributions of principal would be received, the principal window, are based on several assumptions that the mortgage loans suffer no losses, payments are made as scheduled and that they are fully paid on their respective maturity dates. The principal window is expressed in months following the closing date, commencing with the first distribution date.

(5) [The class [___] certificates will not have a certificate balance and will not be entitled to receive distributions of principal. Interest will accrue on the class [___] certificates at its pass-through rate and on its notional amount. The notional amount of the class [___] certificates is initially $[ ], which is equal to the aggregate initial certificate principal amount of the class [___], class [___], class [___], class [___] and class [___] certificates.


                                WHAT YOU WILL OWN


GENERAL.......................  Morgan Stanley Capital I Inc. is offering the following __ classes of mortgage pass-through certificates) as part of Series 199_-_:

                                     o    Class [  ]

                                     o    Class [  ]


                                Your certificates will represent beneficial ownership interests in the trust. The trust's assets will primarily be [[conventional], [fixed] [and] [adjustable] interest rate mortgage loans, with terms to maturity of not more than ___ years, secured by first [and/or junior] liens on one- to four-family residential properties,] [ participations therein,] [mortgage-backed securities evidencing interests therein or secured thereby,] [and] [certain direct obligations of the United States, agencies thereof or agencies created thereby].

CERTIFICATE BALANCES..........  Your certificates will have the approximate aggregate certificate balance set forth on the cover, subject to a variance of plus or minus 5%.

                                [The class [ ] certificates will not have a certificate balance.] [The class [ ] certificates will receive interest only; they will not be entitled to distributions of principal.] [The class [ ] certificates will receive principal only; they will not be entitled to distributions of interest.] [The certificate balance of the class [ ] certificates will be adjusted from time to time on each distribution date to reflect any increase resulting from negative amortization of mortgage loans included in the trust and any decrease resulting from distributions of principal of the class [ ] certificates.]


PASS-THROUGH RATE ON THE
 CLASS [ ] CERTIFICATES.......  Your certificates will accrue interest at an annual rate called a pass-through rate [which is set forth on the cover].

                                [Interest on the certificates will be calculated based on a [360-day year consisting of twelve 30-day months] [365-day year and the actual number of days in the relevant accrual period] [describe any other interest accrual method]

                                [The pass-through rate on the class [ ]
                                certificates will be equal to the weighted average of the remittance rates in effect from time to time on the trust's assets.] [The class [ ] certificates [or a component thereof] will not be entitled to distributions of interest and will not have a pass-through rate.] [Accrual interest on the class [ ] certificates will not be paid currently, but will be added to the principal balance until ________.] [Describe any other method used to calculate the pass-through rate.]


DISTRIBUTIONS

A.   AMOUNT AND ORDER
     OF DISTRIBUTIONS.........  On each distribution date, funds available for distribution from the trust's assets, net of specified trust expenses, will be distributed in the following amounts and order of priority:


                                Step 1/Class [ ]: To interest on Class [ ] based on its interest entitlement.

                                Step 2/Class [ ]: To the extent of funds available for principal, to principal on Class [ ] until reduced to zero.

                                Step 3/Class [ ]: To interest on Class [ ] based on its interest entitlement.

                                Step 4/Class [ ]: To the extent of funds available for principal, to principal on Class [ ] until reduced to zero.

B.   INTEREST
     ENTITLEMENTS.............  The amount of interest owed to each class of interest bearing certificates on each
                                distribution date will equal 1/12th of the product of:

                                     o     the pass-through rate and

                                     o     the principal balance or notional
                                           amount,

                                reduced by some types of interest shortfalls

     PRINCIPAL ENTITLEMENT....  The amount of principal required to be distributed to the classes entitled to principal on a particular distribution will be based on such classes' priority and a percentage of scheduled and unscheduled principal. Some classes may not be entitled to any scheduled or unscheduled distributions of principal for a period of time.

ADVANCES OF PRINCIPAL AND
 INTEREST.....................  The master servicer is required to advance delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. If the master servicer fails to make a recoverable advance, the trustee will generally be required to make the advance.

[SUBORDINATION................  The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order (top to bottom). The manner in which losses on the trust's assets are allocated is depicted in ascending order (bottom to top).



                                               Class [ ]


                                               Class [ ]


                                [NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE CERTIFICATES.]

[CREDIT ENHANCEMENT:  ........  Losses will be covered by a [policy] [other form of credit enhancement] issued by [ ] [summary of coverage]]

                                THE MORTGAGE ASSETS

GENERAL.......................  The trust's assets, which are the primary source of distributions to holders of the certificates, will primarily be [__ [conventional], [fixed] [and] [adjustable] interest rate mortgage loans, each evidenced by one or more promissory notes secured by first [and/or junior] mortgages, deeds of trust or similar security instruments on one or more one- to four-family residential properties located in ______ [participations therein,] [mortgage-backed securities evidencing interests therein or secured thereby,] [and] [certain direct obligations of the United States, agencies thereof or agencies created thereby].



[MORTGAGE LOANS...............  As of the cut-off date, the mortgage loans will have the approximate characteristics set forth in the table below: [one or more of the following]

                     Aggregate Principal Balance                  $_________
                     Lowest Mortgage Loan Principal Balance       $_________
                     Highest Mortgage Loan Principal Balance      $_________
                     Average Mortgage Loan Principal Balance      $_________
                     Range of Remaining Terms to Maturity      ___ to ___ months
                     Weighted Average Remaining Term to           ___ months
                     Maturity
                     Range of Mortgage Rates                     ___% to ___%
                     Weighted Average Mortgage Rate                  ___%
                     Range of Loan to Value Ratios               ___% to ___%
                     Weighted Average Loan to Value Ratio            ___%
                     Geographic Concentration of Mortgaged       _________ __%
                     Properties Securing Mortgage Loans in
                     Excess of 5% of the Aggregate Principal
                     Balance
                     Maximum Five-Digit Zip Code Concentration       ___%

[MORTGAGE-BACKED SECURITIES...  [Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], description of other material terms.]


                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................  The class [___] certificates will not be issued unless they be rated [not lower than] the following ratings by __________:

                                   class [___]


                                A rating agency may lower or withdraw a security rating at any time.


 FORM OF CERTIFICATES;
   DENOMINATIONS..............  Your certificates will be issued [either] in
                                [book-entry form] [or] [fully registered, certificated form]. The class [___] certificates will be offered in minimum denominations of $_____ initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $__.


[REGISTRATION, CLEARANCE AND
  SETTLEMENT OF THE CLASS [___]
  CERTIFICATES................  Your certificates will be registered in the name of Cede & Co., as nominee of The Depository
                                Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this prospectus supplement. As a result, you will not be a certificateholder of record, and you will receive distributions on your certificates and reports relating to distributions only through DTC, Cedel Bank, S.A. or The Euroclear System or through participants in DTC, Cedel or Euroclear.

                                You may hold your certificates through: (i) DTC in the United States; or (ii) Cedel or Euroclear in Europe. Transfers within DTC, Cedel or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, Cedel or Euroclear will be effected in DTC through the relevant depositories of Cedel or Euroclear.

                                Morgan Stanley Capital I Inc. may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the certificates.

                                We expect that the class [___] certificates will be delivered in book-entry form through the facilities of DTC, Cedel or Euroclear on or about __________.]

OPTIONAL TERMINATION OF
 THE TRUST....................  _______________ may, subject to certain conditions including the then-remaining balance of the trust's assets, purchase all outstanding assets and thereby effect early retirement of the certificates. [At its option, ______________ may also, subject to certain conditions including the then-remaining balance of the trust's assets, purchase any class [ ] certificates.]

TAX STATUS....................  [An election will be made to treat the trust as a real estate mortgage investment conduit
                                ("REMIC") for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment.



                                Pertinent federal income tax consequences of an investment in the class [___] certificates include:

                                     o    The class [___] certificates will
                                          constitute "regular interests" in the
                                          REMIC [and the class [___]
                                          certificates will constitute "residual
                                          interests" in the REMIC.]


                                     o    The regular interests will be treated
                                          as newly originated debt instruments
                                          for federal income tax purposes.

                                     o    Beneficial owners will be required to
                                          report income on the class [___]
                                          certificates in accordance with the
                                          accrual method of accounting.

ERISA CONSIDERATIONS..........  Subject to the satisfaction of important conditions, the class [___] certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.]

                                [THE CLASS [___] CERTIFICATES MAY NOT BE
                                PURCHASED BY, OR TRANSFERRED TO, A PLAN OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)]

LEGAL INVESTMENTS.............  [The class [___] certificates will [not]
                                constitute "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by one or more rating agencies.

                                No representation is made regarding the proper characterization of the certificates for purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

       [Description will depend on the particulars of the mortgage assets]

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit liquidity and market risks associated with that class.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates. The risks and uncertainties described below and those risks described under "Risk Factors" in the prospectus, summarize material risks relating to your certificates.



THE YIELD ON YOUR CERTIFICATES
 WILL VARY DEPENDING ON
 RATE OF PREPAYMENTS..........  The rate of distributions of principal and the yield to maturity on your certificates will be directly related to the rate of payments of principal on the mortgage loans and the amount and timing of borrower defaults resulting in realized losses. Borrowers are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty. The rate of principal payments on the mortgage loans will be affected by, among other things:

                                     o    the amortization schedules of the
                                          mortgage loans;

                                     o    the rate of principal prepayments,
                                          including partial prepayments and
                                          those resulting from refinancing,
                                          thereon by borrowers;

                                     o    liquidations of defaulted  mortgage
                                          loans;

                                     o    repurchases of  mortgage loans by
                                          Morgan Stanley Capital I Inc. as a
                                          result of defective documentation or
                                          breaches of representations and
                                          warranties, optional purchase by
                                          Morgan Stanley Capital I Inc. of
                                          defaulted mortgage loans; and

                                     o    the optional purchase of all of the
                                          mortgage loans in connection with the
                                          termination of the trust.

                                The rate of prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

                                     o    If prevailing rates for similar
                                          mortgage loans fall below the mortgage
                                          rates on the mortgage loans, the rate
                                          of prepayment would generally be
                                          expected to increase.

                                     o    Conversely, if interest rates on
                                          similar mortgage loans rise above the
                                          mortgage rates on the mortgage loans,
                                          the rate of prepayment would generally
                                          be expected to decrease.

                                The rate of prepayment on the mortgage loans may also be influenced by programs offered by mortgage originators, on a general or targeted basis, to encourage refinancing.

                                If you are purchasing certificates at a
                                discount, you should consider the risk that if principal payments on the mortgage loans occur at a rate slower than you expected, your yield may be lower than you expected.

                                If you are purchasing certificates at a
                                premium[, or are purchasing the [_____]
                                certificates, which have no certificate
                                balance], you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected. [IF YOU ARE PURCHASING CLASS [___] CERTIFICATES, YOU SHOULD CONSIDER THE RISK THAT A RAPID RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS COULD RESULT IN YOUR FAILURE TO RECOVER YOUR INITIAL INVESTMENT.]


[GEOGRAPHIC CONCENTRATION MAY
  INCREASE RISK OF LOSS BECAUSE
  OF ADVERSE ECONOMIC CONDITIONS
  OR NATURAL DISASTERS IN A SPECIFIC
  REGION......................  The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. [__]% of the mortgage loans are located in

                                [____________]. Any deterioration in housing prices in the states in which there is a significant concentration of mortgaged properties, as well as the other states in which the mortgaged properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of losses on the mortgage loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your certificates[, especially if they are subordinated and particularly if they are class [___] certificates].]

 LOSSES ON THE MORTGAGE LOANS
  WILL BE ALLOCATED TO MOST
  SUBORDINATE CERTIFICATES....  The rights of the holders of each class of class
                                [___] certificates to receive distributions will be subordinated to such rights of the holders of the class [___] certificates and the lower-numbered classes of class [___] certificates, if any. In addition, realized losses will be allocated to the class [___] certificates in the reverse order in which they are entitled to distributions of principal before being allocated to a more senior class of certificates. Accordingly, if you are purchasing class [___] certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the mortgage loans.

THE UNDERWRITING AND SERVICING
  OF CERTAIN MORTGAGE LOANS
  ACQUIRED FROM TROUBLED
  ORIGINATORS MAY BE BELOW
  BELOW INDUSTRY STANDARDS....  Certain of the mortgage loans were acquired by
                                Morgan Stanley Capital I Inc. from [Originating Institutions], each of which is subject to receivership. The financial difficulties experienced by the [Originating Institutions] may have adversely affected the standards and procedures pursuant to which the mortgage loans were originated or purchased by the [Originating Institutions] and/or the manner in which such mortgage loans have been serviced prior to assumption of servicing responsibilities by the master servicer, which could materially adversely affect your certificates.

                    DESCRIPTION OF THE [MORTGAGE POOL] [MBS]

         Capitalized terms are defined in the "Glossary of Terms" beginning on page 46.

GENERAL

The trust fund will consist primarily of:

         o [___ [conventional], [fixed interest] [adjustable interest] rate mortgage loans with an aggregate principal balance as of ________, 1999, after deducting payments of principal due on that date, of $------------,]


         o [mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby,] [and] [government securities].

         Each mortgage loan is evidenced by a mortgage note and secured by a mortgage creating a first [and/or junior] fee lien on a mortgaged property. The mortgaged properties consist of [description of one- to four-family residential properties]. [Because no evaluation of any borrower's financial condition has been conducted, investors should consider all of the mortgage loans to be non-recourse loans so that, in the event of borrower default, recourse may be had only against the specific property and the limited other assets as have been pledged to secure the mortgage loan, and not against the borrower's other assets.] All percentages of the mortgage loans described in this prospectus supplement are approximate percentages, except as otherwise indicated, by aggregate principal balance as of the Cut-off Date.]

         [The mortgage loans to be included in the trust fund will have been originated or acquired by the mortgage loan seller and will comply with the underwriting criteria described in this prospectus supplement. Morgan Stanley Capital I Inc. will purchase the mortgage loans to be included in the mortgage pool on or before the Closing Date from the mortgage loan seller pursuant to a Seller's Agreement.

         Under the Seller's Agreement, _______________, as seller of the mortgage loans to Morgan Stanley Capital I Inc., will make representations, warranties and covenants to Morgan Stanley Capital I Inc. relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the mortgage loans, and will be obligated to repurchase or substitute for any mortgage loans as to which there exists deficient documentation or an uncured material breach of a representation, warranty or covenant. Under the Pooling and Servicing Agreement Morgan Stanley Capital I Inc. will assign all its right, title and interest in these representations, warranties and covenants, including [the seller's] repurchase or substitution obligation, to the trustee for the trust fund. Morgan Stanley Capital I Inc. will make [no] representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for mortgage loans with deficient documentation or which are otherwise defective. _____________, as seller of the mortgage loans to Morgan Stanley Capital I Inc., is selling these mortgage loans without recourse and, accordingly, in this capacity, will have no obligations with respect to the certificates other than pursuant to these representations, warranties, covenants and repurchase obligations. See "Description of the Agreements--Representations and Warranties; Repurchases" in the prospectus.]

[THE MORTGAGE-BACKED SECURITIES


         [Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], together with description of other material terms.]


         [Description of principal and interest distributions on the mortgage-backed securities.]

         [Description of advances by the servicer of the mortgage loans underlying the mortgage-backed securities.]

         [Description of effect on the mortgage-backed securities of allocation of losses on the underlying mortgage loans.]

         As to each series of mortgage-backed securities included in the trust fund, the various classes of certificates from these series [ including classes not in the trust fund but from the same series as classes that are in the trust fund] are listed, together with the related pass-through rates and certain other applicable information, in Annex A to this prospectus supplement.]


[CONVERTIBLE MORTGAGE LOANS


         ____% of the mortgage loans provide that, at the option of the related borrowers, the adjustable interest rate on the mortgage loans may be converted to a fixed interest rate. The first month in which any of the mortgage loans may convert is ____________, and the last month in which any of the mortgage loans may convert is _____________. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rate, subject to applicable usury laws. After conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Upon notification from a borrower of its intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of the mortgage loan, the related warrantying party will be obligated to purchase the converting mortgage loan at the Conversion Price. In the event a warrantying party fails to purchase a converting mortgage loan, the master servicer is required to use its best efforts to purchase the mortgage loan following its conversion during the one-month period following the date of conversion at the Conversion Price.

         In the event that the related warrantying party fails to purchase a converting mortgage loan and the master servicer does not purchase a mortgage loan following its conversion, neither Morgan Stanley Capital I Inc. nor any of its affiliates nor any other entity is obligated to purchase or arrange for the purchase of any mortgage loan following its conversion. Any mortgage loan not purchased following its conversion will remain in the mortgage pool as a fixed-rate mortgage loan and will result in the mortgage pool's having both fixed rate and adjustable rate mortgage loans. See "Certain Yield and Prepayment Considerations" herein.

         After the purchase of any mortgage loan following its conversion as described above, the purchaser will be entitled to receive an assignment from the trustee of the mortgage loan and the purchaser will thereafter own such mortgage loan free of any further obligation to the trustee or the certificateholders with respect thereto.]

[THE INDEX


         The amount of monthly payment on certain mortgage loan is subject to adjustment on specified Due Dates. As of any Payment Adjustment Date, the Index applicable to the determination of the related mortgage rate will be a per annum rate equal to ______________, as most recently available as of the date days prior to the Payment Adjustment Date. These average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an Index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

         The Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded
______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on such _______________ on any Payment Adjustment Date or during the life of any mortgage loan.]

                                 [NAME OF INDEX]


Adjustment Date     1990       1991       1992        1993       1994       1995
---------------     ----       ----       ----        ----       ----       ----
January [ ] .......
February [ ] ......
March [ ] .........
April [ ] .........
May [ ]............
June [ ]...........
July [ ]...........
August [ ].........
September [ ]......
October [ ]........
November [ ].......
December [ ].......


CHARACTERISTICS OF THE MORTGAGE LOANS

         [Approximately ___% of the mortgage loans have Due Dates that occur on the ___ day of each month; approximately ___% of the mortgage loans have Due Dates that occur on the ___ day of each month; approximately _____% of the mortgage loans have Due Dates that occur on the ___ day of each month; and the remainder of the mortgage loans have Due Dates that occur on the fifteenth day of each month.]

         [As of the Cut-off Date, the mortgage loans had the following characteristics:

         o mortgage rates ranging from _____% per annum to _______% per annum;

         o     a weighted average  mortgage rate of ______% per annum;

         o Gross Margins ranging from ____ basis points to ______ basis points;

         o     a weighted average Gross Margin of ____ basis points;

         o     principal balances ranging from $_______ to $______;

         o     an average principal balance of $_________;

         o original terms to maturity ranging from _____ months to _________ months;

         o     a weighted average original term to  maturity of _____ months;

         o remaining terms to maturity ranging from ____ months to _____ months;

         o a weighted average remaining term to maturity of ________ months;

         o     LTV ratios ranging from ______% to ________%;

         o     a weighted average Cut-off Date LTV  ratio of _____%;

         o as to the [ ] mortgage loans, representing [ ]% of the initial pool balance to which this characteristic applies, (A) minimum lifetime mortgage rates ranging from ____% per annum to ______ % per annum and
         (B) a weighted average minimum lifetime mortgage rate of _______% per annum; and

         o as to the [ ] mortgage loans, representing [ ]% of the initial pool balance, to which this characteristic applies and for which it may be currently calculated, (A) maximum lifetime mortgage rate ranging from _______% per annum to ________% per annum and (B) a weighted average maximum lifetime mortgage rate of _________% per annum.]

         [___ mortgage loans, representing __% of the mortgage loans by aggregate principal balance as of the Cut-off Date, provide for balloon payments on their respective maturity dates. Loans providing for balloon payments involve a greater degree of risk than self-amortizing loans. See "Risk Factors--Payments in Full of a Balloon Loan Depend on the Borrower's Ability to Refinance the Balloon Loan or Sell the Mortgaged Property" in the prospectus.]

         [The mortgage rate on each mortgage loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index, as most recently announced a specified number of days prior to this Interest Rate Adjustment Date, subject, in the case of substantially all of the mortgage loans, to minimum and maximum lifetime mortgage rates, with ranges specified below. The mortgage rates on the mortgage loans generally are adjusted monthly; however, some of the mortgage loans may provide for Interest Rate Adjustment Dates to occur:

         o     quarterly, ___% of the mortgage loans,

         o     semi-annually,    % of the mortgage loans, or

         o     annually, ____% of the mortgage loans.

Other statistics are as follows:

         o [Each] of the mortgage loans provided for an initial fixed interest rate period;

         o mortgage loans, representing ___% of the initial pool balance, have not experienced their first Interest Rate Adjustment Date]

         o [The latest initial Interest Rate Adjustment Date for any mortgage loan is to occur in subject to the Payment Caps described in this prospectus supplement, the amount of the monthly payment on each mortgage loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the mortgage loan over its then remaining amortization schedule and pay interest at the mortgage rate in effect during the one month period preceding this Payment Adjustment Date.]

         o [Approximately __% of the mortgage loans provide that an adjustment of the amount of the monthly payment on a Payment Adjustment Date is subject to a Payment Cap; however, certain of those mortgage loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the mortgage loan exceeding, through negative amortization, by a specified percentage the original principal balance thereof. Generally, the related mortgage note provides that if, as a result of negative amortization, the respective principal balance of the mortgage loan reaches an amount specified in the mortgage note, which as to most mortgage loans is not greater than _% of the mortgage loan principal balance as of the origination date thereof, the amount of the monthly payments due thereunder will be increased as necessary to prevent further negative amortization.]

         o [Only in the case of _____% of the mortgage loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because application of Payment Caps may limit the amount by which the monthly payments due on certain of the mortgage loans may adjust, the amount of a monthly payment may be more or less than the amount necessary to amortize the mortgage loan principal balance over the then remaining amortization schedule at the applicable mortgage rate. Accordingly, mortgage loans may be subject to slower amortization, if the monthly payment due on a Due Date is sufficient to pay interest accrued to this Due Date at the applicable mortgage rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule, to negative amortization if interest accrued to a Due Date at the applicable mortgage rate is greater than the entire monthly payment due on this Due Date or to accelerated amortization, if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued to this Due Date at the applicable mortgage rate and to reduce principal in accordance with the applicable amortization schedule.]

         o [No mortgage loan currently prohibits principal prepayments; however, some of the mortgage loans impose prepayment premiums in connection with full or partial prepayments. Although prepayment premiums are payable to the master servicer as additional servicing compensation, the master servicer may waive the payment of any prepayment premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related mortgage loan, or under certain other limited circumstances.]

         The following table sets forth the range of mortgage rates on the mortgage loans as of the Cut-off Date:


                      MORTGAGE RATES AS OF THE CUT-OFF DATE

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
                  Mortgage       by        Balance as of       Balance as of
Mortgage Rate       Loans      Number     the Cut-off Date    the Cut-off Date
-------------     ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
 Mortgage Rate:

Note: Percentage totals may not add due to rounding.


         The following table sets forth the types of mortgaged properties securing the mortgage loans:


                                  PROPERTY TYPE

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
                  Mortgage       by        Balance as of       Balance as of
Type                Loans      Number     the Cut-off Date    the Cut-off Date
----              ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Note:   Percentage totals may not add due to rounding.

         [The following table sets forth the range of Gross Margins for the mortgage loans:]


                                 [GROSS MARGINS]

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
                  Mortgage       by        Balance as of       Balance as of
Mortgage Rate       Loans      Number     the Cut-off Date    the Cut-off Date
-------------     ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------


Weighted Average
 Gross Margin:

Note:  Percentage totals may not add due to rounding.


         [The following table sets forth the frequency of adjustments to the mortgage rates on the mortgage loans as of the Cut-off Date:]


                  [FREQUENCY OF ADJUSTMENTS TO MORTGAGE RATES]

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
                  Mortgage       by        Balance as of       Balance as of
Frequency(A)        Loans      Number     the Cut-off Date    the Cut-off Date
------------      ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Frequency of
Adjustments to
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.

         (A) _______ or ___% of mortgage loans have not experienced their first Interest Rate Adjustment Date.

         [The following table sets forth the frequency of adjustments to the monthly payments on the mortgage loans as of the Cut-off Date:]


                 [FREQUENCY OF ADJUSTMENTS TO MONTHLY PAYMENTS]

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
                  Mortgage       by        Balance as of       Balance as of
Frequency(A)        Loans      Number     the Cut-off Date    the Cut-off Date
------------      ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Frequency of
Adjustments to
Monthly Payments:

Note:  Percentage totals may not add due to rounding.


         [The following table sets forth the range of maximum lifetime mortgage rates for the mortgage loans:]


                        [MAXIMUM LIFETIME MORTGAGE RATES]

                                                                Percent by
                                             Aggregate           Aggregate
  Maximum         Number of    Percent       Principal           Principal
  Lifetime        Mortgage       by        Balance as of       Balance as of
Mortgage Rate       Loans      Number     the Cut-off Date    the Cut-off Date
------------      ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Maximum Lifetime
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.


(A)      Represents mortgage loans without a lifetime rate cap.

(B) The lifetime rate caps for these mortgage loans are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut-off Date.

(C) This calculation does not include the ____ mortgage loans without a lifetime rate cap or the mortgage loans with lifetime rate caps which are currently not determinable.


         [The following table sets forth the range of minimum lifetime mortgage rates on the mortgage loans:]


                        [MINIMUM LIFETIME MORTGAGE RATES]

                                                                Percent by
                                             Aggregate           Aggregate
  Minimum         Number of    Percent       Principal           Principal
  Lifetime        Mortgage       by        Balance as of       Balance as of
Mortgage Rate       Loans      Number     the Cut-off Date    the Cut-off Date
-------------     ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Minimum Lifetime
Mortgage Rate:

Note:  Percentage totals may not add due to rounding.


(A)      Represents mortgage loans without interest rate floors.

(B) This calculation does not include the mortgage loans without interest rate floors.


         The following table sets forth the range of principal balances of the mortgage loans as of the Cut-off Date:


                    PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                 Percent by
 Principal                                   Aggregate           Aggregate
  Balance         Number of    Percent       Principal           Principal
 as of the         Mortgage       by        Balance as of       Balance as of
Cut-off Date        Loans       Number     the Cut-off Date    the Cut-off Date
------------      ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Average Principal Balance
as of the
Cut-off Date:

Note:  Percentage totals may not add due to rounding.

         The following tables set forth the original and remaining terms to maturity, in months, of the mortgage loans:


                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                Percent by
                                             Aggregate           Aggregate
 Original         Number of    Percent       Principal           Principal
 Term in          Mortgage       by        Balance as of       Balance as of
  Months            Loans      Number     the Cut-off Date    the Cut-off Date
 --------         ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Original Term to Maturity:

Note:  Percentage totals may not add due to rounding.


         The following tables set forth the purpose for which the mortgage loan was originated, [the type of program under which it was originated and the occupancy type].


                              MORTGAGE LOAN PURPOSE

                                                                Percent by
                                             Aggregate           Aggregate
Remaining         Number of    Percent       Principal           Principal
 Term in          Mortgage       by        Balance as of       Balance as of
  Months            Loans      Number     the Cut-off Date    the Cut-off Date
---------         ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Original Term to Maturity:

Note:  Percentage totals may not add due to rounding.

                      [MORTGAGE LOAN DOCUMENTATION PROGRAM]

                                                                Percent by
                                             Aggregate           Aggregate
Remaining         Number of    Percent       Principal           Principal
 Term in          Mortgage       by        Balance as of       Balance as of
  Months            Loans      Number     the Cut-off Date    the Cut-off Date
 --------         ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Original Term to Maturity:

Note:  Percentage totals may not add due to rounding.

                          MORTGAGE LOAN OCCUPANCY TYPE

                                                                Percent by
                                             Aggregate           Aggregate
Remaining         Number of    Percent       Principal           Principal
 Term in          Mortgage       by        Balance as of       Balance as of
  Months            Loans      Number     the Cut-off Date    the Cut-off Date
 --------         ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Original Term to Maturity:

Note:  Percentage totals may not add due to rounding.

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                Percent by
                                             Aggregate           Aggregate
Remaining         Number of    Percent       Principal           Principal
 Term in          Mortgage       by        Balance as of       Balance as of
  Months            Loans      Number     the Cut-off Date    the Cut-off Date
 --------         ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average
Term to Maturity:

Note:  Percentage totals may not add due to rounding.

         The following tables set forth the respective years in which the mortgage loans were originated and are scheduled to mature:


                        MORTGAGE LOAN YEAR OF ORIGINATION

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
                  Mortgage       by        Balance as of       Balance as of
   Year             Loans      Number     the Cut-off Date    the Cut-off Date
   ----           ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Note:  Percentage totals may not add due to rounding.

                    MORTGAGE LOAN YEAR OF SCHEDULED MATURITY

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
                  Mortgage       by        Balance as of       Balance as of
   Year             Loans      Number     the Cut-off Date    the Cut-off Date
   ----           ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Note:  Percentage totals may not add due to rounding.

         The following table sets forth the range of Original LTV Ratios of the mortgage loans. There can be no assurance that the value, determined through an appraisal or otherwise, of a mortgaged property determined after origination of the related mortgage loan will be equal to or greater than the value thereof, determined through an appraisal or otherwise, obtained in connection with the origination. As a result, there can be no assurance that the loan-to-value ratio for any mortgage loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of the mortgage loan.


                               ORIGINAL LTV RATIOS

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
 Original         Mortgage       by        Balance as of       Balance as of
LTV Radio           Loans      Number     the Cut-off Date    the Cut-off Date
---------         ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Weighted Average Original
LTV Radio:

Note:  Percentage totals may not add due to rounding.


         The mortgage loans are secured by mortgaged properties in different states. The table below sets forth the states in which the mortgaged properties are located:


                             GEOGRAPHIC DISTRIBUTION

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
                  Mortgage       by        Balance as of       Balance as of
  State             Loans      Number     the Cut-off Date    the Cut-off Date
  -----           ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Note:  Percentage totals may not add due to rounding.
       [regional breakdown to be provided as appropriate]


         No more than ___% of the mortgage loans will be secured by mortgaged properties located in any one zip code.

         [___% of the mortgage loans provide that upon any principal prepayment of a mortgage loan, whether made voluntarily or involuntarily, the related borrower will be required to pay a prepayment premium in the amount set forth in the following table.]

                       [MORTGAGE LOAN PREPAYMENT PREMIUMS]

                                                                Percent by
                                             Aggregate           Aggregate
                  Number of    Percent       Principal           Principal
Prepayment        Mortgage       by        Balance as of       Balance as of
 Premium            Loans      Number     the Cut-off Date    the Cut-off Date
----------        ---------    -------    ----------------    ----------------

Total                          100.00%        $                   100.00%
                  ---------    -------    ----------------    ----------------

Note:  Percentage totals may not add due to rounding.


UNDERWRITING STANDARDS

         All of the mortgage loans were originated or acquired by _______, generally in accordance with the underwriting criteria described in this prospectus supplement.


         [Description of underwriting standards.]

ADDITIONAL INFORMATION


         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Class [ ] certificates, a mortgage loan may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if Morgan Stanley Capital I Inc. deems removal necessary or appropriate and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Class [ ] certificates unless including the mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. Morgan Stanley Capital I Inc. believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Class [ ] certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans in the mortgage pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Class [ ] certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class [ ] certificates. In the event mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, this removal or addition will be noted in the Form 8-K.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL


         The certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of ____ classes to be designated as the Class [ ] certificates, the Class [ ] certificates, the Class [ ] certificates and the Class [ ] certificates. The Class [ ], Class [ ] and Class [ ] certificates will be subordinate to the Class [ ] certificates, as described in this prospectus supplement. The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of:

         o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of payments of principal and interest due on or before the Cut-off Date;

         o    REO Property;

         o any funds or assets as from time to time are deposited in the REO Account; and

         o the rights of the lender under all insurance policies with respect to the mortgage loans. Only the Class [ ] certificates are offered hereby.

         The Class [ ] certificates will have an initial [ certificate balance] [notional amount] of $__________. The Class [ ] certificates represent ___% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. The Class [ ] certificates will have an initial certificate balance of $__________, representing ___% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. The Class [ ] certificates will have an initial certificate balance of $__________, representing ___% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. The initial certificate balance of the Class [ ] certificates will be [zero]. The certificate balance of any class of certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The respective certificate balances of the Class [ ], Class [ ] and Class [ ] certificates will in each case be (i) reduced by amounts actually distributed on the class of certificates that are allocable to principal and [(ii) increased by amounts allocated to the class of certificates in respect of negative amortization on the mortgage loans [Describe notional amount.]] [The Class [ ] balance will at any time equal the aggregate Stated Principal Balance of the mortgage loans minus the sum of the Class [ ] balance, Class [ ] balance and Class [ ] balance.]

         [None of the Class [ ] certificates are offered by this prospectus supplement.]



DISTRIBUTIONS


         Method, Timing and Amount. Distributions on or with respect to the certificates will be made, to the extent of the Available Distribution Amount, on each Distribution Date commencing in ______. All distributions, other than the final distribution on any certificate, will be made by the master servicer to the persons in whose names the certificates are registered at the close of business on the [last business day of the month] preceding the month in which the related Distribution Date occurs. The distributions will be made by:

         o wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity having appropriate facilities therefor, if the certificateholder provides the master servicer with wiring instructions no less than five business days prior to the related record date and is the registered owner of certificates the aggregate initial principal amount of which
         is at least $    , or otherwise

         o    by check mailed to the certificateholder.

         The final distribution on any certificate will be made in like manner, but only upon presentment or surrender of such certificate at the location specified in the notice to the holder thereof of the final distribution. All distributions made with respect to a class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates of the class based on their respective Percentage Interests.

         The aggregate distribution to be made on the certificates on any Distribution Date shall equal the Available Distribution Amount.

         Priority. On each Distribution Date, the master servicer shall apply amounts on deposit in the certificate account, to the extent of the Available Distribution Amount:

         [first, to distributions of interest to holders of the Class [ ] certificates, in the amount equal to the Interest Distribution Amount in respect of the Class [ ] certificates for such Distribution Date and, to the extent not previously distributed, for all preceding Distribution Dates; and

         second, to distributions of principal to holders of the Class [ ] certificates, in an amount, not to exceed the sum of the Class [ ] Balance outstanding immediately prior to such Distribution Date [and any Class Negative Amortization in respect of the Class [ ] certificates for such Distribution Date], equal to the sum of (A) the then Class [ ] Scheduled Principal Distribution Percentage of the Scheduled Principal Distribution Amount for such Distribution Date and (B) the Unscheduled Principal Distribution Amount for such Distribution Date.

         On or after the reduction of the Class [ ] Balance to zero, the Available Distribution Amount will be paid solely to the holders of the subordinate certificates.]

         Calculations of Interest. The pass-through rate applicable to the Class [ ] certificates for any Distribution Date [is fixed and is set forth on the cover hereof][will equal the Weighted Average Class [ ] Remittance Rate][is equal to the excess of the mortgage rate thereon over ___% per annum]. Interest in respect of the Class [ ] certificates for any Distribution Date will be equal to the Interest Distribution Amount thereon.

         [The Class [ ] notional amount will equal the [sum of the Class [ ] Balance. The Class [ ] notional amount does not entitle the Class [ ] certificate [or a component thereof] to any distribution of principal.]

         [The Class [ ] certificates [or a component thereof] will not be entitled to distributions of interest and will not have a pass-through rate.]

         Calculations of Principal. Holders of the Class [ ] certificates will be entitled to receive on each Distribution Date, to the extent of the balance of the Available Distribution Amount remaining after the payment of the Class [ ] Interest Distribution Amount for such Distribution Date an amount equal to the Class [ ] Principal Distribution Amount.

         [The portion of the Class [ ] Principal Distribution Amount payable on any Distribution Date shall be allocated to the Class [ ] certificates as follows: [Describe distributions which may be concurrent or sequential and among different classes and may be based on a schedule of payments sometimes referred to as a Schedule of PAC, TAC or Scheduled Balances for some and not other classes.]]

         [The Class [ ] Scheduled Principal Distribution Percentage for any Distribution Date represents the portion of the Scheduled Principal Distribution Amount for such Distribution Date payable (subject to the payment priorities described herein) on the Class [ ] certificates.


SUBORDINATION


         In order to maximize the likelihood of distribution in full of the Class [ ] Interest Distribution Amount and the Class [ ] Scheduled Principal Distribution Amount, on each Distribution Date, holders of the Class [ ] certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate certificates, to the extent necessary to satisfy the class interest distribution amount and the Class [ ] Scheduled Principal Distribution Amount.

         [The entitlement to the Class [ ] certificates of the [entire] [a larger percentage under certain circumstances of] Unscheduled Principal Distribution Amount will accelerate the amortization of the Class [ ] certificates relative to the actual amortization of the mortgage loans.]

         [To the extent that the Class [ ] certificates are amortized faster than the mortgage loans, without taking into account losses on the mortgage loans, the percentage interest evidenced by the Class [ ] certificates in the trust fund will be decreased (with a corresponding increase in the interest in the trust fund evidenced by the subordinate certificates), thereby increasing, relative to their respective certificate balances, the Subordinate afforded the Class [ ] certificates by the subordinate certificates.]

         [The principal portion of any Realized Losses will be allocated first in reduction of the subordinate certificates [in the order specified here] and then to the Class [ ] certificates [in the order specified here].


ADVANCES


         On the business day immediately preceding each Distribution Date, the master servicer will be obligated to make advances out of its own funds, or funds held in the certificate account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of:

         [(i)] all monthly payments (net of the Servicing Fee), [other than balloon payments,] which were due on the mortgage loans during the related Due Period and delinquent as of the related Determination Date [and

         (ii) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Determination Date, an amount sufficient to amortize fully the principal portion of the balloon payment over the remaining amortization term of such mortgage loan and to pay interest at the Net Mortgage Rate in effect for the mortgage loan for the one month period preceding its

Due Date in the related Due Period (but only to the extent that the related borrower has not made a payment sufficient to cover the amount under any forbearance arrangement that has been included in the Available Distribution Amount for such Distribution Date)].

The master servicer's obligations to make advances in respect of any mortgage loan will continue through liquidation of the mortgage loan and out of its own funds from any amounts collected in respect of the mortgage loan as to which such advance was made, whether in the form of late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of the mortgage loan. Notwithstanding the foregoing, the master servicer will be obligated to make any advance only to the extent that it determines in its reasonable good faith judgment that, if made, would be recoverable out of general funds on deposit in the certificate account. Any failure by the master servicer to make an advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the trustee will be obligated to make any such advance, in accordance with the terms of the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yield to maturity on the Class [ ] certificates will be affected by the rate of principal payments on the mortgage loans including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The yield to maturity on the Class [ ] certificates will also be affected by the level of the Index. The rate of principal payments on the Class [ ] certificates will correspond to the rate of principal payments, including prepayments, on the related mortgage loans.

         [Description of factors affecting yield, prepayment and maturity of the mortgage loans and Class [ ] certificates depending upon characteristics of the mortgage loans.]


WEIGHTED AVERAGE LIFE OF THE CLASS [ ] CERTIFICATES


         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the Class [ ] certificates will be influenced by the rate at which principal payments, including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance, on the mortgage loans are made. Principal payments on the mortgage loans may be in the form of scheduled amortization or prepayments (for this purpose, "prepayment" includes prepayments and liquidations due to a default or other dispositions of the mortgage loans).

         The table of Percent of Initial Certificate Balance Outstanding for the Class [ ] certificates at the respective percentages of [CPR] [SPA] set forth below indicates the weighted average life of such certificates and sets forth the percentage of the initial principal amount of such certificates that would be outstanding after each of the dates shown at the indicated percentages of [CPR][SPA]. The table has been prepared on the basis of the following assumptions regarding the characteristics of the mortgage loans:

         (i) an outstanding principal balance of $_________, a remaining amortization term of ___ months and a term to balloon of ___ months;

         (ii) an interest rate equal to ____% per annum until the Due Date and thereafter an interest rate equal to % per annum (at an assumed Index of ____%) and monthly payments that would fully amortize the remaining balance of the mortgage loan over its remaining amortization term;

         (iii) the mortgage loans prepay at the indicated percentage of [CPR][SPA];

         (iv) the maturity date of each of the balloon mortgage loans is not extended;

         (v) distributions on the Class [ ] certificates are received in cash, on the 25th day of each month, commencing in _____________;

         (vi) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the borrowers of principal and interest on the mortgage loans occur;

         (vii) the initial certificate balance of the Class [ ] certificates is $________;

         (viii) prepayments represent payment in full of individual mortgage loans and are received on the respective Due Dates and include 30 days' interest thereon;

         (ix) there are no repurchases of mortgage loans due to breaches of any representation and warranty or otherwise;

         (x)      the Class [ ]  certificates are purchased on ________;


         (xi)     the Servicing Fee is ____% per annum; and

         (xii) the Index on each Interest Rate Adjustment Date is ________% per annum.


         Based on the foregoing assumptions, the table indicates the weighted average life of the Class [ ] certificates and sets forth the percentages of the initial certificate balance of the Class [ ] certificates that would be outstanding after the Distribution Date in ___________ of each of the years indicated, at various percentages of [CPR][SPA]. Neither [CPR][SPA] nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial certificate balance and weighted average life shown in the following table. The variations may occur even if the average prepayment experience of all such mortgage loans is the same as any of the specified assumptions.

          PERCENT OF INITIAL CLASS [ ] CERTIFICATE BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF [CPR][SPA]

Distribution Date
-----------------

Initial Percent.............. ___%      __%      __%      __%      __%     __%

____________ 25, 199__.......
____________ 25, 199__.......
____________ 25, 199__.......
____________ 25, 199__.......
____________ 25, 199__.......
____________ 25, 199__.......
____________ 25, 199__.......
____________ 25, 200__.......
____________ 25, 200__.......
____________ 25, 200__.......
____________ 25, 200__.......

Weighted Average Life
 (Years) (+) . . . . . . . .


+       The weighted average life of the Class [ ] certificates is determined by
        (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of certificates.


[Class [ ] Yield Consideration]

         [Will describe assumption for various scenarios showing sensitivity of certain classes to prepayment and default risks and set forth resulting yield.]

                        POOLING AND SERVICING AGREEMENT


GENERAL


         The certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of ____________ 1, 199_, by and among Morgan Stanley Capital I Inc., the master servicer and the trustee.

         Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Class [ ] certificates. Morgan Stanley Capital I Inc. will provide to a prospective or actual Class [ ] certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Morgan Stanley & Co. Incorporated, ____________________________ New York, New York _____.


ASSIGNMENT OF THE MORTGAGE LOANS


         On or prior to the Closing Date, Morgan Stanley Capital I Inc. will assign or cause to be assigned the mortgage loans, without recourse, to the trustee for the benefit of the certificateholders. Prior to the Closing Date, Morgan Stanley Capital I Inc. will, as to each mortgage loan, deliver to the trustee, or the custodian, among other things, the following documents:

         (1) the original or, if accompanied by a "lost note" affidavit, a copy of the mortgage note, endorsed by ____________________ which transferred the mortgage loan, without recourse, in blank or to the order of trustee;

         (2) the original mortgage or a certified copy of the mortgage, and any intervening assignments, or certified copies of the intervening assignments, in each case with evidence of recording thereon;

         (3) an assignment of the mortgage, executed by the ____________________ which transferred the mortgage loan, in blank or to the order of the trustee, in recordable form;

         (4) assignments of any related assignment of leases, rents and profits and any related security agreement if, in either case, the item is a document separate from the mortgage, executed by ____________________ which transferred the mortgage loan, in blank or to the order of the trustee;

         (5) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the mortgage or mortgage note have been modified or the mortgage or mortgage note has been assumed; and

         (6) the originals or certificates of a lender's title insurance policy issued on the date of the origination of the mortgage loan or, with respect to each mortgage loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located.

         The Pooling and Servicing Agreement will require Morgan Stanley Capital I Inc. promptly, and in any event within _____ days of the Closing Date, to cause each assignment of the mortgage described in clause (3) above to be submitted for recording in the real property records of the jurisdiction in which the related mortgaged property is located. Any assignment delivered in blank will be completed to the order of the trustee prior to recording. The Pooling and Servicing Agreement will also require Morgan Stanley Capital I Inc. to cause the endorsements on the mortgage notes delivered in blank to be completed to the order of the trustee.

THE [MASTER] SERVICER

         General. ____________________, a __________________ corporation, will act as [master] servicer for the certificates pursuant to the Pooling and Servicing Agreement. The [master] servicer[, a wholly-owned subsidiary of __________,] [is engaged in the mortgage banking business and originates, purchases, sells and services mortgage loans. _________________ primarily originates mortgage loans through a branch system consisting of _______________________ offices in __________ states, and through mortgage loan brokers.]

         The executive offices of the [master] servicer are located at _______________, telephone number

(--)----------.


         Delinquency and Foreclosure Experience. The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four- family residential mortgage loans included in the [master] servicer's servicing portfolio, which includes mortgage loans that are subserviced by others. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.

                             As of December 31, 19          As of December 31, 19              As of   , 19
                             -----------------------        -----------------------            ------------
                            By No. of       By Dollar     By No. of      By Dollar       By No. of      By Dollar
                              Loans         Amount of       Loans        Amount of         Loans        Amount of
                            ---------         Loans       ---------        Loans         ---------        Loans
                                            ---------                    ---------                      ---------

                                                        (Dollar Amount in Thousands)

Total Portfolio             ---------       $--------     ---------      $--------       ---------      $--------

Period of Delinquency

  31 to 59 days

  60 to 89 days

  90 days or more           ---------       ---------     ---------      ---------       ---------      ---------

Total Delinquent Loans      ---------       $--------     ---------      $--------       ---------      $--------

Percent of Portfolio            %               %             %               %              %               %

Foreclosures pending (1)

Percent of Portfolio            %               %             %               %              %               %

Foreclosures

Percent of Portfolio            %               %             %               %              %               %

--------------------

(1) Includes bankruptcies which preclude foreclosure.


         There can be no assurance that the delinquency and foreclosure experience of the mortgage loans comprising the mortgage pool will correspond to the delinquency and foreclosure experience of the [master] servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool.


CERTIFICATE ACCOUNT


         The [master] servicer is required to deposit on a daily basis all amounts received with respect to the mortgage loans of the mortgage pool, net of its servicing compensation, into a separate certificate account maintained with ____________. Interest or other income earned on funds in the certificate account will be paid to the [master] servicer as additional servicing compensation. See "Description of the Trust Funds--Assets" and "Description of the Agreements--Certificate Account and Other Collection Accounts" in the prospectus.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

[Include description of Servicing Standard]
 -----------------------------------------

         The compensation to be paid to the master servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each mortgage loan, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal balance and for the same period respecting which any related interest payment on the mortgage loan is computed. The Servicing Fee Rate [with respect to each mortgage loan equals % per annum] [equals the weighted average of the excesses of the mortgage rates over the respective Net Mortgage Rates].

         As additional servicing compensation, the master servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from borrowers, together with any interest or other income earned on funds held in the certificate account and any escrow accounts. The Servicing Standard requires the master servicer to, among other things, diligently service and administer the mortgage loans on behalf of the trustee and in the best interests of the certificateholders, but without regard to the master servicer's right to receive additional servicing compensation. The master servicer is obligated to pay certain ongoing expenses associated with the mortgage pool and incurred by the master servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation payable to the master servicer and for information regarding expenses payable by the master servicer [and "Federal Income Tax Consequences" in this prospectus supplement regarding certain taxes payable by the master servicer].


REPORTS TO CERTIFICATEHOLDERS


         On each Distribution Date the master servicer shall furnish to each certificateholder, to Morgan Stanley Capital I Inc., to the trustee and to the rating agency a statement setting forth information with respect to the mortgage loans and the certificates required pursuant to the Pooling and Servicing Agreement. In addition, within a reasonable period of time after each calendar year, the master servicer shall furnish to each person who at any time during the calendar year was the holder of a certificate a statement containing information with respect to the certificates required pursuant to the Pooling and Servicing Agreement, aggregated for the calendar year or portion of the calendar year during which the person was a certificateholder. See "Description of the Certificates--Reports to Certificateholders" in the prospectus.


VOTING RIGHTS


         At all times during the term of this Agreement, the voting rights shall be allocated among the classes of certificateholders in proportion to the respective certificate balances of their certificates [net, in the case of the Class [ ], Class [ ] and Class [ ] certificates, of any uncovered portion of the related certificate balance]. Voting rights allocated to a class of certificateholders shall be allocated among these certificateholders in proportion to the Percentage Interests evidenced by their respective certificates.

TERMINATION


         The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of the final payment or other liquidation of the last mortgage loan or REO Property subject thereto, and the purchase of all of the assets of the trust fund by the master servicer.

         Written notice of termination of the Pooling and Servicing Agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar specified in the notice of termination. In no event, however, will the trust fund created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Pooling and Servicing Agreement.

         Any purchase by the master servicer of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the greater of the aggregate fair market value of all the mortgage loans and REO Properties then included in the trust fund, as mutually determined by the master servicer and the trustee, and the excess of:

     o the sum of (a) the aggregate Purchase Price of all the mortgage loans then included in the trust fund and (b) the fair market value of all REO Properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer and the trustee, over

     o the aggregate of amounts payable or reimbursable to the master servicer under the Pooling and Servicing Agreement.

         The purchase will effect early retirement of the then outstanding Class [ ] certificates, but the right of the master servicer to effect the termination is subject to the requirement that the aggregate Stated Principal Balance of the mortgage loans then in the trust fund is less than __% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. [In addition, the master servicer may at its option purchase any class or classes of Class [ ] certificates with a certificate balance less than __% of the original balance thereof at a price equal to the certificate balance plus accrued interest through ---------.]



                                 USE OF PROCEEDS

         The net proceeds from the sale of Class [ ] certificates will be used by Morgan Stanley Capital I Inc. to pay the purchase price of the mortgage loans.

                         FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Class [ ] certificates, _______________________________, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the trust fund will qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code").

         For federal income tax purposes, the Class [ ] certificates will be the sole class of "residual interests" in the REMIC and the Class [ ], Class [ ] and Class [ ] certificates will be the "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

         See "Federal Income Tax Consequences--REMICS" in the prospectus.

         [The Class [ ] certificates [may][will not][will] be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to ___% [CPR][SPA]. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates" and "--Original Issue Discount" in the prospectus.]

         The Class [ ] certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such class of certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates" and "--Premium" in the prospectus.

         [The Class [ ] certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code] and "Real Estate Assets" within the meaning of Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the REMIC underlying such certificates would be so treated.] [In addition, interest (including original issue discount) on the Class [ ] certificates will be interests described in Section 856(c)(3)(B) of the Code to the extent that such Class [ ] certificates are treated as "Real Estate Assets" under Section 856(c)(4)(A) of the Code.] [Moreover, the Class [ ] certificates will be "obligation[s] . . . which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code.] [The Class [ ] certificates will not be considered to represent an interest in "loans
 . . . secured by an interest in real property" within the meaning of Section 7701 (a)(19)(C)(v) of the Code.] See "Federal Income Tax Consequences--REMICS" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the Class [ ] certificates, see "Federal Income Tax Consequences--REMICS" in the prospectus.

                              ERISA CONSIDERATIONS

         [A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities and Keogh plans , or of a collective investment fund or insurance company general or separate account in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (together, "Plans") should carefully review with its legal advisors whether the purchase or holding of Class [ ] certificates could give rise to a transaction that is prohibited or is not otherwise permitted under either ERISA or Section 4975 of the Code.

         [The U.S. Department of Labor issued an exemption, Prohibited Transaction Exemption 90-24, as amended (the "Exemption"), to Morgan Stanley & Co. Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class [ ] certificates.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class [ ] certificates or a transaction in connection with the servicing, operation and management of the trust fund to be eligible for exemptive relief thereunder. First, the acquisition of the Class [ ] certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class [ ] certificates must not be subordinate to the rights and interests evidenced by the other certificates of the trust with respect to the right to receive payment in the event of default or delinquencies in underlying assets of the trust. Third, the Class [ ] certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA , Inc. Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group", which consists of any Underwriter, Morgan Stanley Capital I Inc., the master servicer, each sub-servicer, any insurer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Class [ ] certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Class [ ] certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         [Because the Class [ ] certificates are not subordinate to any other class of certificates with respect to the right to receive payment in the event of default or delinquencies on the underlying assets of the trust, the second general condition set forth above is satisfied with respect to such certificates. It is a condition of the issuance of the Class [ ] certificates that they be rated [not lower than] "____" by ___________________. A fiduciary of a Plan contemplating purchasing a Class [ ] certificate in the secondary market must make its own determination that at the time of such acquisition, the Class [ ] certificates continue to satisfy the third general condition set forth above. Morgan Stanley Capital I Inc. expects that the fourth general condition set forth above will be satisfied with respect to the Class [ ] certificates. A fiduciary of a Plan contemplating purchasing a Class [ ] certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to such Class [ ] certificate.

         Before purchasing a Class [ ] certificate, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1. See "ERISA Considerations" in the prospectus.

         Any Plan fiduciary considering whether to purchase a Class [ ] certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Prospective purchasers that are insurance companies should consult with their counsel regarding whether the United States Supreme Court's decision in the case of John Hancock v. Harris Trust Savings Bank, 510 U.S. 86 (1993) affects their ability to make purchases of Class [ ] certificates and the extent to which Prohibited Transaction Class Exemption ("PTCE 95-60") may be available. [Any purchaser of a [class] certificate will be [required/deemed to] represent that either (a) it is not a Plan, and is not purchasing such certificate on behalf of or with assets of the Plan, or (b) it is an insurance company which is purchasing the certificates with funds contained in an insurance company general account (as defined in PTCE 95-60), and the purchase and holding of the certificate is covered under Section I and III of PTCE 95-60. See "ERISA Considerations" in the prospectus.] [Because the trust does not contain only assets to which the Exemption applies, Class [ ] certificates shall not be transferred and the trustee shall not register any proposed transfer of Class [ ] certificates unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the Class [ ] certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or (ii) an opinion of counsel in form and substance satisfactory to the trustee and the depositor that the purchase or holding of the Class [ ] certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or subject the trustee, any servicer or the depositor to any obligation in addition to those undertaken in the trust agreement.]

                                LEGAL INVESTMENT

         The Class [ ] certificates will constitute "Mortgage Related Securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in at least the second highest rating category by the rating agency, and, as such, will be legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or federal or state banking, insurance or other regulatory authorities should review applicable rules, supervisory policies and guidelines, since some restrictions may apply to investments in the certificates. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities, in particular insurance companies, to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether, and to what extent, the Class [___] certificates constitute legal investments for these investors.

         The Class [___] certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class [___] certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class [___] certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class [___] certificates will constitute legal investments for them.

         [Except as to the status of the Class [___] certificates as "mortgage related securities," no] [No] representations as to the proper characterization of the certificates for legal investment, financial regulatory or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

         See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between Morgan Stanley Capital I Inc. and the underwriter, the Class [ ] certificates will be purchased from Morgan Stanley Capital I Inc. by the underwriter, an affiliate of Morgan Stanley Capital I Inc., upon issuance. Distribution of the Class [ ] certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to Morgan Stanley Capital I Inc. from the certificates will be __% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date at a rate of __% per annum, before deducting expenses payable by Morgan Stanley Capital I Inc. In connection with the purchase and sale of the Class [ ] certificates, the underwriter may be deemed to have received compensation from Morgan Stanley Capital I Inc. in the form of underwriting discounts.

         Morgan Stanley Capital I Inc. also has been advised by the underwriter that it, through one or more of its affiliates currently expects to make a market in the Class [ ] certificates offered by this prospectus supplement; however, it has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Class [ ] certificates will develop.

          Morgan Stanley Capital I Inc. has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for Morgan Stanley Capital I Inc. by __________________ and for the underwriter by ____________________.

                                     RATING

         It is a condition to issuance that the Class [ ] certificates be rated [not lower than] "______" by ________________. However, no person is obligated to maintain the rating on the Class [ ] certificates, and _______________ is not obligated to monitor its rating following the Closing Date.

         ________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled. _____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. _________________'s rating on the Class [ ] certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. [The rating of the Class [ ] certificates does not address the possibility that the holders of these certificates may fail to fully recover their initial investments.] See "Risk Factors" in this prospectus supplement.

         There can be no assurance as to whether any rating agency not requested to rate the Class [ ] certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the Class [ ] certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the rating assigned by ________________'s pursuant to Morgan Stanley Capital I Inc.'s request.

         The rating of the Class [ ] certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust fund may issue.


         "Accrued Certificate Interest" means, with respect to any class of certificates and any Distribution Date, an amount equal to thirty days' interest accrued during the related Interest Accrual Period at the pass-through rate applicable to such class of certificates for such Distribution Date accrued on the related [certificate balance] [Classes [ ] notional amount] outstanding immediately prior to such Distribution Date. The pass-through rate applicable to such class of certificates for any Distribution Date [is fixed and is set forth on the cover hereof][will equal the Weighted Average Class [ ] Remittance Rate.

         "Aggregate Mortgage Loan Negative Amortization" means, for any Distribution Date, the aggregate of any negative amortization in respect of the mortgage loans for their respective Due Dates during the related Due Period.

         "Available Distribution Amount" means, with respect to any Distribution
Date:

         (a) the sum of (i) the amount on deposit in the certificate account as of the close of business on the related Determination Date, (ii) the aggregate amount of any advances made by the master servicer in respect of the Distribution Date and (iii) the aggregate amount deposited by the master servicer in the certificate account in respect of the Distribution Date in connection with Prepayment Interest Shortfalls incurred during the related Due Period, net of

         (b) the portion of the amount described in clause (a)(i) hereof that represents (i) monthly payments due on a Due Date subsequent to the end of the related Due Period, (ii) any voluntary principal prepayments and other unscheduled recoveries on the mortgage loans received after the end of the related Due Period or (iii) any amounts payable or reimbursable therefrom to any person.

         "Class [ ] Interest Allocation Percentage" means, for any Distribution Date a percentage equal to a fraction, expressed as a percentage, the numerator of which is equal to the product of (a) the Class [ ] Balance [(net of any Uncovered Portion thereof)] outstanding immediately prior to such Distribution Date, multiplied by (b) the pass-through rate for the Class [ ] certificates for such Distribution Date, and the denominator of which is the product of (x) the aggregate Stated Principal Balance of the mortgage loans outstanding immediately prior to such Distribution Date, multiplied by (y) the Weighted Average Net Mortgage Rate for such Distribution Date.

         "Class [ ] Principal Distribution Amount" for any Distribution Date will equal the sum of:

         (i) the product of the Scheduled Principal Distribution Amount and the Class [ ] Scheduled Principal Distribution Percentage,

         (ii) the product of the Senior Accelerated Percentage and all principal prepayments received during the related Due Period, and

         (iii) to the extent not previously advanced, [the lesser of the Class [ ] Scheduled Principal Distribution Percentage of the Stated Principal Balance of the mortgage loans and the Senior Accelerated Percentage of the Unscheduled Principal Distribution Amount net of any prepayment amounts described in clause (ii) above.

         [Initially, the Senior Accelerated Percentage will equal 100%. Thereafter, the Senior Accelerated Percentage may be reduced under certain circumstances. [Describe circumstances]]

         "Class [ ] Remittance Rate" means, with respect to any mortgage loan as of any date of determination:

         (a) prior to the first Interest Rate Adjustment Date of the mortgage loan, an amount equal to the related mortgage rate then in effect minus basis points and

         (b) from and after the first Interest Rate Adjustment Date of the mortgage loan, an amount equal to the related mortgage rate then in effect minus the excess of the related Gross Margin over basis points.

         "Class [ ] Scheduled Principal Distribution Percentage" means, for any Distribution Date, an amount equal the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the Class [ ] balance outstanding immediately prior to such Distribution Date, and the denominator of which is the lesser of (i) the sum of the Class [ ] balance, the Class [ ] balance and the Class [ ] balance and (ii) the aggregate Stated Principal Balance of the mortgage loans, in either case outstanding immediately prior to such Distribution Date.]

         "Class Negative Amortization" means, with respect to any class of certificates for any Distribution Date, an amount equal to such class' allocable share of the aggregate mortgage loan negative amortization for such Distribution Date.

         "Class Prepayment Percentage" means, with respect to any class of certificates, other than the Class [ ], Class [ ] and Residual Certificates, and any Distribution Date, a fraction, expressed as a percentage,

o         o       the numerator of which is the portion of the Principal
                  Distribution Amount to be distributed to the holders of the class of certificates on the Distribution Date, and

o         o       the denominator of which is the total Principal Distribution
                  Amount for the Distribution Date.]

         "Closing Date" means [        ].

         "Conversion Price" means, with respect to any mortgage loan, the outstanding principal balance of the mortgage loan plus accrued interest thereon net of any subservicing fees.

         "Cut-off Date" means ____________________________.

         "Determination Date" means, with respect to any Distribution Date, the [ ] business day prior to the related Distribution Date.

         "Distribution Date" means the [ ] business day of each month or, if this day is not a business day, the next succeeding business day, commencing _______________, 199_.

         "Due Dates" means dates upon which the related scheduled payments are due and occur on the first day of each month.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Gross Margin" means that fixed percentage, generally, as specified in the loan documents, that is added to the Index upon which the interest rate is based to determine the interest rate for an adjustable rate mortgage loan.

         "Index" means [                     ].

         "Interest Accrual Period" means with respect to the certificates, the calendar month preceding the month in which the Distribution Date occurs.

         "Interest Distribution Amount" means, with respect to any class of certificates and any Distribution Date, the portion of the accrued certificate interest in respect of such class of certificates for such Distribution Date that is net of such class's allocable share of (i) [the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the mortgage loans during the related Due Period] [the Net Aggregate Prepayment Interest Shortfall] [; and (ii) the Aggregate Mortgage Loan Negative Amortization. The portion of Net Aggregate Prepayment Interest Shortfall [and the Aggregate Mortgage Loan Negative Amortization] for any Distribution Date that will be allocated to the Class [ ] certificates on such Distribution Date will be equal to the then applicable Class [ ] Interest Allocation Percentage.

         "Interest Rate Adjustment Date" means the date on which the interest rate for an adjustable rate mortgage loan will be adjusted, generally, as specified in the related note.

         "Net Aggregate Prepayment Interest Shortfall" means with respect to any Distribution Date, the aggregate portion of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments on the mortgage loans during the related Due Period that are not covered by the application of servicing compensation of the master servicer for the related Due Period.

         "Net Mortgage Rate" means, with respect to any mortgage loan as of any date of determination, an amount equal to the related mortgage rate then in effect minus __ basis points.

         "Original LTV Ratio" is a fraction, expressed as a percentage:

o         o       the numerator of which is the principal balance of a mortgage loan on the date of its origination, and the

o         o       denominator of which is [in general] the lesser of

o         o       the appraised value of the related mortgaged property as
                  determined by an appraisal of the mortgaged property obtained in connection with the origination of the mortgage loan and

o         o       the sale price of the mortgaged property at the time of the origination.

         "Payment Adjustment Date" means the date on which the monthly payment on an adjustable mortgage loan will be adjusted, generally, as specified in the related loan documents.

         "Payment Cap" means the provisions in the Pooling and Servicing Agreement which provide that the adjustment of the amount of the monthly payment on a Payment Adjustment Date may not result in a monthly payment that increases by more than ___%--or, in some cases, decreases by more than ___%--of the amount of the monthly payment in effect immediately prior to the Payment Adjustment Date.

         "Percentage Interest" is equal to the initial denomination of an offered certificate as of the Closing Date divided by the initial certificate balance of the related class.

         "Plan" means an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or Section 4975 of the Code, or a "governmental plan," as defined in Section 3(32) of ERISA, that is subject to any federal, state or local law which is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code.

         "Pooling and Servicing Agreement" means the pooling and servicing agreement to be dated as of __________, 199_, by and among Morgan Stanley Capital I Inc., the master servicer and the trustee.

         "Prepayment Interest Shortfall" means, with respect to any Distribution Date and any mortgage loan, the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Rate, resulting from a principal prepayment on this mortgage loan during the related Collection Period and prior to the Due Date in the Collection Period. The shortfall may result because interest on a principal prepayment in full is paid by the related borrower only to the date of prepayment.

         "Realized Loss" means, any losses realized on a mortgage loan that is finally liquidated equal to the excess of the Stated Principal Balance of such mortgage loan remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts received (net of amounts reimbursable to the master servicer or any Sub-Servicer for advances and expenses, including attorneys' fees) towards interest and principal owing on the mortgage loan.

         "REO Account" means the certificate account and any account established in connection with REO Properties in which funds or assets are deposited from time to time.

         "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "Restricted Group" means Morgan Stanley Capital I Inc., the underwriter, the trustee, any servicer, any insurer and any borrower with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of these parties.

         "Scheduled Principal Distribution Amount" for any Distribution Date is equal to the aggregate of the principal portions of all monthly payments, including balloon payments, due during or, if and to the extent not previously received or advanced and distributed to certificateholders on a preceding Distribution Date, prior to the related Due Period, in each case to the extent paid by the related borrower or advanced by the master servicer and included in the Available Distribution Amount for such Distribution Date. The principal portion of any advances in respect of a mortgage loan delinquent as to its balloon payment will constitute advances in respect of the principal portion of such balloon payment.

         "Seller's Agreement" means the seller's agreement, to be dated as of [ ], 1999 to be assigned to [ ], as trustee, pursuant to the Pooling and Servicing Agreement. [ ], in its capacity as master servicer, will service the mortgage loans pursuant to the Pooling and Servicing Agreement.

         "Senior Accelerated Percentage" means, a percentage equal to 100% initially. Thereafter, the percentage may be reduced under certain circumstances. [Describe circumstances].

         "Servicing Fee" means the monthly amount, based on the Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans.

         "Servicing Fee Rate" means [ ] per annum each month payable with respect to a mortgage loan in connection with the Servicing Fee.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Stated Principal Balance" means, for any mortgage loan at any date of determination:

         o    the Cut-off Date balance of the mortgage loan, plus

         o any negative amortization added to the principal balance of the mortgage loan on any Due Date after the Cut-off Date to and including the Due Date in the Due Period for the most recently preceding Distribution Date], minus

         o    the sum of

                  o the principal portion of each monthly payment due on the mortgage loan after the Cut-off Date, to the extent received from the borrower or advanced by the master servicer and distributed to holders of the certificates before the date of determination,

                  o all principal prepayments and other unscheduled collections of principal received with respect to the mortgage loan, to the extent distributed to holders of the certificates before the date of determination, and

                  o any reduction in the outstanding principal balance of the mortgage loan resulting out of a bankruptcy proceeding for the related borrower.

         "Uncovered Portion" means, with respect to the class balance of any certificates, as of any date of determination, the portion thereof representing the excess, if any, of (a) class balance of such certificates then outstanding, over (b) the aggregate Stated Principal Balance of the mortgage loans then outstanding.

         "Unscheduled Principal Distribution Amount" means, for any Distribution Date, the sum of: (a) all voluntary principal prepayments received on the mortgage loans during the related Due Period; and (b) the excess, if any, of (i) all unscheduled recoveries received on the mortgage loans during the related Due Period, whether in the form of liquidation proceeds, condemnation proceeds, insurance proceeds or amounts paid in connection with the purchase of a mortgage loan out of the trust fund, exclusive in each case of any portion thereof payable or reimbursable to the master servicer in connection with the related mortgage loan, over (ii) the respective portions of the net amounts described in the immediately preceding clause (i) needed to cover interest (at the applicable Net Mortgage Rate in effect from time to time) on the related mortgage loan from the date to which interest was previously paid or advanced through the Due Date for such mortgage loan in the related Due Period [(exclusive of any portion of such interest added to the principal balance of such mortgage loan as negative amortization).]

         "Weighted Average Class [ ] Remittance Rate" means with respect to any class of certificates and any Distribution Date, the weighted average of the Class [ ] Remittance Rates in effect for the mortgage assets as of the commencement of the related Due Period.

                                                                         ANNEX A

                  [TITLE, SERIES OF MORTGAGE-BACKED SECURITIES]
                                   TERM SHEET


CUT-OFF DATE:             [ ] MORTGAGE POOL CUT-OFF DATE BALANCE:           $[ ]
DATE OF INITIAL ISSUANCE: [ ] REFERENCE DATE BALANCE:                       $[ ]
RELATED TRUSTEE:          [ ] PERCENT OF ORIGINAL MORTGAGE POOL REMAINING   [ ]%
                              AS OF REFERENCE DATE:
MATURITY DATE:            [ ]



    CLASS             PASS-THROUGH             INITIAL                 FEATURES
     OF                     RATE             CERTIFICATE
CERTIFICATES                                  PRINCIPAL
                                               BALANCE

     [ ]                  [ ]%                  $[ ]                     [ ]











[First MBS Distribution Date on which the mortgage-backed securities may receive a portion of prepayments: [date]]


MINIMUM SERVICING FEE RATE:*  [   ]% per annum           AS OF DATE OF
MAXIMUM SERVICING FEE RATE:*  [   ]% per annum           INITIAL ISSUANCE
                                                         ----------------

                                                  SPECIAL HAZARD AMOUNT:  $[   ]
                                                  BANKRUPTCY AMOUNT:      $[   ]
                                                  FRAUD LOSS AMOUNT:      $[   ]

------------------------------
*Combined Related Master Servicing and Subservicing Fee Rate.

                                     AS OF                   AS OF DATE OF
                                 DELIVERY DATE              INITIAL ISSUANCE
                                 -------------              ----------------
SENIOR PERCENTAGE                     [ ]%                        [ ]%
SUBORDINATE PERCENTAGE                [ ]%                        [ ]%


RATINGS:              RATING AGENCY            CLASS          VOTING RIGHTS:
                      -------------            -----          --------------
                           [ ]                                     [ ]
                           [ ]
                           [ ]
                           [ ]

      Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                                                                    (Version 1)


                 SUBJECT TO COMPLETION, DATED __________, 199__


      PROSPECTUS

                          MORGAN STANLEY CAPITAL I INC.
                                    Depositor


                       MORTGAGE PASS-THROUGH CERTIFICATES
                     (Issuable in series by separate trusts)




          Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

          o (i) conventional, fixed or adjustable interest rate mortgage loans secured by first and/or junior liens on one- to four-family residential properties, including participations therein

          o (ii) mortgage pass-through certificates and mortgage-backed securities evidencing interests therein or secured thereby and/or

          o (iii) certain direct obligations of the United States, agencies thereof or agencies created thereby.

The certificates of any series will not be obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.


--------------------------------------------------------------------------------

             INVESTING IN ANY SERIES OF CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE __ OF THIS PROSPECTUS.

--------------------------------------------------------------------------------

          The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                           ---------------------------


                The date of this prospectus is __________, ____.


                           MORGAN STANLEY DEAN WITTER

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


          Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:


          o (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

          o (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates. If the terms of a particular series of certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.


          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

          Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and Morgan Stanley Capital I Inc.'s telephone number is (212) 761-4700.

                                TABLE OF CONTENTS




                                                                            PAGE

Summary Of Prospectus..........................................................5
Risk Factors..................................................................12
Description Of The Trust Funds................................................21
   Assets.....................................................................21
   Mortgage Loans.............................................................22
   Mortgage-Backed Securities.................................................24
   Government Securities......................................................25
   Accounts...................................................................26
   Credit Support.............................................................26
   Cash Flow Agreements.......................................................26
Use Of Proceeds...............................................................27
Yield Considerations..........................................................27
   General....................................................................27
   Pass-Through Rate..........................................................27
   Timing Of Payment Of Interest..............................................27
   Payments Of Principal; Prepayments.........................................28
   Prepayments, Maturity And Weighted Average Life............................29
   Other Factors Affecting Weighted Average Life..............................30
The Depositor.................................................................33
Description Of The Certificates...............................................33
   General....................................................................33
   Distributions..............................................................34
   Available Distribution Amount..............................................35
   Distributions Of Interest On The Certificates..............................35
   Distributions Of Principal Of The Certificates.............................36
   Components.................................................................36
   Distributions On The Certificates Of Prepayment Premiums...................37
   Allocation Of Losses And Shortfalls........................................37
   Advances In Respect Of Delinquencies.......................................37
   Reports To Certificateholders..............................................38
   Termination................................................................41
   Book-Entry Registration And Definitive Certificates........................41
Description Of The Agreements.................................................43
   Assignment Of Assets; Repurchases..........................................44
   Representations And Warranties; Repurchases................................45
   Certificate Account And Other Collection Accounts..........................47
   Collection And Other Servicing Procedures..................................51
   Subservicers...............................................................52
   Realization Upon Defaulted Mortgage Loans..................................53
   Hazard Insurance Policies..................................................56
   Fidelity Bonds And Errors And Omissions Insurance..........................57
   Due-On-Sale Provisions.....................................................57
   Retained Interest; Servicing Compensation And Payment Of Expenses..........58
   Evidence As To Compliance..................................................58
   Matters Regarding A Master Servicer And The Depositor......................59
   Events Of Default..........................................................61
   Rights Upon Event Of Default...............................................61
   Amendment..................................................................62
   The Trustee................................................................63
   Duties Of The Trustee......................................................63
   Matters Regarding The Trustee..............................................64
   Resignation And Removal Of The Trustee.....................................64
Description Of Credit Support.................................................65
   General....................................................................65
   Subordinate Certificates...................................................66
   Cross-Support Provisions...................................................66
   Insurance Or Guarantees For The Mortgage Loans.............................66
   Letter Of Credit...........................................................66
   Insurance Policies And Surety Bonds........................................67
   Reserve Funds..............................................................67
   Credit Support For Mortgage-Backed Securities..............................68
Legal Aspects Of Mortgage Loans...............................................68
   General....................................................................68
   Types Of Mortgage Instruments..............................................69
   Interest In Real Property..................................................69
   Cooperative Loans..........................................................70
   Foreclosure................................................................71
   Junior Mortgages...........................................................77
   Anti-Deficiency Legislation And Other Limitations On Lenders...............77
   Environmental Legislation..................................................79
   Due-On-Sale Clauses........................................................79
   Prepayment Charges.........................................................80
   Subordinate Financing......................................................80

   Applicability Of Usury Laws................................................80
   Alternative Mortgage Instruments...........................................81
   Soldiers' And Sailors' Civil Relief Act Of 1940............................82
   Forfeitures In Drug And Rico Proceedings...................................82
Federal Income Tax Consequences...............................................83
   General....................................................................83
   Grantor Trust Funds........................................................83
   A......  Single Class Of Grantor Trust Certificates........................83
   B......  Multiple Classes Of Grantor Trust Certificates....................89
   C......  Sale Or Exchange Of A Grantor Trust Certificate...................93
   D......  Non-U.S. Persons..................................................94
   E......  Information Reporting And Backup Withholding......................95
   Remics.....................................................................96
   A......  Taxation Of Owners Of Remic Regular Certificates..................98
   B......  Taxation Of Owners Of Remic Residual Certificates................110
   Prohibited Transactions And Other Taxes...................................116
   Liquidation And Termination...............................................117
   Administrative Matters....................................................117
   Tax-Exempt Investors......................................................118
   Residual Certificate Payments--Non-U.S.Persons............................118
   Tax Related Restrictions On Transfers Of Remic Residual Certificates......118
State Tax Considerations.....................................................121
Erisa Considerations.........................................................121
   General...................................................................121
   Prohibited Transactions...................................................122
   Review By Plan Fiduciaries................................................126
Legal Investment.............................................................127
Plan Of Distribution.........................................................129
Legal Matters................................................................130
Financial Information........................................................130
Rating.......................................................................131
Incorporation Of Information By Reference....................................131
Glossary Of Terms............................................................133

                              SUMMARY OF PROSPECTUS


          This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.


                RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

 ISSUER....................    Each series of certificates will be issued by a
                               separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among Morgan Stanley Capital I Inc., one or more servicers and a trustee.

DEPOSITOR...................   Morgan Stanley Capital I Inc., a wholly-owned
                               subsidiary of Morgan Stanley Group Inc.

MASTER SERVICER.............   The  servicer or servicers for substantially
                               all the mortgage loans for each series of certificates, which servicer(s) may be affiliates of Morgan Stanley Capital I Inc., will be named in the related prospectus supplement.

TRUSTEE.....................   The trustee  for each series of  certificates
                               will be named in the related prospectus supplement.

                               THE MORTGAGE ASSETS

 GENERAL...................    Each trust will own the related mortgage loan,
                               including participations therein, and/or mortgage-backed securities or, if specified in the applicable prospectus supplement, direct obligations of the United States or agencies thereof or created thereby. You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and mortgage-backed securities included in each trust fund.

MORTGAGE LOANS..............   The mortgage loans in each trust will be
                               conventional, fixed or adjustable interest rate mortgage loans, or participations therein, secured by first and/or junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations.
                               Unless otherwise provided in the related prospectus supplement, all mortgage loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All mortgage loans will have been originated by persons other than Morgan Stanley
                               Capital I Inc.

MORTGAGE-BACKED SECURITIES...  The mortgage-backed securities in each trust will be mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by conventional, fixed or adjustable rate mortgage loans secured by first and/or junior liens on one- to four-family residential properties or shares issued by cooperative housing corporations.

GOVERNMENT SECURITIES.......   Each trust may own, in addition to the mortgage
                               loans and mortgage-backed securities, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal.


                                          OTHER ASSETS

 OTHER ASSETS..............    If so specified in the applicable prospectus
                               supplement, the trust fund may include the following agreements and other similar agreements:

                               o guaranteed investment contracts;

                               o interest rate exchange agreements;

                               o interest rate cap or floor contracts;

                               o currency exchange contracts; or

                               o other swap or notional balance contracts.

                               CREDIT ENHANCEMENT

SUBORDINATION...............   A series of certificates may include one or
                               more  classes of senior certificates  and one
                               or more  classes of  subordinate certificates.
                               The rights of the holders of subordinate
                               certificates of a series to receive
                               distributions will be subordinated to such
                               rights of the holders of the  senior
                               certificates of the same  series to the extent
                               and in the manner specified in the applicable
                               prospectus supplement. Subordination is intended
                               to enhance the likelihood of the timely receipt
                               by the senior certificateholders of their
                               proportionate shares of scheduled monthly
                               principal and interest payments on the related
                               mortgage loans and to protect them from losses.
                               This protection will be effected by:

                               o  the preferential right of the  senior
                                  certificateholders to receive, prior to any distribution being made in respect of the related subordinate certificates on each distribution date, current distributions on the related mortgage loans and mortgage-backed securities of principal and interest due them on each distribution date out of the funds available for distributions on such date;

                               o the right of such holders to receive future distributions on the mortgage loans and mortgage-backed securities that would otherwise have been payable to the holders of subordinate certificates; and/or

                               o  the prior allocation to the subordinate
                                  certificates of all or a portion of losses realized on the underlying mortgage loans and mortgage-backed securities.

OTHER TYPES OF CREDIT

ENHANCEMENT.................   If so specified in the applicable  prospectus
                               supplement, the certificates of any series, or any one or more classes of a series may be entitled to the benefits of other types of credit enhancement, including but not limited to:
                               o  limited guarantee

                               o financial guaranty insurance policy
                               o surety bond
                               o letter of credit
                               o mortgage pool insurance policy
                               o reserve fund
                               o cross-support

                               Any credit support will be described in the applicable prospectus supplement.

                          DISTRIBUTIONS ON CERTIFICATES


 GENERAL...................    Each series of certificates will consist of one
                               or more classes of certificates that will be entitled, to the extent of funds available, to one of the following:

                               o principal and interest payments in respect of the related mortgage loans and mortgage-backed securities;

                               o principal distributions, with no interest distribution;

                               o interest distributions, with no principal distributions;

                               o sequential or concurrent distributions of principal;

                               o  senior or subordinate distributions of
                                  interest and/or principal;

                               o distributions of interest after an interest accrual period; or

                               o such other distributions as are described in the applicable prospectus supplement.

INTEREST DISTRIBUTIONS......   With respect to each  series of  certificates
                               (other than certain classes of certificates which may be entitled to disproportionately low, nominal or no interest distributions), interest on the related mortgage loans and mortgage-backed securities at the weighted average of their mortgage rates (net of servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement), will be passed through to holders of the related classes of certificates in accordance with the particular terms of each such class of certificates. The terms of each class of certificates will be described in the related prospectus supplement.

                               Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the fixed, floating or weighted average pass-through rate for each class indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

PRINCIPAL...................   With respect to a  series of  certificates,
                               principal payments (including prepayments) on the related mortgage loans and mortgage-backed securities will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date.
                               Distributions in reduction of certificate balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement.

DISTRIBUTION DATES..........   The dates upon which distributions on each
                               series of certificates will be made will be specified in the related prospectus supplement.

ADVANCES....................   Unless otherwise provided in the related
                               prospectus supplement, in the event that a payment on a mortgage loan is delinquent, the master servicer will be obligated to make certain advances that the master servicer determines are recoverable. The master servicer will be reimbursed for advances as described in this prospectus and in the related prospectus supplement. The prospectus supplement for any series of certificates relating to a trust that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.


                     ADDITIONAL ASPECTS OF EACH SERIES OF CERTIFICATES

TERMINATION.................   If so specified in the  prospectus supplement
                               with respect to a series of certificates, all, but not less than all, of the mortgage loans and mortgage-backed securities in the related trust fund and any property acquired with respect to such mortgage loans may be purchased by the party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement. If so provided in the related prospectus supplement with respect to a series, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or on and after a date specified therein, the party specified therein will solicit bids for the purchase of all of the trust's assets, or of a sufficient portion of such assets to retire such class or classes, or purchase such assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain classes of certificates may be purchased subject to similar conditions.

FORMS OF CERTIFICATES.......   The  certificates will be issued either:

                               o in book-entry form through the facilities of The Depository Trust Company; or

                               o in fully registered, certificated form.

                               If you own book-entry certificates, you will not receive a physical certificates representing your ownership interest in such book-entry certificates, except under extraordinary circumstances. Instead, The Depository Trust Company will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through The Depository Trust Company and its participating organizations.

  TAX STATUS OF CERTIFICATES.. The treatment of the  certificates for federal income tax purposes will depend on:

                               o whether a "real estate mortgage investment conduit" election is made with respect to a series of certificates;

                               o if a "real estate mortgage investment conduit" election is made, whether the certificates are regular interests or residual interests; and

                               o  if a "real estate mortgage investment
                                  conduit" election is not made, the
                                  certificates will be treated as interests in a grantor trust.

ERISA CONSIDERATIONS........   If you are a fiduciary of any employee benefit
                               plan subject to the fiduciary responsibility provisions of the Employee Retirement Income
                               Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

LEGAL INVESTMENT............   The applicable  prospectus supplement will
                               specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                               1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

RATING........................  Certificates of any  series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class of certificates offered is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

                                o A security rating is not a recommendation to
                                  buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

                               o  Ratings do not address the effect of
                                  prepayments on the yield you may anticipate when you purchase your certificates.

                                  RISK FACTORS

          You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

 LACK OF A SECONDARY MARKET
MAY MAKE IT DIFFICULT FOR YOU
TO RESELL YOUR CERTIFICATES...  The liquidity of your  certificates may be limited.  You should consider that:

                                o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

                                o the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in such certificates, but no underwriter will be obligated to do so; and

                                o  unless specified in the applicable
                                   prospectus supplement, the certificates
                                   will not be listed on any securities
                                   exchange.



THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO PAY YOUR
CERTIFICATES IN FULL..........  Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I, Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                o loan repurchase obligations in connection with
                                  a breach of certain of the representations and warranties; and

                                o advances on delinquent loans, to the extent
                                  the master servicer deems the advance will be recoverable.

                                Because some of the representations and
                                warranties with respect to the mortgage loans and mortgage-backed securities may have been made and/or assigned in connection with transfers of the mortgage loans and mortgage-backed securities prior to the closing date, the rights fo the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                There may be accounts, as described in the related prospectus supplement maintained as credit support. The amounts in these accounts may be withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.




CREDIT ENHANCEMENT IS LIMITED
IN AMOUNT AND COVERAGE........  With respect to each  series of certificates, credit enhancement may be provided to cover losses on the underlying mortgage loans and mortgage-backed securities up to specified amounts.

                                Regardless of the form of credit enhancement provided:

                                o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

                                o the amount of coverage may provide only very limited coverage as to certain types of losses such as hazard losses, bankruptcy losses and fraud losses, and may provide no coverage as to certain other types of losses; and

                                o all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

                                In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates.

                                The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

                                None of Morgan Stanley Capital I Inc.,
                                any servicer, or any of their affiliates, will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

CHANGES IN CONDITIONS IN
THE  REAL ESTATE MARKET
WILL AFFECT MORTGAGE
LOAN PERFORMANCE..............  An investment in securities such as the certificates, which generally represent
                                interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the borrower's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

                                If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust fund and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the servicer's or other servicers' servicing portfolios.

                                To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, holders of certificates of the series will bear all risk of loss resulting from default by borrowers. Such loss may also be greater than anticipated as a result of a decline in real estate values.

GEOGRAPHIC CONCENTRATION
MAY INCREASE RATES OF LOSS AND
DELINQUENCY...................  In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage assets in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies.

                                The ability of borrowers to make payments on the mortgage assets may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as borrowers relying on commission income and self-employed borrowers). Such occurrences may accordingly affect the actual rates of delinquencies, foreclosure and losses with respect to any trust fund.

THE  RATE OF PREPAYMENT ON
MORTGAGE ASSETS MAY ADVERSELY
AFFECT AVERAGE LIVES AND
YIELDS ON CERTIFICATES........  The yield of the  certificates of each series will depend in part on the rate of
                                principal payment on the mortgage loans and mortgage-backed securities (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans and mortgage-backed securities, in particular:

                                The  yield on  classes of  certificates
                                entitling their holders primarily or
                                exclusively to payments of interest or
                                primarily or exclusively to payments of
                                principal will be extremely sensitive to the rate of prepayments on the related mortgage loans and mortgage-backed securities; and

                                The yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans and mortgage-backed securities than other classes of certificates.

                                The rate of prepayments on mortgage loans is influenced by a number of factors, including:

                                o  prevailing mortgage market interest rates;

                                o  local and national economic conditions;

                                o  homeowner mobility; and

                                o  the ability of the borrower to obtain
                                   refinancing.

                                In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate fees payable to the servicer or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans and mortgage-backed securities in the related trust fund are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans and mortgage-backed securities in the related trust fund. Classes of certificates identified in the applicable prospectus supplement as subordinate certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

RATINGS ON CERTIFICATES
REFLECT LIMITED ASSESSMENTS...  Any rating assigned by a  rating agency to a class of certificates will reflect such rating agency's assessment solely of the likelihood that holders of certificates of such class will receive payments to which they are entitled under the related pooling and servicing agreement. A rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans and mortgage-backed securities will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of certificates of the related series are entitled that is not covered by the applicable rating.

                                The amount, type and nature of credit support, if any, established with respect to a series of certificates will be determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The historical data supporting any such actuarial analysis may not accurately reflect future experience or accurately predict the actual delinquency, foreclosure or loss experience of the mortgage loans and mortgage-backed securities included in any trust fund.

RATINGS DO NOT
GUARANTY VALUE..............    If one or more rating agencies downgrade
                                certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

PAYMENTS IN FULL OF A BALLOON
LOAN DEPEND ON THE BORROWER'S
ABILITY TO REFINANCE THE
BALLOON LOAN OR SELL THE
MORTGAGED PROPERTY............  Certain of the mortgage loans  may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                o the level of available mortgage interest rates at the time of sale or refinancing;

                                o  the  borrower's equity in the related
                                   mortgaged property;

                                o  the financial condition of the mortgagor;

                                o  tax laws;

                                o  prevailing general economic conditions; and


                                o the availability of credit for single family real properties generally.


MORTGAGE LOANS SECURED BY
JUNIOR LIENS MAY ONLY BE
SATISFIED AFTER THE RELATED
FIRST LIEN MORTGAGE HAS BEEN
SATISFIED.....................  Certain of the mortgage loans may be secured by junior liens and the related first liens may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the mortgage loan. In the event that a holder of the first lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon.

OBLIGORS MAY DEFAULT IN
PAYMENT OF MORTGAGE LOANS.....  If so specified in the related  prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, a servicer or a subservicer will be permitted (within prescribed parameters) to extend and modify mortgage loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, such extensions or modifications may not increase the present value of receipts from or proceeds of mortgage loans.

THE HOLDERS OF  SUBORDINATE
CERTIFICATES WILL BEAR A
GREATER RISK OF PAYMENT DELAYS
AND LOSSES....................  The rights of holders of  subordinate certificates to receive distributions to which they would otherwise be entitled with respect to the mortgage loans and mortgage-backed securities will be subordinate to the rights of the servicer to receive its fee and reimbursement for advances and the holders of senior certificates to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate certificates.

                                The yields on the subordinate certificates may be extremely sensitive to the loss experience of the mortgage loans and mortgage-backed securities and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans and mortgage-backed securities exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.


MORTGAGE LOAN ACCELERATION
CLAUSES MAY NOT BE ENFORCEABLE..Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

THERE ARE RESTRICTIONS
ON INVESTORS SUBJECT TO
ERISA.........................  Generally, ERISA applies to investments made by employee benefit plans and transactions
                                involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series. In particular, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank.

                         DESCRIPTION OF THE TRUST FUNDS

 Capitalized terms are defined in the "Glossary of Terms" beginning on page 133.


ASSETS


          The primary assets of each trust fund will include:

          o  single family mortgage loans and participations therein;

          o pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or participations therein;

          o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:


               o  interest-bearing securities,


               o  non-interest-bearing securities,

               o originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

               o interest-bearing securities from which the right to payment of principal has been removed; or

               o a combination of mortgage loans, mortgage-backed securities and government securities.

          The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of such mortgage loan or the issuer of such mortgage-backed securities.

          The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

General


          To the extent specified in the related prospectus supplement, the mortgage loans will be secured by (i) liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or (ii) on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere. To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.


          Mortgage Loan Information in Prospectus Supplements


          Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

               o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

               o  the type of property securing the mortgage loans;

               o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

               o the earliest and latest origination date and maturity date of the mortgage loans;

               o the weighted average (by principal balance) of the loan-to-value ratios at origination of the mortgage loans;

               o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

               o the states (or, if applicable, countries) in which most of the mortgaged properties are located;

               o information with respect to the prepayment provisions, if any, of the mortgage loans;

               o  any interest retained by a seller;

               o with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of such monthly payment adjustments; and

               o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

          If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.


Payment Provisions of the Mortgage Loans


          Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

               o have individual principal balances at origination of not less than $25,000;

               o  have original terms to maturity of not more than 40 years;
                  and

               o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement.

          Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated.

MORTGAGE-BACKED SECURITIES

          Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller and/or servicer of the underlying mortgage loans (or underlying mortgage-backed securities) will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

          Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

          Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing such mortgage-backed securities and other factors and generally will have been established for the mortgage-backed securities on the basis of requirements of either any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

          The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

          o the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

          o whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

          o the pass-through or bond rate of the mortgage-backed securities or formula for determining such rates, if any;

          o the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the issuer, servicer and trustee, as applicable;

          o certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

          o the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

          o the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities,

          o    the applicable servicing fees;

          o the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

          o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities; and

          o whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


GOVERNMENT SECURITIES


          The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

          o the original and remaining terms to stated maturity of the government securities;

          o whether such government securities are entitled only to interest payments, only to principal payments or to both;

          o the interest rates of the government securities or the formula to determine such rates, if any,

          o the applicable payment provisions for the government securities; and


          o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS


          Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."


CREDIT SUPPORT


          If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."


CASH FLOW AGREEMENTS


          If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, swap agreements, notional balance agreements, or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. (Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans and mortgage-backed securities (such as mortgage loans secured by mortgaged properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such cash flow agreement.

                                 USE OF PROCEEDS

          The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with such purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS


GENERAL


          The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."


PASS-THROUGH RATE


          Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

          The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST


          Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--The Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the certificate balance of accrual certificates and allocations of losses on the assets may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.


PAYMENTS OF PRINCIPAL; PREPAYMENTS


          The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series will correspond to the rate of principal payments on the assets in the related trust fund and is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets, and by the extent to which the servicer of any such mortgage loan is able to enforce these provisions. Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

          If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

          When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent specified in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

          The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS, MATURITY AND WEIGHTED AVERAGE LIFE

          The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

          If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

          Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

          In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

          Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below. The Constant Prepayment Rate represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. The Standard Prepayment Assumption represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of the Standard Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of the Standard Prepayment Assumption assumes a constant prepayment rate of 6% per annum each month.

          Neither the Constant Prepayment Rate nor the Standard Prepayment Assumption nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

          In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

          The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of the Constant Prepayment Rate, the Standard Prepayment Assumption or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of the Constant Prepayment Rate, the Standard Prepayment Assumption or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset


          If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that a number of mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

          With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate. In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

          The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased. In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

Defaults


          The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.


Foreclosures


          The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.


Refinancing


          At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.


Due-on-Sale Clauses


          Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

      Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL


      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:


            o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;


            o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

            o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

            o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

            o provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of the series;

            o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement; and/or

            o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component.

      If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange, but Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificate in Full."


DISTRIBUTIONS


      Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified therein, or by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT


      All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES


      Each class of certificates, other than classes of stripped principal certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the certificates of any class will be made on each distribution date -- other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of stripped principal certificates that are not entitled to any distributions of interest -- based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, [accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance thereof immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below]. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for such series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates" and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES


      The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets, may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement and, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, will be increased by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.


COMPONENTS


      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS


      If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS


      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES


      With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related determination date, subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series; provided, however, that any advance will be reimbursable from any amounts in the certificate account prior to any distributions being made on the certificates to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.


REPORTS TO CERTIFICATEHOLDERS


      Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

      (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest;

      (3)  the amount of  the distribution allocable to  prepayment premiums;

      (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

      (6) the aggregate principal balance of the assets at the close of business on that distribution date;

      (7) the number and aggregate principal balance of mortgage loans in respect of which:

          o   one scheduled payment is delinquent;

          o   two scheduled payments are delinquent;

          o   three or more scheduled payments are delinquent; and

          o   foreclosure proceedings have been commenced;

      (8) with respect to any mortgage loan liquidated during the related Due
Period:

          o the portion of such liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

          o   the amount of any loss to certificateholders;

      (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o   the loan number of the related mortgage loan; and

          o   the date of acquisition;

      (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

          o   the book value;

          o the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

          o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;


      (11) with respect to any REO property sold during the related Due Period:

          o   the aggregate amount of sale proceeds;

          o the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

      (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

      (13) the aggregate amount of principal prepayments made during the related Due Period;

      (14) the amount deposited in the reserve fund, if any, on the distribution date;

      (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

      (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

      (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

      (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

      (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

      (20) the aggregate amount of payments by the  borrowers of:

          o   default interest;

          o   late charges; and

          o assumption and modification fees collected during the related Due Period.


      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

      Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION


      The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

          o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

          o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES


      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, The Depository Trust Company.

      The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to The Depository Trust Company system also is available to indirect participants.

      If so provided in the related prospectus supplement, investors that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, these certificate owners will receive all distributions on the book-entry certificates through The Depository Trust Company and its participants. Under a book-entry format, certificate owners will receive payments after the related distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for The Depository Trust Company, on each distribution date, The Depository Trust Company will forward the payments to its participants which thereafter will be required to forward them to indirect participants or certificate owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede & Co., as nominee for The Depository Trust Company, and the certificate owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the participants who in turn will exercise their rights through The Depository Trust Company.

      Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners.

      Because The Depository Trust Company can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificate owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      The Depository Trust Company has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more participants to whose account with The Depository Trust Company interests in the book-entry certificates are credited.

      Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to The Depository Trust Company or its nominee only if:

          o Morgan Stanley Capital I Inc. advises the trustee in writing that The Depository Trust Company is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor; or

          o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through The Depository Trust Company.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, The Depository Trust Company is required to notify all participants of the availability through The Depository Trust Company of definitive certificates for the certificate owners. Upon surrender by The Depository Trust Company of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue (or cause to be issued) to the certificate owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

          o A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.


          o A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036.
Attention: Mortgage Securities.


ASSIGNMENT OF ASSETS; REPURCHASES


      At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

          o in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and


          o in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent specified in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified therein to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

      The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES


      Unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

          o the existence of title insurance insuring the lien priority of the mortgage loan;

          o   the authority of the warrantying party to sell the mortgage loan;

          o the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any warrantying party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

      Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer and/or trustee will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests therein of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

          o the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price or;

          o if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

          o if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

      Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

      Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

      Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

          o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

          o   the authority of the warrantying party to sell the assets.

      The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "Events of Default" and "Rights Upon Event of Default" below.


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

General


      The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:


          o the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, to the limits established by the Federal Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

          o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

      The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others. Deposits

      A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

      1. all payments on account of principal, including principal prepayments, on the assets;

      2. all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

      3. all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

       6. any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      7. all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

      8. any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      9. to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

      10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      11. any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12. any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.


Withdrawals


      A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

      1. to make distributions to the certificateholders on each distribution date;

      2. to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      3. to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

      4. to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

      5. if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

      6. to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the Depositor;

      7. if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      8. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      9. unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

      10. to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

      11. to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on this type of property;

      12. if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Taxes";

      13. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

      14. to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      15. to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

      16. to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases" or otherwise;

      17. to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      18. to clear and terminate the certificate account at the termination of the trust fund.


      Other Collection Accounts


      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES


      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

          o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

          o in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

      The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

          o in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

          o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

      The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

SUBSERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

      Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED  MORTGAGE LOANS

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o   monitor any mortgage loan which is in default;

          o   contact the borrower concerning the default;

          o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

          o initiate corrective action in cooperation with the borrower if cure is likely;

          o   inspect the mortgaged property; and

          o   take any other actions as are consistent with the Servicing
              Standard.

      A significant period of time may elapse before the master servicer is able to assess the success of such corrective action or the need for additional initiatives.

      The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

      Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer and/or the holder or holders of certain classes of certificates a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

      If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for such defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to such defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

      If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

          o   institute foreclosure proceedings;

          o   exercise any power of sale contained in any mortgage;

          o   obtain a deed in lieu of foreclosure; or

          o otherwise acquire title to a mortgaged property securing the mortgage loan.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o the Internal Revenue Service grants an extension of time to sell the property; or

          o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to:

          o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

          o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

          o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

          o that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

      If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "Hazard Insurance Policies" and "Description of Credit Support."


HAZARD INSURANCE POLICIES


      To the extent specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

          o the replacement cost of the improvements less physical depreciation; and

          o such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

      Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE


      To the extent specified in the related prospectus supplement, each Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.


DUE-ON-SALE PROVISIONS


      Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES


      The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

      To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.


EVIDENCE AS TO COMPLIANCE


      Each Agreement relating to assets which include mortgage loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of such statement, of firms of independent public accountants with respect to the related subservicer.

      Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

 MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable.

      To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      To the extent specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

          o specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

          o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;


          o incurred in connection with any violation of any state or federal securities law; or


          o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

      Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the


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

business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.


EVENTS OF DEFAULT


      Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

          o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

          o any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing Events of Default -- other than to shorten cure periods or eliminate notice requirements-- will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.


RIGHTS UPON EVENT OF DEFAULT


      So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a


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

certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the voting rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT


      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

          o   to cure any ambiguity;

          o to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein;

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

          o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          o   to comply with any requirements imposed by the Internal Revenue
              Code;

provided that the amendment -- other than an amendment for the purpose specified in clause (4) above-- will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      To the extent specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

          o reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

          o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          o modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

      However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.


THE TRUSTEE


      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE


      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties


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

specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

      Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

          o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE


      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged


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

bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL


      For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the credit support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          o   the nature and amount of coverage under the credit support;

          o any conditions to payment thereunder not otherwise described in this prospectus;

          o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

          o   the material provisions relating to such credit support; and

          o information regarding the obligor under any instrument of credit support, including:

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

          o   a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.


See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

SUBORDINATE CERTIFICATES


      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS


      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES  FOR THE MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT


      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or


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

more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS


      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS


      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

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

      Moneys deposited in any reserve funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

CREDIT SUPPORT  FOR MORTGAGE-BACKED SECURITIES

      If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund and/or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General," to the extent such information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

          o   be complete;

          o   reflect the laws of any particular state; or

          o encompass the laws of all states in which the security for the mortgage loans is situated.

      The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."


GENERAL


      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of


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

the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS


      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

          o a mortgagor--the borrower and usually the owner of the subject property, and

          o   a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among:

          o   a trustor--the equivalent of a borrower,


          o   a trustee to whom the mortgaged property is conveyed, and


          o a beneficiary--the lender--for whose benefit the conveyance is made.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.


INTEREST IN REAL PROPERTY


      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage or other instrument may encumber other interests in real property such as:


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

          o a tenant's interest in a lease of land or improvements, or both, and


          o   the leasehold estate created by the lease.

      A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.


COOPERATIVE LOANS


      If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

          o arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or


          o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

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


      Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.


FORECLOSURE

General


      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.


      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.



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Judicial Foreclosure


      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.


Equitable Limitations on Enforceability of Certain Provisions


      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.


Non-Judicial Foreclosure/Power of Sale


      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide


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notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


Public Sale


      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior


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mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.


REO Properties


      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

          o   the Internal Revenue Service grants an REO extension or

          o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

      Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

      In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from such property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate -- currently 35% or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100%


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rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.


Rights of Redemption


      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.


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

Cooperative Loans


      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender


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must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.


JUNIOR MORTGAGES


      Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS


      Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action


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against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.


      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.


      Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.


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ENVIRONMENTAL LEGISLATION


      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.


DUE-ON-SALE CLAUSES


      Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.


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

PREPAYMENT CHARGES


      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.


SUBORDINATE FINANCING


      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-- and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


APPLICABILITY OF USURY LAWS


      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

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

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o the interest rate, discount points and charges as are permitted in that state; or

          o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


ALTERNATIVE MORTGAGE INSTRUMENTS


      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:


      o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

      o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

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


      Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940


      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. Application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.


FORFEITURES IN DRUG AND RICO PROCEEDINGS


      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.


      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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


                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP or Latham & Watkins or Cadwalader, Wickersham & Taft, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.


GENERAL


      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS


      If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.


A.  SINGLE CLASS OF GRANTOR TRUST CERTIFICATES


      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Section 162 or 212 each grantor trust certificateholder


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

will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that such amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code
Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:


          o 3% of the excess of adjusted gross income over the applicable amount and


          o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when such amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and Coupons."

      Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans. . .secured by an interest in real property which is. . .residential property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and


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

              mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

          o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

          o a grantor trust certificate owned by a REMIC will represent "obligation[s] ... which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code
              Section 860G(a)(3).

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Internal Revenue Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Internal Revenue Code, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Internal Revenue Code. Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

          o   the total remaining market discount and

          o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

      For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

          o   the total remaining market discount and

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

          o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

      Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


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

B.  MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

      1.  Stripped Bonds and Stripped Coupons


      Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code
Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

          o the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

          o no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

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

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A) and "loans . .
 . secured by, an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.

Grantor trust certificates will be "obligation[s] ... which [are] principally secured, by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A).



      2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

      The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans and mortgage-backed securities should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the lender, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment


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Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption -- of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans


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and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset -- i.e., points -- will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities -- e.g., that arising from a "teaser" rate -- would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of such amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.


C.  SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE


      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.


      Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.


      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a


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"conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust;

          o   the grantor trust certificate is part of a straddle;

          o the grantor trust certificate is marketed or sold as producing capital gain; or


          o other transactions to be specified in Treasury regulations that have not yet been issued.


If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


D.  NON-U.S. PERSONS


      Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to

o         an owner that is not a U.S. Person  or

o a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

      Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that such grantor trust certificateholder is not a U.S. Person and providing the name and address of such grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such


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

grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

 E.  INFORMATION REPORTING AND BACKUP WITHHOLDING

      The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either


          o the broker determines that the seller is a corporation or other exempt recipient, or


          o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

      Such a sale must also be reported by the broker to the Internal Revenue Service, unless either


          o   the broker determines that the seller is an exempt recipient or


          o the seller certifies its non-U.S. Person status and other conditions are met.

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

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS


      The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made:

          o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

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

          o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A); and

          o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code
              Section 856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the


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

Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code;

          o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

          o   whether the income on such certificates is interest described in
              Section 856(c)(3)(B) of the Internal Revenue Code.


A.  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing original issue discount are set forth in Internal Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

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

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for such class will be treated as the fair market value of such class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC

Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period -- an "accrual period" -- that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

          o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

          o the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC

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

              Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less


          o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.


      A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

          o   the interest is unconditionally payable at least annually;

          o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

      The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Internal Revenue Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

          1)  the total remaining market discount and

          2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

      For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

          1)  the total remaining market discount and

          2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code
Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in
Section 1272(a)(6) of the Internal Revenue Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code
Section 1221.


      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.


      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of

          o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o   the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.


      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.


      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.


      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any such certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans and mortgage-backed securities. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans and mortgage-backed securities remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

          o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

      If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Section 951(b) of the Internal Revenue Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:


          o the broker determines that the seller is a corporation or other exempt recipient, or


          o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:


          o   the broker determines that the seller is an exempt recipient or


          o the seller certifies its non-U.S. Person status (and other conditions are met).

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.


      On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B.  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES


      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions -- that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

          o the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

          o the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:


          o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,


          o   all bad loans will be deductible as business bad debts, and

          o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. The REMIC may elect under Internal Revenue Code
Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds such holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the Internal Revenue Service finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

          o 3% of the excess of the individual's adjusted gross income over the applicable amount or


          o 80% of the amount of itemized deductions otherwise allowable for the taxable year.


      The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "PASS-THROUGH INTEREST HOLDER" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual

Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:


          o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;


          o will be treated as "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

          o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased -- but not below zero -- by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "FEDERAL LONG-TERM RATE" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

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

      The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


PROHIBITED TRANSACTIONS AND OTHER TAXES


      The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o   the disposition of a mortgage loan or mortgage-backed security;

          o the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

          o   the receipt of compensation for services; or

          o gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

          o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be

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

              borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

          o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan, such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.


LIQUIDATION AND TERMINATION


      If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.


      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS


      Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for


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

another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


TAX-EXEMPT INVESTORS


      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE  PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.


      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX  RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a

REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "DISQUALIFIED ORGANIZATION" means:


      (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),


      (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income", and


      (C) a rural electric or telephone cooperative.


      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "PASS-THROUGH ENTITY" means:


          o a regulated investment company, real estate investment trust or common trust fund,


          o   a partnership, trust or estate and

          o   certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue

Service reporting provisions under Internal Revenue Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following:

          o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and

          o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:


          o the transferor conducted a reasonable investigation of the transferee and


          o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.


      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form 4224 or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.


      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.


                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS


GENERAL


      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code, impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA, and assets of these plans may be invested in the certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any governmental or church plan that is not subject to ERISA but is qualified under
Section 401(a) of the Internal Revenue Code and exempt from taxation under
Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.


      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

      General


      Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

      The United States Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

      Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Internal Revenue Code), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "BENEFIT PLAN

INVESTORS" include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.


      Availability of Underwriter's Exemption for Certificates


      The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) which exempts from the application of the prohibited transaction rules transactions relating to:

          o the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o the servicing, operation and management of those asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

            (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

            (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of the following rating agencies:
            Duff & Phelps Inc., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

            (4) The trustee is not an affiliate of the underwriter, the asset seller, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective affiliates (the "RESTRICTED GROUP");

            (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all


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

            payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith; and

            (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The trust fund must also meet the following requirements:

            (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

            (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

            (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

      On July 21, 1997, Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such receivables be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

            (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).
            (2) All receivables transferred after the closing date (the "ADDITIONAL OBLIGATIONS") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

            (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

            (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

            (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                  (ii) an independent accountant retained by Morgan Stanley
            Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

            (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

            (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.


            (8) The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account and/or capitalized interest
            account used in connection with a pre-funding account;


                  (ii)  the duration of the  pre-funding period;

                  (iii) the percentage and/or dollar amount of the pre-funding limit for the trust; and

                  (iv) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

            (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

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

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan; (iii) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of any of such parties (the "Restricted Group").

      Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied.


REVIEW BY PLAN FIDUCIARIES


      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the certificates offered thereby.

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

                                LEGAL INVESTMENT

      Each class of offered certificates will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. Unless otherwise described in the related prospectus supplement, each class that is rated in one of the two highest rating categories by at least one rating agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as such, will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, investors affected by the legislation will be authorized to invest in SMMEA certificates only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part I to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates shall review the "Supervisory Policy Statement on Investment Securities and End User Derivatives

Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and the Office of Thrift Supervision effective May 26, 1998, and by the National Credit Union Administration, effective October 1, 1998. The "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

      If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of SMMEA certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

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

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

      Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified therein may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft, Brown & Wood LLP or Latham & Watkins.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

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

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                    INCORPORATION OF INFORMATION BY REFERENCE

      The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. Morgan Stanley Capital I Inc. incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the trust until the termination of the offering of the certificates.

      As a recipient of this prospectus, you may request a copy of any document Morgan Stanley Capital I Inc. incorporates by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing or calling Morgan Stanley Capital I Inc. at Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: Mortgage Securities, telephone number (212) 761-4700.

      Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

      Copies of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago,

Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering Analysis and Retrieval system. Morgan Stanley Capital I Inc. has filed the registration statement, including all exhibits, through the EDGAR system and the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: Mortgage Securities, telephone number (212) 761-4700.

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

      "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

      "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

          o the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

                   o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

                   o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

                   o all amounts in the certificate account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

          o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

          o all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

          o if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related


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

              prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

          o unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

          o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

          o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

          o any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "New Regulations" means the regulations issued by the Treasury Department on October 6, 1997.

      "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

     "Payment Lag Certificates" means certain of the REMIC Regular Certificates.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling and servicing agreement.

      "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

      "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC and Regular Certificates.

      "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury Department.

      "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of the REMIC Regular Certificates.

      "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code.

      "Restricted Group" means the underwriter, the asset seller, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any of their respective.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Servicing Standard" means:

      o the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

      o     applicable law; and

      o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.
      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means:

          o with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

              o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

              o    the sales price for that property; and

          o with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it reltes shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                                                     (version 2)

               SUBJECT TO COMPLETION, DATED _______________, 199_

Prospectus Supplement

(To Prospectus dated ________________ __, 199_)


                               [$ ] (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 199__-__,
                                     ISSUER
                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES __________

                                  -----------




         Morgan Stanley Capital I Inc. is offering __ classes of its Series 199_-___ Commercial Mortgage Pass-Through Certificates which represent beneficial ownership interests in a trust fund. The trust fund's assets will primarily be ___ [fixed rate] [adjustable rate] mortgage loans secured by [first and/or junior] liens on ___ [multifamily] [commercial] properties, [mortgage participations, mortgage pass-through certificates, mortgaged-backed securities [and] [ direct obligations of the United States or other governmental agencies].

         The Series 199_-___ Certificates are not obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.


                                  -----------


         Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.


                                  -----------


         INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-17 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 13 OF THE PROSPECTUS.


                                  -----------


           CHARACTERISTICS OF THE CERTIFICATES OFFERED TO YOU INCLUDE:


          APPROXIMATE
           INITIAL
         CERTIFICATE                                            EXPECTED        RATED
           BALANCE OR     INITIAL                                FINAL          FINAL
           NOTIONAL     PASS-THROUGH      RATE       RATINGS  DISTRIBUTION   DISTRIBUTION
 CLASS      AMOUNT         RATE        DESCRIPTION  ([ ]/[ ])    DATE           DATE
-------- ------------   ------------   -----------  --------- ------------   ------------

Class [  ]..$................%......      Fixed
Class [  ]..$................%......      Fixed
Class [I/O].$................%......    [WAC/IO]
Class [  ]..$................%......      [WAC]



                                  -----------



         The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

         Morgan Stanley & Co. Incorporated will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated expects to deliver the certificates to purchasers on _____________ __, 199_. Morgan Stanley Capital I Inc. expects to receive from this offering approximately [ ]% of the initial principal balance of the certificates offered to you, plus accrued interest from ___________ __, 199_, before deducting expenses payable by Morgan Stanley Capital I Inc.


                                  -----------



                           MORGAN STANLEY DEAN WITTER


                           __________________ __, 199_

 With respect to the table on the cover page:

        o The amounts under the column "Approximate Initial Certificate Balance or Notional Amount" are approximate and may vary by up to 5%.

        o In the column "Rate Description," "WAC" means the weighted average coupon as described in this prospectus supplement and "Fixed" means fixed rate coupon. "WAC" and "Fixed" are descriptions of the type of pass-through rates borne by the related classes and "IO" designates that the related class is entitled only to distributions of interest.

        o The Class [I/O] Certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class [I/O] Certificates at their pass-through rate on their notional amount. The notional amount of the Class [I/O] Certificates is initially $[ ], [which is equal to the aggregate initial principal balance of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates. ]

        o The expected final distribution date is the date on which the class of certificates is expected to be paid in full, assuming timely payments will be made, no principal prepayments will be made, and otherwise based on certain maturity assumptions.

        o The rated final distribution date is the distribution date in _________. It is a date at least 36 months after the amortization term of the mortgage loan in the trust fund that has the longest amortization term.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

                                  -----------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----


 Executive Summary...........................................................S-4
 Summary Of Prospectus Supplement............................................S-6
 Risk Factors...............................................................S-17
 Mortgage Pool [MBS] Characteristics........................................S-41
   General..................................................................S-41
   [The Mortgage Backed Securities (MBS)]...................................S-41
   [The Index]..............................................................S-42
    Characteristics of the Mortgage Loans....... ...........................S-42
   Underwriting Standards...................................................S-52
   Additional Information...................................................S-52
 Description Of The Offered Certificates....................................S-52
    General.................................................................S-52
   Distributions............................................................S-54
   Subordination............................................................S-57
    Appraisal Reductions....................................................S-58
   Delivery, Form and Denomination..........................................S-58
   Book-Entry Registration..................................................S-59
   Definitive Certificates..................................................S-60
   Transfer Restrictions....................................................S-61
Yield, Prepayment And Maturity Considerations...............................S-61
   Yield....................................................................S-61
   [Yield on the Offered Certificates]......................................S-63
   [Rated Final Distribution Date]..........................................S-65
   Weighted Average Life of Offered Certificates............................S-65
 The Pooling Agreement......................................................S-69
   General..................................................................S-69
   Assignment of the Mortgage Loans.........................................S-69
   The Master Servicer......................................................S-70
   [Special Servicers]......................................................S-71
   [Certificate Account]....................................................S-71
   Servicing and Other Compensation and Payment of Expenses.................S-71
   Reports to Certificateholders............................................S-72
   [Voting Rights]..........................................................S-72
   Optional Termination.....................................................S-72
Legal Aspects Of The Mortgage Loans.........................................S-73
Use Of Proceeds.............................................................S-73
Federal Income Tax Consequences.............................................S-73
ERISA Considerations........................................................S-75
Legal Investment............................................................S-77
Plan Of Distribution........................................................S-78
Validity Of Offered Certificates............................................S-79
Ratings.....................................................................S-79
Glossary Of Terms...........................................................S-80

Appendix I.................................................................A-I-1
Appendix II...............................................................A-II-1
Appendix III.............................................................A-III-1

                                EXECUTIVE SUMMARY

         This Executive Summary highlights selected information regarding the certificates offered to you and underlying mortgage loans. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.


                              CERTIFICATE STRUCTURE



                                                                    APPROXIMATE                        APPROXIMATE
                                                                     INITIAL                           PERCENT OF
APPROXIMATE                                                        CERTIFICATE         RATINGS           TOTAL
CREDIT SUPPORT                                       CLASS           BALANCE          ([ ]/[ ])       CERTIFICATES
--------------                                   -----------       ------------       ---------       ------------
                  CLASS [I/O]                    CLASS [  ]        $                                         %
                  $ [       ]
       %          (approximate notional          CLASS [ ]         $                                         %
                  amount)
       %                                         CLASS [ ]         $                                         %
       %                                         CLASS [ ]         $                                         %
       %                                         CLASS [ ]         $                                         %
       %                                         CLASS [ ]         $                                         %

        o The percentages indicated under the columns "Approximate Credit Support" and "Approximate Percent of Total Certificates" with respect to the Class [ ] and Class [ ] Certificates represent the approximate credit support or total certificates, as applicable, for the Class [ ] and Class [ ] Certificates in the aggregate.

        o The Class [ ], Class [ ] and Class [ ] Certificates are not being offered to you.

        o The Series 1999-__-____ Class [R] and Class [LR] Certificates also represent ownership interests in the trust fund. These certificates are not being offered to you and are not represented in this table.

                                                CERTIFICATE SUMMARY

                         INITIAL
                       CERTIFICATE                                            INITIAL
         RATINGS      PRINCIPAL OR     % OF                                 PASS-THROUGH   WTD. AVG.     PRINCIPAL
 CLASS   [ ]/[ ]     NOTIONAL AMOUNT   TOTAL           DESCRIPTION              RATE       LIFE (YRS.)     WINDOW
 -----   -------     ---------------   -----           -----------          ------------   -----------   ---------
Offered Certificates
[ ]                         $            %             Fixed Rate                 %
[ ]                         $            %             Fixed Rate                 %
[I/O]                       $           N/A            [Interest Only:            %           N/A          N/A
                                                       Weighted Average Coupon]
[ ]                         $            %             [Weighted Average Coupon]  %
Non-Offered Certificates
[ ]                         $            %             [Weighted Average Coupon]  %
[ ]                         $            %             [Weighted Average Coupon]  %
[ ]                         $            %             [Weighted Average Coupon]  %

With respect to the table above:

        o The Class [ ], Class [ ] and Class [ ] Certificates are not represented in this table.

        o     The initial certificate balances may vary by up to 5%.

        o With respect to the column entitled "Description," "Weighted Average Coupon" and "Fixed Rate" are descriptions of the type of pass-through rates borne by the related classes and "Interest Only" designates that the related class is entitled only to distributions of interest.

        o The columns entitled "weighted average life" and "principal window" reflect the period during which distributions of principal are anticipated to be received, based on the assumption that the mortgage loans suffer no losses and are fully paid on their respective maturity dates.

        o The Class [I/O] Certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class [I/O] Certificates at its pass-through rate on its notional amount. The notional amount of the Class [I/O] Certificates is initially $[ ], which is equal to the [aggregate initial principal amount of the Class [ ], Class
              [  ], Class [ ] and Class [ ] Certificates. ]

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

 CERTIFICATES...................Your certificates represent beneficial interests in a trust fund created by Morgan Stanley
                                Capital I Inc. All payments to you will come only from the amounts received in connection with the assets of the trust fund. The trust fund's assets will primarily consist of:

                                o     [ ] [fixed rate] [adjustable rate]
                                      mortgage loans secured by [first and/or
                                      junior] liens on ___ [multifamily]
                                      [commercial] properties;

                                o     [mortgage participations];

                                o     [mortgage pass-through certificates];

                                o     [mortgaged-backed securities; and]

                                o [direct obligations of the United States or other governmental agencies].


TITLE OF CERTIFICATES...........Mortgage Pass-Through Certificates, Series
                                199_-__


MORTGAGE POOL...................The mortgage pool consists of approximately [ ]
                                mortgage loans with an aggregate principal balance as of _____, 199_ of approximately $ _____. As of _______ __, 199_, the outstanding principal balances of the mortgage loans in the mortgage pool ranged from $[ ] to $[ ] and the mortgage loans had an average balance of $[ ].

                           RELEVANT PARTIES AND DATES

ISSUER..........................Morgan Stanley Capital I 199__-__ Trust.

DEPOSITOR.......................Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley Group Inc.

MASTER SERVICER................._____________________, a _____________________.


[SUB-SERVICERS.................._____________________, a _____________________.]

[SPECIAL SERVICER..............._____________________, a _____________________.]

TRUSTEE........................._____________________, a _____________________.


MORTGAGE LOAN SELLER............_____________________, a _____________________.

CUT-OFF  DATE...................___________ __, 199_.
======= =


CLOSING DATE....................___________ __, 199_.

DISTRIBUTION DATE...............The ____ business day of each month, commencing in __________, 199_.

RECORD DATE.....................With respect to each distribution date, the close of business on the last business day of the preceding month.


                              OFFERED CERTIFICATES

GENERAL.........................Morgan Stanley Capital I Inc. is offering the following [ ] classes of its Series 199__
                                Commercial Mortgage Pass-Through Certificates:

                                o     Class [ ]

                                o     Class [ ]

                                o     Class [ ]

                                o     Class [ ]


                                The entire series will consist of a total of [ ] classes. The Class [ ], Class [ ], Class [ ] and Class [ ] are not being offered by this prospectus supplement and the accompanying prospectus.

PRINCIPAL AND NOTIONAL AMOUNTS..Your certificates will have the approximate aggregate initial principal amount set forth in the chart below, which may vary by up to 5%:


                                Class [ ]            $          Principal Amount
                                Class [ ]            $          Principal Amount
                                Class [ ]            $          Principal Amount
                                Class [ ]            $          Principal Amount


                                The Class [I/O] Certificates will have the approximate aggregate notional amount generally equal to:

                                o the sum of the certificate balances of the Class [ ], Class [ ], Class [ ] and Class
                                      [ ] Certificates,

                                o plus the amount of any unpaid interest on the above classes of certificates.


PASS-THROUGH RATES


A. CERTIFICATES OFFERED TO YOU
   (OTHER THAN CLASS [I/O]).....Your certificates will accrue interest at an annual rate called a pass-through rate. The following table lists the pass-through rates for all but the Class [I/O] Certificates.


                                Class [ ]               [     ]%
                                Class [ ]               [     ]%
                                Class [ ]               [WAC Rate minus [    %]]
                                Class [ ]               [WAC Rate]


                                Interest on the certificates offered to you, including the Class [ I/O] Certificates, will be calculated based on a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis.

                                The weighted average coupon, or the WAC Rate for a particular distribution date is a weighted average of the mortgage loan interest rates in effect as of the first day of the preceding month, minus the annual servicing fee rate of [ ]% , which includes the trustee fee rate. This average is then weighted by the principal balances of the mortgage loans.

                                [Describe any other method used to calculate the pass-through rate.]

 B. INTEREST ONLY CERTIFICATES..The Class [I/O] Certificate is an interest only certificate. A holder of this certificate will only receive distributions of interest.

                                [The Class [I/O] Certificate is issued in a notional amount equal to the sum of the balance of components, which correspond to the certificate balance of one of the Class [ ], Class [ ], Class [ ], and Class [ ] Certificates. Each component is assigned an interest rate. The pass-through rate of the Class [I/O] Certificate is the weighted average of the rates for each of the components, weighted by the balance of the component.]

                                [The Class [I/O] Certificate is issued in a notional amount equal to the sum of the principal balances of the outstanding mortgage loans. The pass-through rate of the Class [I/O] Certificate is equal to the weighted average interest rate of the mortgage loans minus the weighted average pass-through rates of the certificates which have a principal balance.]

                                [Describe any other method used to calculate the pass-through rate.]

                                [The components used to determine the Class [ ] pass-through rate and the specified rates on those components are as follows:

                                Class [ ] Component   [     ]% [WAC Rate minus
                                                      pass-through rate on Class
                                                      [ ] Certificates]
                                Class [ ] Component   [     ]% [WAC Rate minus
                                                      pass-through rate on Class
                                                      [ ] Certificates]

                                Class [ ] Component   [     ]%

DISTRIBUTIONS


A. AMOUNT AND ORDER OF
DISTRIBUTIONS                   On each distribution date, the funds received
                                from the mortgage loans minus specific trust fund expenses will be distributed to the holders of the certificates in the following amounts and priority:

                                Step 1/Class [ ] and Class [ ]: To interest on the Class [ ] and Class [ ], pro rata, based on their interest entitlements.

                                Step 2/Class [ ]: If funds are available for principal, to principal on Classes [ ] and [ ], in that order, until reduced to zero. If each class of certificates other than Class [ ] has been reduced to zero, funds available for principal will be distributed to Classes [ ] and [ ], pro rata, rather than sequentially.

                                Step 3/ Class [ ]: After each class of
                                certificates other than Class [ ] has been reduced to zero, to reimburse Classes [ ] and [ ], pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                                Step 4/Class [ ]: To Class [ ] as follows: (a) to interest on Class [ ] in the amount of its interest entitlement; (b) if funds are available for principal, to principal on Class [ ] until reduced to zero; and (c) to reimburse Class [ ] for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                Step 5/Class [ ]: To Class [ ] in a manner analogous to the Class [ ] allocations of Step 4.

                                Step 6/Private Certificates: In the amounts and order of priority described in this prospectus supplement.


B. INTEREST AND PRINCIPAL
   ENTITLEMENTS.................A description of each class' interest entitlement can be found in "Description of the Offered Certificates--Distributions" in this prospectus supplement. [As described in that section, there are = ==== circumstances relating to the timing of prepayments in which a class' interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on the certificate's principal amount or notional amount.]

                                The amount of principal required to be
                                distributed to the classes entitled to principal on a particular distribution date will, in general, be equal to:

                                o     the principal portion of all scheduled
                                      payments, other than balloon payments,
                                      whether or not received, due during the
                                      related collection period;

                                o     all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                o the principal portion of other collections on the mortgage loans received during the related collection period including, liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned" property; and

                                o     the principal portion of proceeds of
                                      mortgage loan repurchases received during the related collection period.

C. PREPAYMENT PREMIUMS..........The manner in which any prepayment premiums and yield maintenance premiums received during a particular collection period will be allocated to the Class [I/O] Certificates, on the one hand, and the classes of certificates entitled to principal, on the other hand, is described in "Description of Offered
                                Certificates--Distributions" in this prospectus supplement.


[D. DEFERRED INTEREST...........As further described in this prospectus supplement, some of the mortgage loans provide that after a specified date, they will bear interest at an increased rate and will require excess cash flow from the related mortgaged property or properties to be used to repay principal on the mortgage loan. The interest that accrues at the increased rate that is in excess of the interest that would have accrued at the initial rate will not be paid until the principal balance of the mortgage loan has been reduced to zero, but that unpaid amount of interest will accrue interest at the increased interest rate.]

SUBORDINATION


A. GENERAL......................The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest [,other than deferred interest,] on any distribution date is depicted in descending order--top to bottom. The manner in which mortgage loan losses are allocated is depicted in ascending order--bottom to top. However, no principal payments or loan losses will be allocated to the Class [ ] Certificates.

                                         Class [ ], Class [ ], Class [ ]


                                                     Class [ ]


                                                     Class [ ]


                                                     Class [ ]


                                                     Class [ ]


                                NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                AVAILABLE TO YOU AS A HOLDER OF CERTIFICATES.

B. SHORTFALLS IN AVAILABLE
   FUNDS........................The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

                                o     shortfalls resulting from additional
                                      compensation, other than the servicing
                                      fee, which the master servicer or special servicer is entitled to receive;

                                o     shortfalls resulting from interest on
                                      advances made by the master servicer and the trustee, to the extent not covered by Default Interest paid by the borrower;


                                o shortfalls resulting from extraordinary expenses of the trust fund;

                                o     shortfalls resulting from a reduction
                                      of a mortgage loan's interest rate by a
                                      bankruptcy court or from other
                                      unanticipated or default-related expenses of the trust fund; and

                                o     shortfalls in mortgage loan interest
                                      as a result of the timing of prepayments, net of the master servicer's servicing fee payable on the related distribution date.

                       INFORMATION ABOUT THE MORTGAGE POOL

A. GENERAL......................All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans based upon their outstanding principal balances as of _________, 1999.

B. PRINCIPAL BALANCES...........The trust fund's primary assets will be _____
                                mortgage loans with an aggregate principal balance of $__________ as of _________ __, 199_.
                                As of that date, the outstanding principal balances of the mortgage loans in the mortgage pool ranged from $[ ] to $[ ] and the mortgage loans had an average balance of $[ ].

C. NON-RECOURSE.................Substantially all of the mortgage loans are
                                [recourse] [non-recourse] obligations. [No mortgage loan will be insured or guaranteed by any governmental entity , private insurer, or any other person.]

D. FEE SIMPLE/LEASEHOLD.........Each mortgage loan is secured by a [first and/or junior] mortgage lien on the borrower's [fee simple or leasehold estate in an income-producing real property.



E. PROPERTY TYPES...............The following table shows how the mortgage loans are distributed among different types of properties.


                                                      Percentage of   Number of
                                                       Initial Pool    Mortgage
                                      Property Type      Balance        Loans
                                      -------------   -------------   ----------
                                Multifamily                __%
                                Retail                     __%
                                Industrial                 __%
                                Office                     __%
                                Senior Housing             __%
                                Self-Storage               __%
                                Hospitality                __%
                                Manufactured Housing       __%
                                Mixed Use                  __%


F. PROPERTY LOCATION............The following table shows the states that have the largest concentration of the mortgage loans.


                                             Percentage of
                                              Initial Pool    Number of Mortgage
                                State           Balance             Loans
                                -----        -------------    ------------------
                                                  --%
                                                  --%
                                                  --%


                                The remaining mortgaged properties are located throughout [ ] other states. No other state has a concentration of mortgaged properties that represents security for more than [ ]% of the initial pool balance.

[G. BALLOON LOANS...............[ ] of the mortgage loans, representing [ ]% of the initial pool balance, are balloon loans.
                                These types of loans have a significant amount of principal due at the time of their maturity. The large final principal payment is the result of one of the following:

                                o     Monthly payments based on amortization
                                      schedules significantly longer than their respective terms to maturity. There are [ ] mortgage loans with this characteristic, representing [ ]% of the initial pool balance;

                                o Monthly payments that provide for payment of interest only for a period after _______, 1999 and then payments of interest and principal based on amortization schedules significantly longer than their respective terms to maturity. There are [ ] mortgage loans with this characteristic, representing [ ]% of the initial pool balance; or

                                o     Increases in the mortgage rate and/or
                                      principal amortization at a date prior to stated maturity that create an incentive for the related borrower to prepay the loan. There are [ ] mortgage loans with this characteristic, representing [ ]% of the initial pool balance; these mortgage loans will have substantial payments payable on their respective maturity dates, but balloon payments on these mortgage loans are anticipated to be made on the date prior to stated maturity that these increases occur unless the loans are prepaid.

                                [The remaining [ ] mortgage loans, representing [ ]% of the initial pool balance, have an expected balloon balance equal to less than [ ]% of the original principal balance of each loan.]

 H. PREPAYMENT PROVISIONS...... As of __________ __, 199__, all of the mortgage loans restricted voluntary prepayments of principal as follows:

                                o [ ] mortgage loans, representing [ ]% of the initial pool balance, contain a defeasance provision, whereby the related borrower is permitted, after an initial period during which voluntary prepayments are prohibited and until generally 90 days prior to maturity, to substitute direct, non-callable United States Treasury obligations for the mortgaged property securing the mortgage loan, thereby releasing the mortgage from its property without prepaying the mortgage loan.

                                o [ ] mortgage loans, representing [ ]% of the initial pool balance, prohibit voluntary prepayments for a period ending on a date specified in the related mortgage note and, in most cases, thereafter impose prepayment premiums until a specified date prior to maturity;

                                o [ ] mortgage loans, representing [ ]% of the initial = pool balance, do not provide for initial lockout periods but impose prepayment premiums in connection with voluntary principal prepayments made prior to a specified date, generally zero to three months, but in [ ] cases, representing [ ]% of the initial pool balance, [ ] to [ ] months prior to maturity.

                                o [ ] mortgage loans, representing [ ]% of the initial pool balance, permit voluntary principal prepayments of up to [ ]% of the original principal balance of the mortgage loan in any calendar year without the imposition of a prepayment premium.

 I. MORTGAGE LOAN RANGES AND
    WEIGHTED AVERAGES...........As of __________ __, 199__, the mortgage loans will have the following additional
                                characteristics:


      I.   MORTGAGE RATES       o     Interest rates ranging from [ ]% per annum
                                      to [ ]% per annum, and a weighted average rate of [ ]% per annum;


      II.  REMAINING TERMS      o     Remaining terms to scheduled maturity
                                      ranging from [ ] months to [ ] months, and a weighted average remaining term to scheduled maturity of [ ] months;



      III. REMAINING

           AMORTIZATION TERMS   o     Remaining amortization terms ranging from
                                      [ ] months to [ ] months, and a weighted average remaining amortization term of [ ] months--for the amortizing loans;


       IV. LOAN-TO-VALUE
           RATIOS               o     Loan-to-value ratios ranging from [ ]% to
                                      [ ]% and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement , of [ ]%; and



        V. DEBT SERVICE

           COVERAGE RATIOS      o     Debt service coverage ratios ranging from
                                      [ ]x to [ ]x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement , of [ ]x.


ADVANCES OF PRINCIPAL AND INTEREST

A. GENERAL......................The master servicer is required to "advance"
                                delinquent monthly mortgage loan payments. The master servicer will not be required to advance any additional interest accrued as a result of the imposition of any default rate. The master servicer also is not required to advance prepayment or yield maintenance premiums, or balloon payments. With respect to any balloon payment, the master servicer will instead be required to advance an amount equal to the scheduled payment that would have been due, had there not been a balloon payment. If the master servicer does make an advance it will not advance its servicing fee, but will advance the trustee fee.

                                If the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer.

                                All advances made by the master servicer or the trustee will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

                                Neither the master servicer nor the trustee will be obligated to make an advance if it reasonably determines that the advance would not be recoverable.

 B. ADVANCES DURING AN
    APPRAISAL REDUCTION EVENT...The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. If the value of the mortgaged property decreases, as determined by an appraisal or other valuation, an "appraisal reduction" may be created as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the amount required to be advanced in respect of interest on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest on the most subordinate class or classes then-outstanding.

                       ADDITIONAL ASPECTS OF CERTIFICATES

 RATINGS........................The certificates offered to you will not be issued unless each of the classes of
                                certificates being offered by this prospectus supplement receives the following ratings :

                                                               RATINGS
                                      CLASS                    [ ]/[ ]
                                      =====                    =======
                                Class [ ] and [ ]              [ ]/[ ]
                                                               =======
                                Class [ ]                      [ ]/[ ]
                                                               =======
                                Class [ ]                      [ ]/[ ]
                                                               =======
                                Class [ ]                      [ ]/[ ]
                                                               =======
                                Class [ ]                      [ ]/[ ]
                                                               =======
                                Class [ ]                      [ ]/[ ]
                                                               =======


                                A rating agency may lower or withdraw a security rating at any time.


                                See "Ratings" in this prospectus supplement and the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings and the conclusions you should not draw from a rating.

OPTIONAL TERMINATION............On any distribution date on which the aggregate principal balance of the mortgage loans
                                remaining in the trust fund is less than [ ]% of the aggregate unpaid balance of the mortgage loans as of [the Cut-off Date], Morgan Stanley Capital I Inc., the master servicer, the sub-servicer, the special servicer, the majority holders of the controlling class and any holder of a majority interest in the Class [ R] Certificate will have the option to purchase all of the remaining mortgage loans at a price specified in this prospectus supplement. Exercise of this option will terminate the trust fund and retire the then-outstanding certificates.

 DENOMINATIONS..................The certificates offered to you [,other than the
                                Class [ ] Certificates,] will be offered in minimum denominations of $10,000 initial principal amount. [The Class [ ] Certificates will be offered in minimum denominations of $100,000 initial notional amount.] If you wish to purchase more than the minimum denominations, you may do so in multiples of $1.


REGISTRATION, CLEARANCE AND

 SETTLEMENT.....................Your certificates will be registered in the name of CEDE & Co., as nominee of the Depository
                                Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through DTC, CEDEL or Euroclear or through participants in DTC, CEDEL or Euroclear.

                                You may hold your certificates through:

                                o     DTC in the United States; or

                                o     CEDEL or Euroclear in Europe.

                                Transfers within DTC, CEDEL or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through DTC, CEDEL or Euroclear will be effected in DTC through the relevant depositories of CEDEL or Euroclear.


                                Morgan Stanley Capital I Inc. may elect to terminate the book-entry system through DTC for all or any portion of any class of the certificates offered to you.

                                Morgan Stanley Capital I Inc. expects that the certificates offered to you will be delivered in book-entry form through the facilities of DTC, CEDEL or Euroclear on or about __________ __, 199_.

TAX STATUS......................[An election will be made to treat a portion of the trust fund as [two] [three] separate "real estate mortgage investment conduits" [REMIC I, REMIC II and REMIC III]. In the opinion of counsel, the trust fund will qualify for this treatment and each class of certificates offered to you will constitute "regular interests" in the [REMIC III].


                                Pertinent federal income tax consequences of an investment in the certificates offered to you include:

                                o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                o     As a beneficial owner, you will be
                                      required to report income on your
                                      certificates in accordance with the
                                      accrual method of accounting.

                                o The Class [ ], Class [ ], Class [ ] and Class [ ] Certificates, along with the Class [ ] and Class [ ] Certificates, will represent undivided beneficial interests in portions of the deferred interest. That portion of the trust fund will be treated as part of a grantor trust for federal income tax purposes. Deferred interest will be reportable as income as it accrues, commencing after the [effective maturity date] of the related mortgage loan.

                                o The Class [ ] Certificates will be issued with original issue discount. The other classes of certificates being offered to you will not.


ERISA CONSIDERATIONS........... Subject to the satisfaction of important conditions described under "ERISA
                                Considerations" in this prospectus supplement and in the accompanying prospectus, the Class [ ] and Class [ ] Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

                                THE CLASS [ ], CLASS [ ], CLASS [ ] AND CLASS [ ] CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, AN EMPLOYEE BENEFIT PLAN OR INDIVIDUAL RETIREMENT ACCOUNT OR ANY PERSON INVESTING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN OR INDIVIDUAL RETIREMENT ACCOUNT, UNLESS THE TRANSACTION IS COVERED BY A PROHIBITED TRANSACTION CLASS EXEMPTION ISSUED BY THE U.S. DEPARTMENT OF LABOR (PTCE 95-60, SECTIONS I AND
                                II).


LEGAL INVESTMENT................The Class [ ], Class [ ], Class [ ] and Class
                                [ ] Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"),


                                For purposes of any applicable legal investment restrictions, regulatory capital requirements or other similar purposes, neither the prospectus nor this prospectus supplement make any representation to you regarding the proper characterization of the certificates offered by this prospectus supplement. Regulated entities should consult with their own advisors regarding these matters.

                                  RISK FACTORS

   [Description will depend on the particulars of the mortgage loans and MBS]

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing of payments and payments you receive on your certificates will depend on payments received and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

         The risks and uncertainties described in this section "Risk Factors," together with those risks described in the prospectus under "Risk Factors" summarize the material risks relating to your certificates. If any of the following risks actually occur, your investment could be materially and adversely affected.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
OF REPAYMENT IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS Payments under the mortgage loans are not guaranteed by any person or entity. You should consider all of the mortgage loans to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific property and other assets pledged to secure the loan. These remedies may be insufficient to provide a full return on your investment.

 CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY BE
EXPENSIVE AND COULD REDUCE
PAYMENTS ON YOUR
CERTIFICATES                    Some of the mortgaged properties may not be
                                readily convertible to alternative uses. This is because:

                                o     converting commercial properties to
                                      alternate uses generally requires
                                      substantial capital expenditures; and

                                o     alternative uses may be restricted by
                                      zoning or other restrictions.

                                The liquidation value of a property not readily convertible to an alternative use may be substantially less than would be the case if the property were readily adaptable to other uses. If this type of property were liquidated and a lower liquidation value were obtained, less funds would be available for distribution to certificateholders.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                    [ ] mortgage loans, representing [ ]% of the
                                initial pool balance, are secured by mortgaged properties leased to single tenants.

                                The deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Mortgaged properties leased to a single tenant, or a small number of tenants, are also more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because: more time may be required to re-lease the space which could cause an interruption in rental payments. In addition, substantial capital costs may be required to make the space appropriate for replacement tenants.

                                Another factor you should consider is that retail or office properties with a concentration of a particular type of tenant will be susceptible to interruptions of cash flow if there is a downturn in a particular industry or if a particular type of retail business goes out of favor with consumers.

FLUCTUATIONS IN CREDIT RATINGS
OR TENANT DEFAULTS FOR CREDIT
LEASE LOANS MAY REDUCE
PAYMENTS ON YOUR CERTIFICATES   [ ] mortgage loans, representing [ ]% of the
                                initial pool balance, are credit lease loans.
                                Credit lease loans are secured by net lease obligations of a rated tenant or guarantor. In reliance on the ratings, credit lease loans are generally underwritten to lower debt service coverage ratios and/or higher loan-to-value ratios than would be acceptable had the related mortgage properties been leased to less creditworthy tenants. In the event that a tenant defaults in its obligations under a credit lease it can not be assured that the mortgaged property will be relet for sufficiently high rent to support debt service on the related credit lease loan nor can it be assured that the funds received in liquidation of the mortgaged property will be sufficient to satisfy the borrower's obligations under the credit lease loan.

                                The rating assigned to a credit tenant or guarantor by a rating agency will reflect only the rating agency's assessment of the long-term unsecured debt obligations of the entity. The rating does not suggest:

                                o     that the credit leases will not be
                                      terminated pursuant to their terms or
                                      otherwise;

                                o that the credit lease loans will not be prepaid; or

                                o that if a credit lease loan is prepaid, that any prepayment premium will be paid or, if paid, that the prepayment premium will be sufficient to provide you with the yield on your certificates that you anticipated.

 LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS
 ON YOUR CERTIFICATES           If a mortgaged property has multiple tenants,
                                the costs involved in re-leasing the space may be higher than in a mortgaged property with fewer tenants. These costs may necessitate a borrower to default in its obligations to lender, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

LOSSES ON LARGER LOANS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES               The effect of loan losses will be more severe
                                if:

                                o the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                                o the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.


                                The total principal balance of the [five] largest loans in the trust fund equals $[ ], which amount represents [ ]% of the initial pool balance. Losses on any of these loans could reduce payments on your certificates.

 LOANS TO THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                    Loans to the same borrower or related borrowers
                                can also pose increased risks to you. For example, if the person that owns or controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments of debt service for an indefinite period on all of the related mortgage loans.

                                In this pool of mortgage loans, several groups of mortgage loans were made to the same borrower or to borrowers related through common ownership , where, in general, the related mortgaged properties are managed by the same entity. The three largest of these groups represent [ ]%, [ ]%, and [ ]% , respectively, of the mortgage pool.

 A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY
 AFFECT PAYMENTS ON YOUR CERTIFICATES

                                The concentration of mortgaged properties in one or a few geographic areas may increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. This is because there are adverse situations that could affect a particular location or area that could prevent a borrower from paying his debt in a timely manner. The following are some factors which may cause adverse conditions:

                                o poor economic conditions generally or in regions where the borrowers and the mortgage properties are located;

                                o downturns in the real estate markets where the mortgage properties are located;

                                o changes in governmental rules and fiscal policies;

                                o     acts of nature, which may result in
                                      uninsured losses; and

                                o other factors beyond the control of the borrowers.

                                The mortgaged properties are located in [ ] states. Approximately [ ]% of the mortgaged properties, representing [ ]% of the initial pool balance are located in [ ] states. The following states have concentrations of 5% or more of the initial pool balance.

                                o     [ ]..............................[ ]%.
                                o     [ ]..............................[ ]%.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES  IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES       Multifamily properties secure [ ] of the
                                underlying mortgage loans, representing [ ]% of the initial pool balance.

                                A large number of factors may adversely affect the value and successful operation of a multifamily property, which in turn would result in a reduction of the amount of funds available for distribution to the certificateholders. Some of these factors include:

                                o the physical attributes of the apartment building, for example, its age, appearance and construction quality;

                                o the location of the property, for example, a change in the neighborhood over time;

                                o     the ability of management to provide
                                      adequate maintenance and insurance;

                                o     the types of services the property
                                      provides;

                                o     the property's reputation;

                                o     the level of mortgage interest rates,
                                      which may encourage tenants to purchase
                                      rather than rent housing;

                                o     the presence of competing properties;

                                o     adverse local or national economic
                                      conditions;

                                o     state and local regulations; and

                                o     government assistance/rent subsidy
                                      programs.


 A LARGE CONCENTRATION OF RETAIL
PROPERTIES  IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                      Retail properties secure [ ] of the underlying
                                mortgage loans, representing [ ]% of the initial pool balance. The quality and success of the tenants significantly affect the property's value. If sales were to decline:

                                o     the rent received from tenants who pay
                                      rent tied to a percentage of gross sales may be insufficient for the borrower to make payments to the lender; and

                                o tenants may default in rental payments due to the borrower.

                                In addition, anchor tenants often play a key role in generating customer traffic and making a retail property desirable for other tenants.

                                Therefore, the economic performance of a retail property will consequently be adversely affected by:

                                o    an anchor tenant's failure to renew its
                                      lease;

                                o     termination of an anchor tenant's lease;

                                o the bankruptcy or economic decline of an anchor tenant or self-owned anchor; and

                                o     the cessation of the business of a
                                      self-owned anchor or of an anchor tenant, notwithstanding its continued payment of rent.

                                The closing of an anchor tenant store may adversely affect payments on your certificates because:

                                o the borrower may be unable to replace the anchor tenant without expending significant re-letting costs; or

                                o some of the smaller stores at the retail property may have co-tenancy clauses in their leases or operating agreements which permit those stores to cease operating if specific other stores, generally anchor tenants, are not operated at the retail property.

                                Retail properties face competition from sources including:

                                o     other retail properties in close
                                      proximity, including newly built or newly renovated retail properties;

                                o     factory outlet centers;

                                o     discount shopping centers and clubs;

                                o     catalogue retailers;

                                o     home shopping networks;

                                o     internet web sites; and

                                o     telemarketing.


                                The continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties , as well as the market value of the retail properties.

 A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES  IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES        Industrial properties secure [ ] of the
                                underlying mortgage loans, representing [ ]% of the initial pool balance. Various factors may adversely affect the economic performance of an industrial property, which could adversely affect payments on your certificates, including:

                                o     reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                o     a property becoming functionally obsolete;

                                o     the unavailability of labor sources;

                                o changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

                                o     a change in the proximity of supply
                                      sources; and

                                o     environmental hazards.


 A LARGE CONCENTRATION OF OFFICE
PROPERTIES  IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES
                                Office properties secure [ ] of the underlying mortgage loans, representing [ ]% of the initial pool balance.


                                A large number of factors may adversely affect the value of office properties, including:

                                o     the quality of an office building's
                                      tenants;

                                o     the diversity of an office building's
                                      tenants or reliance on a single or
                                      dominant tenant;

                                o the physical attributes of the building in relation to competing buildings, e.g., age, condition, design, location, access to transportation and ability to offer sophisticated amenities;

                                o the desirability of the area as a business location; and

                                o     the strength and nature of the local
                                      economy, including labor costs and
                                      quality, tax environment and quality of
                                      life for employees.


                                Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.


 A LARGE CONCENTRATION OF SENIOR
HOUSING PROPERTIES  IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF SENIOR HOUSING PROPERTIES    Congregate care, senior care and assisted living
                                facilities secure [ ] of the underlying mortgage loans, representing [ ]% of the initial pool balance. Of those loans, [ ] of the mortgage loans, representing [ ]% of the initial pool balance, are secured by facilities that typically depend upon a portion of their revenues from government reimbursement programs, primarily Social Security, Medicaid and
                                Medicare. Social Security, Medicaid and Medicare are subject to various regulatory changes, rate adjustments, rulings, delays in payment and government restrictions, all of which can adversely affect revenues from operations of facilities. In addition, government payors have employed measures that limit payments to health care providers.

                                Providers of long-term nursing care and other medical services are highly regulated , subject to licensing requirements, facility inspections, rate setting and reimbursement policies and are subject to laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services. These factors can increase the cost of operations, limit growth and in extreme cases, require or result in suspension or cessation of operations.

                                In addition, in the event that the trustee or another party forecloses on a senior care facility:

                                o     it is generally not entitled Social
                                      Security, Medicare and Medicaid payments for services rendered prior to the foreclosure; and


                                o it may have to apply in its own name for licenses and government approvals. There can be no assurance that a new license could be obtained or that new approvals would be granted. This uncertainty may adversely affect the liquidation value of the facility.


                                Other factors that may adversely effect the value and successful operation of a senior housing facility include:

                                o     increasing governmental regulation and
                                      supervision, as to those facilities not
                                      already subject to it;

                                o a decline in the financial health, skills or reputation of the operator;

                                o     increased operational expenses; and

                                o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources.


 A LARGE CONCENTRATION OF
SELF-STORAGE FACILITIES  IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF SELF-STORAGE FACILITIES      Self-storage facilities secure [ ] of the
                                underlying mortgage loans, representing [ ]% of the initial pool balance. Various factors may adversely affect the value and successful operation of a self-storage facility, including:

                                o competition because both acquisition and development costs and break-even occupancy are relatively low;

                                o conversion of a self-storage facility to an alternative use generally requires substantial capital expenditures;

                                o     security concerns; and

                                o     user privacy and ease of access to
                                      individual storage space may increase
                                      environmental risks, although lease
                                      agreements generally prohibit users from storing hazardous substances in the units.

                                [The environmental assessments conducted with respect to most of the mortgaged properties and discussed in this prospectus supplement did not include an inspection of the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.]

 A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES  IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES

                                Hospitality properties, such as hotel, motel or resort properties, secure [ ] of the underlying mortgage loans, representing [ ]% of the initial pool balance. Various factors may adversely affect the economic performance of a hotel, including:

                                o adverse economic and social conditions, either local, regional or national which may limit the amount that can be charged for a room and reduce occupancy levels;


                                o     the construction of competing hotels or
                                      resorts;

                                o continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                o     changes in travel patterns caused by
                                      changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

                                Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                                Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.


 THE AFFILIATION  OF SOME OF THE
PROPERTIES WITH A FRANCHISE  OR
HOTEL MANAGEMENT COMPANY MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES

                                Some of the hospitality properties are
                                franchises of national hotel chains or managed by a hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                o     the continued existence and financial
                                      strength of the franchiser or hotel
                                      management company;

                                o the public perception of the franchise or hotel chain service mark; and

                                o the duration of the franchise licensing or agreements.

                                The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchiser's consent. Conversely, in the case of some mortgage loans, the lender may be unable to remove a franchiser or a hotel management company that it desires to replace following a foreclosure.

                                Further, in the event of a foreclosure, the trustee or a purchaser of the mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. The trustee or purchaser would be required to apply in its own right for a license, and Morgan Stanley Capital I Inc. cannot assure you that a new license could be obtained.

                                If a particular hotel chain or management company, suffers economic decline, your certificates will be affected if the mortgage pool contains a large concentration of that hotel chain or management company. The largest concentration is as follows:

                                o    [ ] mortgaged properties, representing
                                      approximately [ ]% of the initial pool
                                      balance, are operated as hotels under the ________________ franchise; and

                                o     [ ] mortgaged properties, representing
                                      approximately [ ]% of the initial pool
                                      balance, are operated by the [ ]
                                      management company.

 A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITIES
IN THE MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITIES

                                Manufactured housing communities secure [ ] of the underlying mortgage loans, representing [ ]% of the initial pool balance. Various factors may adversely affect the value and successful operation of a manufactured housing community including:

                                o     the number of competing manufactured
                                      housing communities and other residential developments, including, apartment buildings and single family homes, in the local market;


                                o the age, appearance and reputation of the community;

                                o     the ability of management to provide
                                      adequate maintenance and insurance; and

                                o     the types of services and amenities it
                                      provides.


                                Other factors you should consider regarding manufactured housing communities:

                                o     they are a property type that is not
                                      easily converted to another property type;
                                      and

                                o some manufactured housing communities may lease sites to non-permanent recreational vehicles, which occupancy is often very seasonal in nature.

RELIANCE ON TENANTS INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH MAY ADVERSELY
AFFECT PAYMENTS ON
YOUR CERTIFICATES               The income from, and market value of, the
                                mortgaged properties leased to various tenants would be adversely affected if:

                                o space in the mortgaged properties could not be leased or re-leased;

                                o tenants were unable to meet their lease obligations;

                                o     a significant tenant were to become a
                                      debtor in a bankruptcy case; or

                                o rental payments could not be collected for any other reason.

                                Repayment of the mortgage loans secured by retail and office properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

                                Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.


 ENVIRONMENTAL ISSUES RELATING TO
SPECIFIC PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON
 YOUR CERTIFICATES              [All] [Some] of the mortgaged properties have
                                been subject to recent environmental site assessments, including Phase I site assessments or updates of previously performed Phase I site assessments. In several cases, Phase II site assessments also have been performed. These assessments were intended to evaluate the environmental condition of the mortgaged properties and generally included a site visit, a review of certain records and public information concerning the mortgaged properties, and the preparation of a written report. Some of the assessments included sampling or analysis of soil, groundwater or other environmental media or subsurface investigations. [ The environmental assessments on properties securing
                                [ ] of the underlying mortgage loans,
                                representing [ ]% of the initial pool balance, are more than [ ] months old but in no event more than [ ] months old.] Morgan Stanley
                                Capital I Inc. cannot assure you that the environmental reports revealed all existing or potential environmental conditions or risks.

                                Some of the environmental assessments identified environmental conditions which have impacted, or may impact, some of the mortgaged properties. Those conditions include the presence of ACMs, leaks from chemical storage tanks and on-site spills. Some mortgaged properties presently have or formerly had landfills, waste disposal areas, historic industrial use, oil wells, gasoline stations and/or dry cleaning businesses located on or near the premises. Corrective action, as required by the regulatory agencies, has been undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts or have assigned rights to existing reserve accounts. However, Morgan Stanley Capital I Inc. cannot assure you that the reserve amounts will be sufficient to remediate the environmental conditions or that all the environmental conditions have been identified.

                                Some of the mortgaged properties are in the vicinity of sites containing leaking underground storage tanks or other potential sources of groundwater contamination. Although the owners of those mortgaged properties and the trust may not have legal liability for contamination from those off-site sources, the enforcement of rights against third parties may result in additional transaction costs and Morgan Stanley Capital I Inc. cannot assure you that these factors will not impact your certificates.

                                ACMs have been detected through sampling by environmental consultants at several mortgaged properties and suspected at others. ACMs found or suspected at these mortgaged properties are not expected to present a significant risk as long as the property continues to be properly managed. Nonetheless, the value of a mortgaged property as collateral for the mortgage loan could be adversely affected and Morgan Stanley Capital I Inc. cannot assure you that these factors will not impact your certificates.

                                The environmental assessments have not revealed any environmental liability that Morgan Stanley Capital I Inc., as depositor, believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. [For several mortgaged properties, the site assessments recommend limited further investigations or minor repairs; however, based on the information currently available to Morgan Stanley Capital I Inc. and reviews performed by Morgan Stanley Capital I Inc.'s environmental consultants, Morgan Stanley Capital I Inc. does not believe any of these other issues would have a material adverse effect on the related mortgaged properties.] Nevertheless, there may be material environmental liabilities of which Morgan Stanley Capital I Inc. is unaware. Moreover, Morgan Stanley Capital I Inc. CANNOT assure you that:

                                o     future laws, ordinances or regulations
                                      will not impose any material environmental liability; or

                                o the current environmental condition of a mortgaged property will not be adversely affected by tenants , by land conditions or by operations in the vicinity of that property, such as underground storage tanks.

DELAYS IN OBTAINING
ENVIRONMENTAL REPORTS IN THE
FUTURE MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES    Before the special servicer acquires title to a
                                property on behalf of the trust fund or assumes operation of the property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust fund will become liable under any environmental law. However, Morgan Stanley
                                Capital I Inc. cannot assure you that this will effectively insulate the trust fund from potential liability. In addition, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained or until any required remedial action is taken. There is some risk that the mortgaged property will decline in value while this assessment is being obtained. Morgan Stanley
                                Capital I Inc. cannot assure you the mortgaged property will not decline in value during this time.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE A
LOSS [ ] of the mortgage loans, representing [ ]% of the initial pool balance, are expected to have substantial remaining principal balances, equal to or greater than [ ]% of the original principal balance of each respective mortgage loan, as of their effectiv maturity dates or stated maturity dates. Morgan Stanley Capital I Inc. cannot assure you that each borrower will have the ability to repay the remaining principal balances on its maturity or effective maturity date. Mortgage loans with substantial remaining principal balances at their stated maturity, also called balloon loans, involve greater risk than fully amortizing loans because if a borrower is unable to pay the balloon payment on the maturity date, the loan will be in default. A borrower's ability to repay a loan on its maturity date or effective maturity date, also called effective maturity date loans, typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. Although a borrower is not required to repay an anticipated repayment date loan on the effective maturity date, if you assumed that effective maturity date loans would be paid in full on the effective maturity date, you may experience delays in payment or unanticipated yield.

                                Morgan Stanley Capital I Inc. cannot assure you that each borrower will have the ability to repay the remaining principal balances on its maturity date or effective maturity date.

A BORROWER'S ORGANIZATIONAL
STRUCTURE MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES    If a borrower is not limited to owning the
                                mortgaged property in the trust fund, that borrower may be subject to other debts which could force the borrower into bankruptcy. To avoid borrower bankruptcy, it is prudent to have:

                                o     the business activities of a borrower
                                      limited to owning their mortgaged
                                      property; and

                                o a borrower with an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower.

                                The organizational documents for some of the borrowers do not limit the business activities of that borrower. With respect to [most/all] of those borrowers, however, the loan documents contain covenants customarily employed to ensure that a borrower is a special purpose entity, such as:

                                o     limitations on indebtedness;

                                o     limitations on affiliate transactions; and

                                o restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets or amend its organizational documents.

                                However, Morgan Stanley Capital I Inc. cannot assure you that these provisions will prevent borrower bankruptcy or that they will be enforceable.

                                In addition, the borrowers under [ ] of the mortgage loans, which represent [ ]% of the initial pool balance, do not have an independent director . It is anticipated that an independent director would prevent a bankruptcy filing where the filing is intended solely to benefit an affiliate of the borrower and is not justified by the borrower's own economic circumstances. However, Morgan Stanley Capital I Inc. cannot assure you that the independent director will act in this manner or that the existence of an independent director will reduce the likelihood of a borrower bankruptcy.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE TO
THE MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES   [ ] of the mortgage loans, representing [ ]% of
                                the initial pool balance, permit the borrower to incur additional indebtedness , in addition to that in the ordinary course of business, or to utilize the mortgaged property as collateral for junior loans. Generally, prior to a borrower incurring any additional indebtedness, especially prior to the granting of a junior lien, certain conditions specified in the loan documents must be met. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business.

                                When a mortgage loan borrower, or its
                                constituent members have other outstanding loans, even if the other loans are junior to the loan in the trust fund or a loan to a parent of the borrower, the trust fund will be subjected to additional risk, such as:

                                o the existence of another loan may make it more difficult for the borrower to refinance the loan in the mortgage pool, thereby jeopardizing repayment of the mortgage loan; and

                                o the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.


                                Additionally, if the borrower or the parent of the borrower defaults on any junior or mezzanine loan, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the trust fund's ability to foreclose would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust fund.

                                Further, if another loan secured by the
                                mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust fund may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENT ON
YOUR CERTIFICATES               With respect to [ ] of the mortgage loans,
                                representing [ ]% of the initial pool balance, there is no requirement that the borrower deposit or have deposited rents and other proceeds into a lockbox account controlled by lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert those funds.

                                With respect to [ ] of the mortgage loans, representing [ ]% of the initial pool balance, the lender requires that all rent and other proceeds be deposited into a lockbox account. However, with respect to [ ] of the mortgage loans, representing [ ]% of the initial pool balance, the borrower has access to the funds in the lockbox account, [generally the business day after it is deposited], and may withdraw these funds at any time, generally, until one or more of the following occur, as specified in the related loan documents:

                                (1)   a default under the mortgage loan;

                                (2) it is a specified number of days prior to the effective maturity date; or

                                (3) the "debt service coverage ratio" is less than a specified amount.

                                In addition, with respect to [ ] of the mortgage loans, representing [ ] of the initial pool balance, the loan documents provide that the borrower is not required to have rents and other proceeds directly deposited into the lockbox account until the occurrence of one or more of the events listed in (1), (2) or (3) above.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON
YOUR CERTIFICATES               The mortgage loans require that funds be put
                                aside for specific reserves. [Add particulars from the mortgage loans.]

                                Morgan Stanley Capital I Inc. cannot assure you that the reserve amounts will be great enough to cover the actual costs of the items for which the reserves were established. Morgan Stanley Capital I Inc. also cannot assure you that cash flow from the properties will be great enough to fully fund the ongoing monthly reserve requirements.

INADEQUACY  OF TITLE INSURANCE
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES            Title insurance for a mortgaged property
                                generally insures a lender against risks relating to a borrower not having good title to a mortgaged property, and in some cases can insure a lender against specific other risks.
                                The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.
                                Morgan Stanley Capital I Inc. cannot assure you that

                                o a title insurer will have the ability to pay title insurance claims made upon it;

                                o     the title insurer will maintain its
                                      present financial strength; or


                                o a title insurer will not contest claims made upon it.


THE ABSENCE  OF OR INADEQUACY
OF INSURANCE COVERAGE  ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES   The mortgaged properties may suffer casualty
                                losses due to risks which are not covered by insurance , for which insurance coverage is inadequate or for which insurance coverage is not available at commercially reasonable rates.
                                In addition, some of the mortgaged properties are located in [California and Texas], states that have historically been at greater risk regarding acts of nature, including, hurricanes, floods and earthquakes, than other states.
                                Morgan Stanley Capital I Inc. CANNOT assure you that the borrowers

                                o     purchased adequate insurance;

                                o     will be able to maintain adequate
                                      insurance; or

                                o     will be successful in claims against
                                      insurers to recover following losses.

                                Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may significantly increase costs and affect the borrower's ability to reconstruct or repair the property.

                                As a result of any of these factors, the amount available to make distributions on the certificates could be reduced.

CLAIMS UNDER BLANKET INSURANCE
POLICIES  MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR
CERTIFICATES                    Some of the mortgaged properties are covered by
                                blanket insurance policies which also cover other properties of the related borrower or its affiliates. If those policies are drawn on to cover losses on those other properties, the amount of available insurance coverage would be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY  An engineering report dated on or after [ ], was obtained from an engineer or consultant in connection with the origination of [ ] of the mortgage loans, representing [ ]% of the initial pool balance. These engineering reports were prepared in order to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, Morgan Stanley Capital I Inc. cannot assure you that all conditions requiring repair or replacement were identified.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGE LOANS                  In connection with the origination or
                                acquisition of [each/some] of the mortgage loans, the related mortgaged property was appraised by an [independent appraiser] or an [employee of the originator who was a state certified appraiser]. [With respect to [ ]% of the mortgaged properties , representing approximately [ ]% of the initial pool balance, which have appraisals that were dated [ ] or later, the estimates of value in the appraisals were used in the calculations of the loan-to-value ratios for these mortgage loans].
                                You should consider the following issues when considering the appraised value of a property:

                                o An appraisal is an estimate which represents the analysis and opinion of the person performing the appraisal. It is not a guarantee of present or future values.

                                o     The value of a property may change
                                      significantly from the time an appraisal or market study was performed.

                                o An appraisal seeks to establish the amount a typically motivated buyer would pay a typically motivated seller. It does not consider that the amount determined to be the value could be significantly higher than the amount that could be obtained from the sale of the property in a liquidation sale.

                                [With respect to [ ] of the mortgaged
                                properties, representing approximately [ ]% of the initial pool balance, which have appraisals that were dated prior to [ ], loan-to-value ratios were determined using a capitalization rate applied to the underwritten cash flow of the property to determine the value of the property]. [With respect to [ ] of the mortgaged properties, representing approximately [ ]% of the initial pool balance, which have market studies, for purposes of calculating the loan-to-value ratios, value was defined as the purchase price].

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE TIMING
OF PAYMENTS AND THE APPLICATION OF
LOSSES ON YOUR
CERTIFICATES                    As described in this prospectus supplement,
                                unless your certificates are Class [ ], Class [
                                ] or Class [ ] Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of certificates with an earlier alphabetical designation.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                    As principal payments or prepayments are made on
                                mortgage loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential or alphabetical order, with such classes generally not being entitled to receive principal until the principal amount of the preceding class or classes entitled to receive principal has been retired.

THE OPERATION OF THE MORTGAGED
PROPERTY UPON FORECLOSURE OF THE
MORTGAGE LOAN MAY AFFECT THE TAX
STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES               If the trust fund acquires a mortgaged property
                                pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property.
                                Any net income from the operation of an acquired mortgaged property, other than qualifying "rents from real property", or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on the income at the highest marginal corporate tax rate, which is currently [35]%, and, in addition, possibly state or local tax. In this event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust fund to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT THE
TIMING OF PAYMENTS ON
YOUR CERTIFICATES               Some states [including California and
                                Washington] have laws prohibiting more than one
                                "judicial action" to enforce a mortgage
                                obligation. Some courts have construed the term
                                "judicial action" broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where "one action" rules apply--and where non-judicial foreclosure is permitted--before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws.

MORTGAGE LOANS SECURED BY
LEASEHOLD MORTGAGES ARE RISKIER
THAN THOSE SECURED BY FEE
MORTGAGES                       [ ] of the mortgaged properties, representing
                                approximately [ ]% of the initial pool balance, are secured solely by mortgages on borrowers' leasehold interests under ground leases.

                                o     [ ] mortgaged properties, representing
                                      approximately [ ]% of the initial pool
                                      balance, are secured by mortgages on both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remaining portion of the related mortgaged property.

                                o     [ ] mortgage loans, representing
                                      approximately [ ]% of the initial pool
                                      balance, are secured by both the related borrower's leasehold interest in the related mortgaged property and the fee interest of the person/entity which owns the related mortgaged property.

                                The execution of these types of mortgages by the related fee owner may be subject to challenge as a fraudulent conveyance by creditors of the fee owner in an action brought outside a bankruptcy case or, if this fee owner were to become a debtor in a bankruptcy case, by the creditors of the fee owner. This would subject the trust fund to the same risks described in this prospectus supplement with respect to cross-collateralization arrangements.

                                Leasehold mortgage loans are subject to risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, the related ground lease requires the lessor to

                                o     give the lender notice of borrower
                                      defaults and an opportunity to cure them;
                                      and

                                o permit the leasehold estate to be assigned to the lender or a purchaser at a foreclosure sale.

                                In addition, the ground leases generally contain other protective provisions typically included in a "mortgageable" ground lease.

                                Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee/borrower has the right to remain in possession of the leased premises at the current rent and for the term of the lease, including renewals. If a debtor lessee/borrower rejects any or all of its leases, the lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender this right. As a result, the lender may lose its security. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In these circumstances, a lease could be terminated notwithstanding lender protection provisions contained in the lease or in the mortgage and the lender could lose its security. Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

CROSS-COLLATERALIZATION OF
GROUPS OF MORTGAGE LOANS COULD
LEAD TO REDUCED
PAYMENTS ON YOUR CERTIFICATES   The mortgage pool includes [ ] groups of
                                mortgage loans, the largest of which
                                collectively represents [ ]% of the initial pool balance, under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties.

                                Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower or its creditors. Specifically, a lien granted by a borrower entity for the benefit of another borrower or borrowers in a cross-collateralization arrangement could be avoided if a court were to determine that:

                                o the borrower entity was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

                                o the borrower entity did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien benefiting the other borrowers.

                                Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by a borrower entity from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages that are subject to the cross-collateralization.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES            [ ] groups of mortgage loans--including
                                cross-collateralized mortgage loan groups--the largest of which represents [ ]% of the initial pool balance, were made to borrowers which are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.

                                The bankruptcy or insolvency of any affiliated borrowers could have an adverse effect on the operation of all of the related mortgaged properties and an adverse effect on the ability of the related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                    In some jurisdictions, if tenant leases are
                                subordinate to the liens === created by the mortgage and do not contain attornment or subordination provisions, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
                                Attornment or subordination provisions in a lease provide that a tenant will recognize a successor owner as landlord under the lease following foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.
                                Accordingly, if a mortgaged property is located in a jurisdiction that requires an attornment or subordination provision and the property or portions of the property are leased to one or more desirable tenants under leases that are subordinate to the mortgage but do not contain attornment provisions, these mortgaged properties could experience a decline in value if these tenants' leases were terminated. This is particularly likely if the tenants were paying above-market rents or could not be easily replaced.

                                If a lease is not subordinate to a mortgage, the trust fund will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property, unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, a right of first refusal to purchase the property, the provisions of the lease will take precedence over the provisions of the mortgage. Some of the leases at the [retail] properties included in the trust fund may not be subordinate to the related mortgage.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                    Conflicts between various certificateholders.
                                The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. [The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions. At any given time, the operating adviser will be controlled generally by the holders of the most subordinated, or, under certain circumstances, the next most subordinated, class of certificates--that is, the controlling class--outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates.
                                For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. ]

                                Conflicts between borrowers and property managers. Substantially all of the property managers for the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and some of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties in the trust fund.

                                Conflicts between parties to the Pooling
                                Agreement and Certificateholders. Related parties, including the master servicer, the special servicer or affiliates of the borrowers may purchase certificates. A purchase by the master servicer or special servicer could cause a conflict between that entity's duties pursuant to the Pooling Agreement and its interest as a holder of a certificate, especially to the extent that its actions have a disproportionate effect on one or more classes of certificates. However, the Pooling Agreement provides that the mortgage loans will be administered in accordance with the servicing standard as set forth in the Pooling Agreement, without regard to whether the master servicer, the special servicer or any affiliate owns any certificates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS The rate and timing of delinquencies or defaults on the mortgage loans will affect:

                                o the aggregate amount of distributions on the certificates offered to you;

                                o     their yield to maturity;

                                o     the rate of principal payments; and

                                o     their weighted average life.


                                The rights of holders of each class of
                                subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical class designation. Losses on the mortgage loans will be allocated to the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the Class [ ] Certificates.

                                If losses on the mortgage loans exceed the aggregate principal amount of the class of most subordinate certificates, the excess will be absorbed by the remainder of the classes starting with the most subordinate up to the outstanding principal amount of each class.

                                If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and those losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under specific extreme scenarios, the yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

                                Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE MAY HAVE AN ADVERSE
EFFECT ON THE PAYMENT
OF YOUR CERTIFICATES            To the extent described in this prospectus
                                supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under specific circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.

INTEREST RATES BASED  ON WAC RATE
ENTAIL  RISKS WHICH MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES               The interest rates on the Class [ ], Class [ ],
                                Class [ ] and Class [ ] Certificates are based on a weighted average of the mortgage loan interest rates, which is calculated based upon the respective principal balances of those mortgage loans. This "weighted average" rate is further described in this prospectus supplement under the definition of WAC Rate. All of those classes of certificates which are either fully or partially based upon "weighted average" rate will be affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans.
                                Because some mortgage loans will amortize their principal more quickly than others, the rate will fluctuate over the life of those classes of certificates.

PASS-THROUGH RATE VARIABILITY
CONSIDERATIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                    The interest rate of the Class [ ] Certificates
                                is based on the WAC Rate of the mortgage loans.
                                In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. Varying rates of principal payments on mortgage loans having mortgage interest rates above the weighted average of the rates of the mortgage loans will have the effect of reducing the interest rate of the certificates.

COMPUTER PROGRAMMING PROBLEMS
RELATED TO THE YEAR 2000 MAY HAVE
AN ADVERSE EFFECT ON THE PAYMENT
OF YOUR CERTIFICATES            Morgan Stanley Capital I Inc. is aware of the
                                issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex: virtually every computer operation will be affected in some way by the rollover of the two-digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize the information could generate erroneous data, fail or cause another system to fail. Systems include all hardware, networks, system and application software, commercial "off-the-shelf" software, data and voice communication devices, and embedded technology including, data-impacted processors in automated systems such as elevators, telephone systems, security systems, vault systems, heating and cooling systems and others.

                                The depositor has been advised by each of the master servicer, the special servicer, the sub-servicer and the trustee that they will use commercially reasonable efforts to either implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or to acquire computer systems that are year 2000 compliant, in both cases prior to January 1, 2000. However, neither Morgan Stanley Capital I Inc. nor any affiliate of Morgan Stanley Capital I Inc. has made any independent investigation of the computer systems of the master servicer, the special servicer, the sub-servicer or the trustee. In the event that computer problems arise out of a failure of the efforts to be completed on time, or in the event that the computer systems of the master servicer, the special servicer, the sub-servicer or the trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of sums collected or required to be advanced on the mortgage loans could materially and adversely affect the holders of the certificates.

                                DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and interest payments to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

                                However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed DTC participants and other members of the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to impress upon them the importance of their services being year 2000 compliant and to determine the extent of their efforts for year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

                                According to DTC, the foregoing information with respect to DTC has been provided to DTC participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

                                In the event that computer problems arise out of a failure of the efforts described above to be completed on time, or in the event that the systems of the trustee, the master servicer, the special servicer, the sub-servicer or DTC are not fully year 2000 compliant, any resulting disruptions in the collection and distribution of receipts on or in respect of the mortgage loans could materially adversely affect your certificates.

          ------------------------------------------------------------

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in the "Risk Factors" section and elsewhere in this prospectus supplement.

                       MORTGAGE POOL [MBS] CHARACTERISTICS

            Capitalized terms are defined in the "Glossary of Terms" beginning on page 80.

GENERAL

         The trust fund will consist primarily of:

          o [ ] [fixed interest] [adjustable interest] rate mortgage loans with an aggregate principal balance as of the Cut- off Date, after deducting payments of principal due on that date, of $[ ];

          o    MBS; and

          o    government securities.

     Each mortgage loan is evidenced by a mortgage note and secured by a mortgage creating a [first][junior] [fee][leasehold] lien on a mortgaged property. The mortgaged properties consist of [description of commercial or multifamily residential properties]. [Because no evaluation of any borrower's financial condition has been conducted, investors should consider all of the mortgage loans to be non-recourse loans so that, in the event of borrower default, recourse may be had only against the specific property and the limited other assets as have been pledged to secure the mortgage loan, and not against the borrower's other assets.] All percentages of the mortgage loans described in this prospectus supplement are approximate percentages, except as otherwise indicated, by aggregate principal balance as of the Cut- off Date.

     [The mortgage loans to be included in the trust fund will have been originated or acquired by the mortgage loan seller and will comply with the underwriting criteria described in this prospectus supplement. Morgan Stanley Capital I Inc. will purchase the mortgage loans to be included in the Mortgage Pool on or before the Closing Date from the mortgage loan seller pursuant to a Seller's Agreement.

     Under the Seller's Agreement, _______________, as seller of the mortgage loans to Morgan Stanley Capital I Inc., will make representations, warranties and covenants to Morgan Stanley Capital I Inc. relating to, among other things, the due execution and enforceability of the Seller's Agreement and certain characteristics of the mortgage loans, and will be obligated to repurchase or substitute for any mortgage loans as to which there exists deficient documentation or an uncured material breach of a representation, warranty or covenant. Under the Pooling Agreement Morgan Stanley Capital I Inc. will assign all its right, title and interest in these representations, warranties and covenants, including [the Seller's] repurchase or substitution obligation, to the trustee for the trust fund. Morgan Stanley Capital I Inc. will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for mortgage loans with deficient documentation or which are otherwise defective. _____________, as seller of the mortgage loans to Morgan Stanley Capital I Inc., is selling these mortgage loans without recourse and, accordingly, in this capacity, will have no obligations with respect to the certificates other than pursuant to these representations, warranties, covenants and repurchase obligations. See "Description of the Agreements--Representations and Warranties; Repurchases" in the prospectus.


[THE MORTGAGE BACKED SECURITIES (MBS)]

         [Title and issuer of underlying securities, amount deposited or pledged, amount originally issued, maturity date, interest rate, [redemption provisions], together with description of other material terms.]

     [Description of principal and interest distributions on the MBS.]

     [Description of advances by the servicer of the mortgage loans underlying the MBS.]

     [Description of effect on the MBS of allocation of losses on the underlying mortgage loans.]

         As to each series of Mortgage Backed Securities included in the trust fund, the various classes of certificates from these series [ including classes not in the trust fund but from the same series as classes that are in the trust fund] are listed, together with the related pass-through rates and certain other applicable information applicable , in [Appendix II to this prospectus supplement.]


[THE INDEX]


         [As of any Payment Adjustment Date, the Index applicable to the determination of the related mortgage rate will be a per annum rate equal to ______________, as most recently available as of the date [ ] days prior to the Payment Adjustment Date. These average yields reflect the yields for the week prior to that week in which the information is reported. In the event that the Index is no longer available, an Index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

         The Index is currently calculated based on information reported in ___________. Listed below are the weekly average yields on actively traded
______________ as reported in ____________ on the date that would have been applicable to mortgage loans having the following adjustment dates for the indicated years. Average yields may fluctuate significantly from week to week as well as over longer periods and may not increase or decrease in a constant pattern from period to period. The following does not purport to be representative of future average yields. No assurance can be given as to the average yields on _______________ on any Payment Adjustment Date or during the life of any mortgage loan.]


                                                  [NAME OF INDEX]

Adjustment Date                                      1990       1991       1992       1993       1994       1995
---------------                                      ----       ----       ----       ----       ----       ----
January [ ].....................................
February [ ] ...................................
March [ ].......................................
April [ ].......................................
May [ ].........................................
June [ ]........................................
July [ ]........................................
August [ ]......................................
September [ ]...................................
October [ ].....................................
November [ ]....................................
December [ ]....................................


 CHARACTERISTICS OF THE MORTGAGE LOANS

         [Approximately ___% of the mortgage loans have Due Dates that occur on the ___ day of each month; approximately ___% of the mortgage loans have Due Dates that occur on the ___ day of each month; approximately _____% of the mortgage loans have Due Dates that occur on the ___ day of each month; and the remainder of the mortgage loans have Due Dates that occur on the __________ day of each month.]

         [As of the Cut- off Date, the mortgage loans had the following characteristics:

          o mortgage rates ranging from _____% per annum to _______% per annum;

          o    a weighted average mortgage rate of ______% per annum;

          o Gross Margins ranging from ____ basis points to ______ basis points;

          o    weighted average Gross Margin of ____ basis points;

          o    Cut-off Date principal balances ranging from $_______ to $______;

          o    an average principal balance of $_________;

          o original terms to maturity ranging from _____ months to _________ months;

          o    a weighted average original term to maturity of _____ months;

          o remaining terms to maturity ranging from ____ months to _____ months;

          o    a weighted average remaining term to maturity of ________ months;

          o LTV Ratios as of the Cut-off Date ranging from ______% to ________%;

          o    a weighted average Cut- off Date LTV Ratio of _____%;

          o as to the [ ]mortgage loans, representing [ ]% of the initial pool balance, to which this characteristic applies, (A) minimum lifetime mortgage rates ranging from ____% per annum to ______ % per annum and (B) a weighted average minimum lifetime mortgage rate of _______% per annum;

          o as to the [ ]mortgage loans, representing [ ]% of the initial pool balance, to which this characteristic applies and for which it may be currently calculated, (A) maximum lifetime mortgage rate ranging from _______% per annum to ________% per annum and
               (B) a weighted average maximum lifetime mortgage rate of _________% per annum;

          o Debt Service Coverage Ratios as of the Cut-off Date ranging from ______% to _____%; and

          o a weighted average Cut- off Date Debt Service Coverage Ratio of _________%.]

         [ % of the mortgage loans provide for Balloon Payments on their respective maturity dates. Loans providing for Balloon Payments involve a greater degree of risk than self-amortizing loans. See "Risk Factors--Borrowers May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates" in the prospectus.]

         [The mortgage rate on each mortgage loan is subject to adjustment on each Interest Rate Adjustment Date by adding the related Gross Margin to the value of the Index, as most recently announced a specified number of days prior to this Interest Rate Adjustment Date, subject, in the case of substantially all of the mortgage loans, to minimum and maximum lifetime mortgage rates, with ranges specified below. The mortgage rates on the mortgage loans generally are adjusted monthly; however, some of the mortgage loans may provide for Interest Rate Adjustment Dates to occur

          o    quarterly, ___% of the mortgage loans,

          o    semi-annually, __ % of the mortgage loans, or

          o    annually, ____% of the mortgage loans.

Other statistics are as follows:

          o [[Each] of the mortgage loans provided for an initial fixed interest rate period.]

          o [ mortgage loans, representing ___% of the initial pool balance, have not experienced their first Interest Rate Adjustment Date.]

          o [The latest initial Interest Rate Adjustment Date for any mortgage loan is to occur in , subject to the Payment Caps described in this prospectus supplement, the amount of the monthly payment on each mortgage loan adjusts periodically on each Payment Adjustment Date to an amount that would fully amortize the principal balance of the mortgage loan over its then remaining amortization schedule and pay interest at the mortgage rate in effect during the one month period preceding this Payment Adjustment Date.]

          o [Approximately __% of the mortgage loans provide that an adjustment of the amount of the monthly payment on a Payment Adjustment Date is subject to a Payment Cap; however, certain of those mortgage loans also provide that the Payment Cap will not apply on certain Payment Adjustment Dates or if the application thereof would result in the principal balance of the mortgage loan exceeding, through negative amortization, by a specified percentage the original principal balance thereof.]

          o [Generally, the related mortgage note provides that if, as a result of negative amortization, the respective principal balance of the mortgage loan reaches an amount specified in the mortgage note, which as to most mortgage loans is not greater than _% of the mortgage loan principal balance as of the origination date thereof, the amount of the monthly payments due thereunder will be increased as necessary to prevent further negative amortization.]

          o [Only in the case of _____% of the mortgage loans does a Payment Adjustment Date immediately follow each Interest Rate Adjustment Date. As a result, and because application of Payment Caps may limit the amount by which the monthly payments due on certain of the mortgage loans may adjust, the amount of a monthly payment may be more or less than the amount necessary to amortize the mortgage loan principal balance over the then remaining amortization schedule at the applicable mortgage rate. Accordingly, mortgage loans may be subject to slower amortization, if the monthly payment due on a Due Date is sufficient to pay interest accrued to this Due Date at the applicable mortgage rate but is not sufficient to reduce principal in accordance with the applicable amortization schedule, to negative amortization if interest accrued to a Due Date at the applicable mortgage rate is greater than the entire monthly payment due on this Due Date or to accelerated amortization, if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued to this Due Date at the applicable mortgage rate and to reduce principal in accordance with the applicable amortization schedule.]

          o [No mortgage loan currently prohibits principal prepayments; however, some of the mortgage loans impose prepayment premiums in connection with full or partial prepayments. Although prepayment premiums are payable to the master servicer as additional servicing compensation, the master servicer may waive the payment of any prepayment premium only in connection with a principal prepayment that is proposed to be made during the three month period prior to the scheduled maturity of the related mortgage loan, or under certain other limited circumstances.]

         The following table sets forth the range of mortgage rates on the mortgage loans as of the Cut- off Date:


                      MORTGAGE RATES AS OF THE CUT-OFF DATE



                                                                             Percent by
                                                      Aggregate              Aggregate
                   Number of        Percent           Principal              Principal
                    Mortgage           by           Balance as of          Balance as of
Mortgage Rate         Loans          Number       the Cut-off Date        the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Weighted Average
Mortgage Rate:

Note: Percentage totals may not add due to rounding.


         The following table sets forth the types of mortgaged properties securing the mortgage loans:


                                  PROPERTY TYPE



                                                                             Percent by
                                                      Aggregate              Aggregate
                   Number of        Percent           Principal              Principal
                    Mortgage           by           Balance as of          Balance as of
Type                 Loans          Number       the Cut-off Date        the Cut-off Date
-------------        ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======




Note:   Percentage totals may not add due to rounding.


     [The following table sets forth the range of Gross Margins for the mortgage loans:]



                                 [GROSS MARGINS]

                                                                             Percent by
                                                      Aggregate              Aggregate
                   Number of        Percent           Principal              Principal
                    Mortgage           by           Balance as of          Balance as of
Mortgage Rate         Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Weighted Average
Gross Margin:


Note:  Percentage totals may not add due to rounding.

         [The following table sets forth the frequency of adjustments to the mortgage rates on the mortgage loans as of the Cut- off Date:]


                  [FREQUENCY OF ADJUSTMENTS TO MORTGAGE RATES]


                                                                             Percent by
                                                      Aggregate              Aggregate
                   Number of        Percent           Principal              Principal
                    Mortgage           by           Balance as of          Balance as of
Frequency(A)          Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Weighted Average
Frequency of
Adjustments to
Mortgage Rate:


Note:  Percentage totals may not add due to rounding.


(A) _______ or ___% of mortgage loans have not experienced their first Interest Rate Adjustment Date.

         [The following table sets forth the frequency of adjustments to the monthly payments on the mortgage loans as of the Cut- off Date:]


                 [FREQUENCY OF ADJUSTMENTS TO MONTHLY PAYMENTS]

                                                                             Percent by
                                                      Aggregate              Aggregate
                   Number of        Percent           Principal              Principal
                    Mortgage           by           Balance as of          Balance as of
Frequency (A)         Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------


Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Weighted Average
Frequency of
Adjustments to
Monthly Payments:



Note:  Percentage totals may not add due to rounding.

         [The following table sets forth the range of maximum lifetime mortgage rates for the mortgage loans:]


                        [MAXIMUM LIFETIME MORTGAGE RATES]

                                                                             Percent by
                                                      Aggregate              Aggregate
  Maximum           Number of        Percent           Principal              Principal
  Lifetime           Mortgage           by           Balance as of          Balance as of
Mortgage Rate         Loans          Number       the Cut- off Date     the Cut- off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======



Weighted Average
Maximum Lifetime
Mortgage Rate:



Note:  Percentage totals may not add due to rounding.


(A) Represents mortgage loans without a lifetime rate cap.

(B) The lifetime rate caps for these mortgage loans are based upon the Index as determined at a future point in time plus a fixed percentage. Therefore, the rate is not determinable as of the Cut- off Date.

(C) This calculation does not include the ____ mortgage loans without a lifetime rate cap or the mortgage loans with lifetime rate caps which are currently not determinable.

         [The following table sets forth the range of minimum lifetime mortgage rates on the mortgage loans:]


                        [MINIMUM LIFETIME MORTGAGE RATES]


                                                                             Percent by
                                                      Aggregate              Aggregate
Minimum            Number of        Percent           Principal              Principal
Lifetime            Mortgage           by           Balance as of          Balance as of
Mortgage Rate         Loans          Number       the Cut-off Date        the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Weighted Average
Minimum Lifetime
Mortgage Rate:

Note: Percentage totals may not add due to rounding.


(A) Represents mortgage loans without interest rate floors.

(B) This calculation does not include the mortgage loans without interest rate floors.

         The following table sets forth the range of principal balances of the mortgage loans as of the Cutoff Date:


                   PRINCIPAL BALANCES AS OF THE CUT- OFF DATE




                                                                             Percent by
Principal                                             Aggregate              Aggregate
 Balance           Number of        Percent           Principal              Principal
 as of the          Mortgage           by           Balance as of          Balance as of
Cut-Off Date          Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======


Average Principal Balance
as of the
Cut-off Date:


Note: Percentage totals may not add due to rounding.


         The following tables set forth the original and remaining terms to maturity, in months, of the mortgage loans:



                       ORIGINAL TERM TO MATURITY IN MONTHS




                                                                             Percent by
                                                      Aggregate              Aggregate
 Original          Number of        Percent           Principal              Principal
 Term in            Mortgage           by           Balance as of          Balance as of
  Months             Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Weighted Average
Original Term to Maturity:


Note: Percentage totals may not add due to rounding.

                      REMAINING TERM TO MATURITY IN MONTHS




                                                                             Percent by
                                                      Aggregate              Aggregate
Remaining          Number of        Percent           Principal              Principal
Term in             Mortgage           by           Balance as of          Balance as of
 Months               Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------


Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======


Weighted Average Remaining
Term to Maturity:

Note: Percentage totals may not add due to rounding.


         The following tables set forth the respective years in which the mortgage loans were originated and are scheduled to mature:




                        MORTGAGE LOAN YEAR OF ORIGINATION




                                                                             Percent by
                                                      Aggregate              Aggregate
                   Number of        Percent           Principal              Principal
                    Mortgage           by           Balance as of          Balance as of
  Year                Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Note: Percentage totals may not add due to rounding.


                    MORTGAGE LOAN YEAR OF SCHEDULED MATURITY





                                                                             Percent by
                                                      Aggregate              Aggregate
                   Number of        Percent           Principal              Principal
                    Mortgage           by           Balance as of          Balance as of
  Year                Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Note: Percentage totals may not add due to rounding.



         The following table sets forth the range of Original LTV Ratios of the mortgage loans. There can be no assurance that the value, determined through an appraisal or otherwise, of a mortgaged property determined after origination of the related mortgage loan will be equal to or greater than the value thereof, determined through an appraisal or otherwise, obtained in connection with the origination . As a result, there can be no assurance that the loan-to-value ratio for any mortgage loan determined at any time following origination thereof will be lower than the Original LTV Ratio, notwithstanding any positive amortization of the mortgage loan.


                               ORIGINAL LTV RATIOS



                                                                             Percent by
                                                      Aggregate              Aggregate
                   Number of        Percent           Principal              Principal
Original            Mortgage           by           Balance as of          Balance as of
LTV Ratio             Loans          Number       the Cut-off Date       the Cut-off Date
-------------         ------         -------      ------------------      ----------------



Total                               100.00%          $                         100.00%
                   ===========      ========          ==============           =======

Weighted Average Original
LTV Ratio:


Note: Percentage totals may not add due to rounding

         The following table sets forth the range of Debt Service Coverage Ratios for the mortgage loans. The annual operating statements for the mortgaged properties used in preparing the following table were obtained from the respective borrowers. The information contained in the operating statements was unaudited, and Morgan Stanley Capital I Inc. has made no attempt to verify its accuracy. The last day of the twelve-month period covered by each operating statement is set forth in Appendix II with respect to the related mortgage loan. [Some of the mortgaged properties have relatively short operating histories, and this performance may be less indicative of future performance than in the case of a property with a stable operating history over an extended period of time. However, even with respect to mortgaged properties with longer operating histories, operating income produced by mortgaged properties in the past should not be construed as indicative of the future performance of any mortgaged property. [Annual operating statements for any year following 19__ could not be obtained with respect to _______ of the mortgaged properties and, consequently, the Debt Service Coverage Ratios for the related mortgage loans were not calculated. As a result, no conclusions should be drawn as to those mortgage loans on the basis of the information set forth in the charts below.]

              DEBT SERVICE COVERAGE RATIOS AS OF THE CUT- OFF DATE

                                                                                                  Percent by
                                                                          Aggregate               Aggregate
   Debt Service           Number of                Percent                Principal               Principal
     Coverage              Mortgage                   by                Balance as of           Balance as of
       Ratio                 Loans                 Number             the Cut- off Date      the Cut- off Date
       -----                 -----                 ------             -----------------      -----------------



  Total                                            100.00%                $                        100.00%
                           =======                 =======                =======                  =======


Weighted Average
Debt Service Coverage
Ratio:

Note: Percentage totals may not add due to rounding.

(A) The debt service coverage ratios for these loans were not calculated due to a lack of operating statements with respect to years after 19__.


(B) This calculation does not include the ____ mortgage loans where debt service coverage ratios were not calculated.

         The mortgage loans are secured by mortgaged properties in different states. The table below sets forth the states in which the mortgaged properties are located:


                                              GEOGRAPHIC DISTRIBUTION


                                                                                                  Percent by
                                                                          Aggregate               Aggregate
                          Number of                Percent                Principal               Principal
                           Mortgage                   by                Balance as of           Balance as of
      State                  Loans                 Number             the Cut- off Date      the Cut- off Date
      -----                  -----                 ------             -----------------      -----------------



  Total                                            100.00%                $                        100.00%
                           =======                 =======                =======                  =======


Note:    Percentage totals may not add due to rounding.
[regional breakdown to be provided as appropriate]

         [ % of the mortgage loans provide that upon any principal prepayment of a mortgage loan, whether made voluntarily or involuntarily, the related borrower will be required to pay a prepayment premium in the amount set forth in the following table.]


                       [MORTGAGE LOAN PREPAYMENT PREMIUMS]


                                                                                                  Percent by
                                                                          Aggregate               Aggregate
                          Number of                Percent                Principal               Principal
    Prepayment             Mortgage                   by                Balance as of           Balance as of
      Premium                Loans                 Number             the Cut- off Date      the Cut- off Date
      -------                -----                 ------             -----------------      -----------------



  Total                                            100.00%                $                        100.00%
                           =======                 =======                =======                  =======


Note: Percentage totals may not add due to rounding.


         [ Certain individual characteristics of the mortgage loans are set forth in Appendix II to this prospectus supplement.]


UNDERWRITING STANDARDS


         All of the mortgage loans were originated or acquired by _______, generally in accordance with the underwriting criteria described in this prospectus supplement.


         [Description of underwriting standards.]

ADDITIONAL INFORMATION


         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut- off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Class [ ] Certificates, a mortgage loan may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if Morgan Stanley Capital I Inc. deems removal necessary or appropriate and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Class [ ] Certificates unless including the mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. Morgan Stanley Capital I Inc. believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Class [ ] Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans in the Mortgage Pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the Class [ ] Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class [ ] certificates. In the event mortgage loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, this removal or addition will be noted in the Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

 GENERAL

         The certificates will be issued pursuant to the Pooling Agreement and will consist of [ ] classes to be designated as the Class [ ] Certificates and the Class [ ] Certificates. The Class [ ] Certificates, the Class [ ] Certificates, the Class [ ] Certificates, the Class [ ] Certificates, the Class
[ ] Certificates, the Class [ ] Certificates, the Class

[ ] Certificates, the Class [ ] Certificates, the Class [ ] Certificates and the Class [ ] Certificates. The Class [ ], Class [ ], Class [ ], Class [ ] and Class
[ ] Certificates are not offered hereby.

         The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of:

         o the mortgage loans and all payments under and proceeds of the mortgage loans due after the Cut-off Date;

         o        REO Property;

         o any funds or assets as from time to time are deposited in the REO Account;

         o the rights of the lender under all insurance policies with respect to the mortgage loans;

         o        rights and remedies under the [Seller's Agreement]; and

         o all of the lender's right, title and interest in the [Reserve Accounts and the Lockbox Accounts]. The certificates do not represent an interest in or obligation of the [ depositor, [ ], [the master servicer,] [the special servicer,] [the trustee,] [the underwriter,] the borrowers or any of their respective affiliates.

         [Upon initial issuance, the Principal Balance Certificates, which are comprised of the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates, and the Class [ ] Certificates will have the following Certificate Balance or Notional Amount, in each case, subject to a variance of plus or minus 5%:]

                                                    INITIAL CERTIFICATE  BALANCE
                           CLASS                         OR NOTIONAL AMOUNT
         --------------------------------------     ----------------------------
         Class [ ].............................            $
         Class [ ].............................
         Class [ ].............................
         Class [ ].............................
         Class [ ].............................
         Class [ ].............................

         [The Certificate Balance of any class of Principal Balance Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund; provided, however, that in the event that Realized Losses previously allocated to a class of certificates in reduction of their Certificate Balances are recovered subsequent to the reduction of the Certificate Balance of the class to zero, this class may receive distributions in respect of recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" in this prospectus supplement. The respective Certificate Balance of each class of certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to those classes of certificates.]

         [The Class [ ] will not have a Certificate Balance. This class will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount. For convenience in describing interest distributions, the Class [ ] Certificates will be deemed to consist of [ ] components, the "Class [ ] Component", the "Class [ ] Component" and the "Class [ ] Component", each of which will have a Component Notional Amount equal to the Certificate Balance of the related class of certificates and will be reduced by distributions allocable to principal and by any Realized Losses allocated to those classes of certificates. The Notional Amount of the Class [ ] Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Balance of the Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.]

         [None of the Class [ ] Certificates are offered by this prospectus supplement.]

DISTRIBUTIONS


         Method, Timing and Amount. Distributions on or with respect to the certificates will be made, to the extent of Available Funds, on each Distribution Date commencing in ___________. All distributions, other than the final distribution on any certificate, will be made by the [ master servicer] [trustee] to the persons in whose names the certificates are registered at the close of business on [the last day of the month] immediately preceding the month in which the related Distribution Date occurs, or if this day is not a Business Day, the immediately preceding Business Day. The distributions will be made

         o by wire transfer in immediately available funds to the account specified by the certificateholder at a bank or other entity having appropriate facilities therefor, if the certificateholder provides the trustee with wiring instructions no less than [five Business Days] prior to the related Record Date, or otherwise

         o        by check mailed to the certificateholder.

         [The final distribution on any offered certificates will be made in like manner, but only upon presentment or surrender--for notation that the Certificate Balance or the Notional Amount, as the case may be, of the offered certificates has been reduced to zero-- of the certificate at the location specified in the notice to the certificateholder of the final distribution.] [All distributions made with respect to a class of certificates on each Distribution Date will be allocated [pro rata] among the outstanding certificates of the class based on their respective Percentage Interests.] [The aggregate distribution to be made on the certificates on any Distribution Date will equal the Available Funds. The Available Funds for a Distribution Date will be the sum of:

         1) [all monthly payments or other receipts on account of principal and interest on or in respect of the mortgage loans-- including Unscheduled Payments and Net REO Proceeds, if any--received by the master servicer in the related Collection Period;]

         2) [all other amounts required to be deposited in the Collection Account by the master servicer pursuant to the Pooling Agreement in respect of the Distribution Date that are allocable to the mortgage loans, including all P&I Advances made by the master servicer or the trustee, as applicable, in respect of the Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account;] and

         3) [any late payments of the items set forth in clause (1) above received after the end of the Collection Period relating to the Distribution Date but prior to the related Master Servicer Remittance Date;]

                  [but excluding the following:]


                  a) amounts permitted to be used to reimburse the master servicer, the special servicer or the trustee, as applicable, for previously unreimbursed Advances and interest thereon as described in this prospectus supplement under "The Pooling Agreement--Advances";]

                  b)       [the aggregate amount of Servicing Compensation;]

                  c) [all amounts representing scheduled monthly payments due after the related Due Date;]

                  d) [to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds, condemnation proceeds or the Repurchase Price received with respect to a mortgage loan which represents any unpaid Servicing Compensation as described in this prospectus supplement, to which the master servicer, the special servicer or the trustee is entitled;]

                  e) [all amounts representing certain unanticipated or default related expenses reimbursable or payable to the master servicer, the special servicer or the trustee and other amounts permitted to be retained by the master servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including indemnities;]

                  f)       [prepayment premiums;]

                  g)       [Default Interest;]


                  h)       [Deferred Interest;]

                  i) [all amounts received with respect to each mortgage loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined;] and

                  j) [the amount reasonably determined by the trustee to be necessary to pay any applicable federal, state or local taxes imposed on the [Master REMIC or the Subsidiary REMIC] under the circumstances and to the extent described in the Pooling Agreement.]

         Payment Priorities. On each Distribution Date [prior to the Cross-over Date], the Available Funds for this Distribution Date will be distributed in the following amounts and order of priority:

         o [First, pro rata, in respect of interest, to the Class [ ] and Class [ ] Certificates, up to an amount equal to, and pro rata as among these classes in accordance with, the Interest Distribution Amounts of these classes;

         o Second, to the Class [ ] Certificates, in reduction of their respective Certificate Balances in the following order: first, to the Class [ ] Certificates and, second, to the Class [ ] Certificates, in each case up to an amount equal to the lesser of (1) the Certificate Balance of the Certificates and (2) the Principal Distribution Amount for the Distribution Date;

         o Third, to the Class [ ] Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of this class;

         o Fourth, to the Class [ ] Certificates, in reduction of the Certificate Balance of the Certificates, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of the Certificates is reduced to zero;

         o Fifth, to the Class [ ] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to this class, plus interest on the Certificates at the pass-through rate for the class compounded monthly from the date the related Realized Loss was allocated to this class;

         o Sixth, to the Class [ ] Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of the class;

         o Seventh, to the Class [ ] Certificates in reduction of the Certificate Balance of the Certificates, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of the Certificates is reduced to zero;

         o Eighth, to the Class [ ] Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to the class, plus interest on the Certificates at the pass-through rate for the class compounded monthly from the date the related Realized Loss was allocated to the class; and


         o Ninth, to the Class [ ] Certificates, any amounts remaining in the Master Distribution Account, and to the Class [ ] Certificates, any amounts remaining in the Subsidiary Distribution Account.]


         [On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the aggregate of the Principal Distribution Amounts will be distributed, first, to the Class [ ] and Class [ ] Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each class is reduced to zero, and, second, to the Class [ ] and Class [ ] Certificates for unreimbursed amounts of

Realized Losses previously allocated to these classes, pro rata in accordance with the amount of the unreimbursed Realized Losses so allocated, plus interest on the Certificates at the pass-through rates for these classes compounded monthly from the date the related Realized Losses were allocated for these classes.]

         [All references to "pro rata" in the preceding clauses, to the extent set forth, mean pro rata based upon the amount distributable pursuant to this clause.]

         Prepayment Premiums. [On any Distribution Date, Prepayment Premiums collected during the related Collection Period will be distributed to the holders of the certificates as described in this prospectus supplement.]

         [If any Class [ ] Certificate remains outstanding on this Distribution Date, holders of the classes of Principal Balance Certificates entitled to distributions of principal on this Distribution Date will be entitled to distributions with respect to the applicable Prepayment Premium in an aggregate amount, allocable among these classes if more than one class remains outstanding, as described in this prospectus supplement, equal to the product of

         o        the amount of the Prepayment Premium, multiplied by

         o a fraction, expressed as a percentage, the numerator of which is equal to the excess, if any, of the then current pass-through rate applicable to the most senior of these classes of Principal Balance Certificates or, in the case of both classes of Class [ ] Certificates remaining outstanding, the one with the earliest payment priority, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage rate for the prepaid mortgage loan over the relevant Discount Rate.

[If there is more than one class of Principal Balance Certificates entitled to distributions of principal on this Distribution Date, the aggregate amount described in the preceding sentence will be allocated among these classes on a pro rata basis, in accordance with the relative amounts of distributions of principal.] Any portion of this Prepayment Premium that is not so distributed to the holders of these Principal Balance Certificates will be distributed to the Class [ ] Certificates.]

         If no Class [ ] Certificate remains outstanding on the Distribution Date, holders of the Class [ ] Certificates will be entitled to a distribution with respect to the applicable Prepayment Premium equal to the product of the Prepayment Premium, multiplied by a fraction, the numerator of which is equal to the sum of the Servicing Fee Rate and the Component pass-through rate related to the class of certificates with the earliest class designation which has a Class Prepayment Percentage greater than zero, and the denominator of which is the greater of

         o the excess, if any, of the mortgage rate of the mortgage loan that prepaid over the Discount Rate, and

         o        the sum of the Component pass-through rate and the Servicing
                  Fee Rate.

Any portion of this Prepayment Premium that is not so distributed to the holders of the Class [ ] Certificates will be distributed to the holders of one or more of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates in an amount equal to the product of

         o        the related Class Prepayment Percentage for the Distribution
                  Date and

         o        the remaining portion of the Prepayment Premium.

         [See "Legal Aspects of the Mortgage Loans and the Leases--Default Interest, Prepayment Premiums and Prepayments" in the prospectus regarding the enforceability of Prepayment Premiums.]

         [Deferred Interest. On each Distribution Date, the trustee shall distribute any Deferred Interest received with respect to any mortgage loan during the related Collection Period to holders of the following classes of certificates in the following percentages: [ ] to the Class [ ] Certificates, [ ] to the Class [ ] Certificates, [ ] to the Class [ ] Certificates and [ ] to the Class [ ] Certificates.]

         Class [ ] Distributions. On each Distribution Date, [Net Default Interest] received in the related Collection Period with respect to a default on a mortgage loan will be distributed [solely] to the [Class [ ] Certificates], to the extent set forth in the Pooling Agreement. The Class [ ] Certificates are not entitled to any other distributions.]

         [Realized Losses. The Certificate Principal Amount of each class of certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the class on this Distribution Date. Any write-offs will be applied to the classes of certificates in the following order, until each is reduced to zero: first, to the Class [ ] Certificates; second, to the Class [ ] Certificates; third, to the Class [ ] Certificates; fourth, and, finally, pro rata, to the Class [ ] and Class [ ] Certificates, based on their respective Certificate Balances.]

         [Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the trust fund, a reduction of the interest rate of a mortgage loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will be allocated to each class of certificates in the same manner as Realized Losses. The Notional Amount of the Class [ ] Certificates will be reduced to reflect reductions in the Certificate Balance of the Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates resulting from allocations of Realized Losses. Excess Prepayment Interest Shortfalls will be allocated to reduce the interest entitlement of the classes of certificates in the following order of priority: first, to the Class
[ ] Certificates; second, to the Class [ ] Certificates; third, to the Class [ ] Certificates; fourth, and finally to the Class [ ], Class [ ] and Class [ ] Certificates, pro rata.]

         [Appraisal Reduction Amounts. In the event that an Appraisal Reduction Event occurs with respect to a mortgage loan,

         o the amount advanced by the [ master servicer] with respect to delinquent payments of interest with respect to the related mortgage loan will be reduced as described under "The Pooling Agreement--Advances" below, and

         o the Voting Rights of certain classes will be reduced as described under "The Pooling Agreement--Amendment" in this prospectus supplement.

The reduction of interest advanced by the [ master servicer] will have the effect of reducing the amount available to be distributed as interest on the then most subordinate class or classes of certificates.]

         [The Certificate Balance of each of the Class [ ], Class [ ] and Class
[ ] Certificates will be notionally reduced, solely for purposes of determining the Voting Rights of the related classes, on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to this class on this Distribution Date. If the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceed the Certificate Balance, the excess will be applied, subject to any reversal described in this prospectus supplement, to notionally reduce the Certificate Balance of the next most subordinate class of certificates on the next Distribution Date. Any reductions will be applied in the following order of priority: first, to the Class [ ] Certificates; second, to the Class [ ] Certificates; third, to the Class [ ] Certificates; and finally, to the Class
[ ] Certificates, provided in each case that no Certificate Balance in respect of the class may be notionally reduced below zero. See "--Payment Priorities" above and "--Appraisal Reductions" below.]


SUBORDINATION


         As a means of providing a certain amount of protection to the holders of the Class [ ], Class [ ] and Class [ ] Certificates against losses associated with delinquent and defaulted mortgage loans, the rights of the holders of the Class [ ], Class [ ] and Class [ ] Certificates to receive distributions of interest, other than Deferred Interest, and principal, as applicable, will be subordinated to the rights of the holders of the Class [ ], Class [ ] and Class
[ ] Certificates. This subordination will be effected in two ways:

         (1) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of these certificates on the date prior to any distribution being made on the Distribution Date in respect of any classes of certificates subordinate thereto and

         (2) by the allocation of Realized Losses first, to the Class [ ] Certificates; second, to the Class [ ] Certificates; third, to the Class [ ] Certificates; fourth to the Class [ ] Certificates; fifth, to the Class [ ] Certificates; and, finally, to the Class [ ] and Class [ ] Certificates, pro rata, based on their respective Certificate Balances.

          No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

APPRAISAL REDUCTIONS

         Upon the occurrence of an Appraisal Reduction Event, an Appraisal Reduction Amount will be calculated. [Within [ ] days after the [special servicer] receives notice or is otherwise aware of an Appraisal Reduction Event, the [ special servicer] will be required to obtain an independent MAI appraisal, the cost of which will be paid by the [ master servicer] as a Property Advance.] [On the first Distribution Date occurring on or after the delivery of this independent MAI appraisal, the special servicer will be required to adjust the Appraisal Reduction Amount to take into account this appraisal--regardless of whether the independent MAI appraisal is higher or lower than the [ special servicer's Appraisal Reduction Estimate]).] Annual updates of this independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.]

         Upon payment in full or liquidation of any mortgage loan for which an Appraisal Reduction Amount has been determined, this Appraisal Reduction Amount will be eliminated.]

DELIVERY, FORM AND DENOMINATION

         The offered certificates, other than the Class [ ] Certificates, will be issued, maintained and transferred in the book-entry form only in denominations of $[ ] initial Certificate Balance, and in multiples of $1 in excess thereof, and the Class [ ] Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $[ ] initial Notional Amount, and in multiples of $1 in excess thereof.

         The offered certificates will initially be represented by one or more Global Certificates for each class registered in the name of the nominee of DTC. Morgan Stanley Capital I Inc. has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an offered certificate will be entitled to receive a definitive certificate representing its interest in this class, except under the limited circumstances described in this prospectus supplement under "--Definitive Certificates." Unless and until definitive certificates are issued, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from holders of offered certificates through its participating organizations, and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to holders of offered certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a certificate, or the prospective transferee of this beneficial owner, the report, statement or other information will be provided to this beneficial owner, or prospective transferee.

         Until definitive certificates are issued in respect of the offered certificates, interests in the offered certificates will be transferred on the book-entry records of DTC and its Participants. The trustee will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the offered certificates.

BOOK-ENTRY REGISTRATION

         Holders of offered certificates may hold their certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, if they are participants of DTC or CEDEL or Euroclear, or indirectly through organizations that are participants in these systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL participants and the Euroclear participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold these positions in customers' securities accounts in the depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between CEDEL participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

         Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during the processing will be reported to the relevant CEDEL participant or Euroclear participant on that business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         The holders of offered certificates that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through participants and indirect participants. In addition, holders of offered certificates will receive all distributions of principal and interest from the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of offered certificates.

         Under the rules creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the rules provide a mechanism by which participants will receive payments on offered certificates and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of offered certificates to pledge the certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these certificates, may be limited due to the lack of a physical certificate for these certificates.

         DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include these undivided interests.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for the CEDEL participants and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates.

         Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear (the "Terms and Conditions") and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

         Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with these procedures, and these procedures may be discontinued at any time. None of Morgan Stanley Capital I Inc., the trustee, the master servicer, the special servicer or the underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but Morgan Stanley Capital I Inc. takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

         Definitive certificates will be delivered to certificate owners if:

         o DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the offered certificates, and Morgan Stanley Capital I Inc. is unable to locate a qualified successor;

         o Morgan Stanley Capital I Inc. or the trustee, at its sole option, elects to terminate the book-entry system through DTC; or

         o after the occurrence of an Event of Default under the Pooling Agreement, certificate owners representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the certificate owners.

         Upon the occurrence of any of the events described in clauses (1) through (3) in the immediately preceding paragraph, DTC is required to notify all affected DTC participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee, certificate registrar and master servicer will recognize the holders of definitive certificates as holders. Distributions of principal of and interest on the definitive certificates will be made by the trustee directly to holders of definitive certificates in accordance with the procedures set forth in the Pooling Agreement.

         Upon the occurrence of any of the events described in clauses (1) through (3) of the second preceding paragraph, requests for transfer of definitive certificates will be required to be submitted directly to the certificate registrar in a form acceptable to the certificate registrar--such as the forms which will appear on the back of the certificate representing a definitive certificate--signed by the holder or the holder's legal representative and accompanied by the definitive certificate or certificates for which transfer is being requested.

TRANSFER RESTRICTIONS

         The Class [ ], Class [ ], Class [ ] and Class [ ] Certificates, will bear a legend substantially to the effect that these certificates (the "Subordinated Offered Certificates") may not be purchased by a transferee that is:

         o an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or Section 4975 of the Code, or a "governmental plan," as defined in Section 3(32) of ERISA, that is subject to any federal, state or local law which is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code, or

         o a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans, or which are deemed pursuant to ERISA or any similar law to include assets of Plans or other person acting on behalf of the Plan or using the assets of this Plan, other than an insurance company using the assets of its general account under circumstances whereby the purchase and the subsequent holding of the certificate by the insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Section I and III of Prohibited Transaction Class Exemption 95-60.

         Holders of Subordinated Offered Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Subordinated Offered Certificates become entitled to receive definitive certificates under the circumstances described above under "--Definitive Certificates", each prospective transferee of a Subordinated Offered Certificate that is a definitive certificate will be required to either deliver to the seller, the certificate registrar and the trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that the transferee is not a person or entity referred to in clause (A) or (B) of the legend or provide an opinion to the seller, the certificate registrar and the trustee as described in the Pooling Agreement. Any transfer of a Subordinated Offered Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any similar law will be deemed absolutely null and void ab initio.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

         The yield to maturity on the offered certificates will depend upon the price paid by the certificateholders, the rate and timing of the distributions in reduction of Certificate Balance or Notional Amount, as applicable, of the related classes of certificates and the rate, timing and severity of losses on the mortgage loans and the extent to which these losses are allocable in reduction of the Certificate Balance or Notional Amount, as applicable, of these classes of certificates, as well as prevailing interest rates at the time of payment or loss realization.

         The rate of distributions in reduction of the Certificate Balance or Notional Amount, as applicable, of any class of offered certificates, the aggregate amount of distributions on any class of offered certificates and the yield to maturity of any class of offered certificates will be directly related to the rate of payments of principal--both scheduled and unscheduled--on the mortgage loans and the amount and timing of borrower defaults. In addition, these distributions in reduction of Certificate Balance or Notional Amount, as applicable, may result from repurchases of mortgage loans made by [Seller] due to

         o missing or defective documentation or breaches of representations and warranties with respect to the mortgage loans as described in this prospectus supplement under "Description of the Agreements--Representations and Warranties; Repurchase" in the prospectus, or

         o purchases of the mortgage loans in the manner described above under "The Pooling Agreement--Optional Termination."

         Disproportionate principal payments, whether resulting from differences in amortization terms, prepayments following expirations of the respective Lockout Periods or otherwise, on the mortgage loans affect the pass-through rates of the Class [ ], Class [ ] and Class [ ] Certificates for one or more future periods and therefore the yield on these classes.

         [The Certificate Balance of any class of offered certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Balance, if applicable, as well as the amount of interest that would have accrued on these certificates in the absence of this reduction. In general, a Realized Loss occurs when the aggregate principal balance of a mortgage loan is reduced without an equal distribution to applicable certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses are likely to occur only in connection with a default on a mortgage loan and the liquidation of the related mortgaged properties or a reduction in the principal balance of a mortgage loan by a bankruptcy court.

         Because the Notional Amount of the Class [I/O] Certificates is based upon the Certificate Balance of the Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates, the yield to maturity on the Class [I/O] Certificates will be extremely sensitive to the rate and timing of prepayments of principal, including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations on the mortgage loans and any repurchase with respect to breaches of representations and warranties with respect to the mortgage loans to the extent these payments of principal are allocated to this class in reduction of the Certificate Balance of the certificates. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the length of any Lockout Period, the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors, and no representation is made as to the anticipated rate of prepayments on the mortgage loans.

         Although the payment of a Prepayment Premium is required in connection with a voluntary prepayment of certain of the mortgage loans during certain periods of time, there can be no assurance that the related borrowers would refrain from prepaying the mortgage loans due to the existence of the Prepayment Premium, or that the Prepayment Premium would be held to be enforceable if challenged.

         Certificateholders are not entitled to receive distributions of monthly payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted monthly payment for which no Advance is made will tend to extend the weighted average lives of the certificates, whether or not a permitted extension of the maturity date of the related mortgage loan has been effected.

         The rate of payments, including voluntary and involuntary prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans. The terms of the mortgage loans, in particular, the term of any Lockout Period, the extent to which a Prepayment Premium is due with respect to any principal prepayments, the right of the lender to apply condemnation and casualty proceeds to prepay the mortgage loan, the availability of certain rights to defease all or a portion of the mortgage loan, and any increase in the interest rate and the application of excess cash flow, if applicable, to prepay the related mortgage loan, may affect the rate of principal payments on mortgage loans, and consequently, the yield to maturity of the classes of offered certificates. See "Mortgage Pool [MBS] Characteristics" in this prospectus supplement.

         The timing of changes in the rate of prepayment on the mortgage loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on the investor's yield to maturity. As a result, the effect on the investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         No representation is made as to the rate of principal payments on the mortgage loans or as to the yield to maturity of any class of offered certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective mortgage loans after their respective Effective Maturity Dates, there can be no assurance that any of the mortgage loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any class of offered certificates based on the anticipated yield to maturity of the class of offered certificates resulting from its purchase price and the investor's own determination as to anticipated mortgage loan prepayment rates under a variety of scenarios. The extent to which any class of offered certificates is purchased at a discount or a premium and the degree to which the timing of payments on the class of offered certificates is sensitive to prepayments will determine the extent to which the yield to maturity of the class of offered certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any offered certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

         An investor should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of amounts distributable in reduction of the Certificate Balance of offered certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which an investor may choose to reinvest these amounts distributed to it may be lower than the applicable pass-through rate. Conversely, slower rates of prepayments on the mortgage loans, and therefore, of amounts distributable in reduction of Certificate Balance of the offered certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During these periods, the amount of principal distributions resulting from prepayments available to an investor in these certificates for reinvestment at these high prevailing interest rates may be relatively small.]

         [The effective yield to holders of offered certificates will be lower than the yield otherwise produced by the applicable pass-through rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of interest will not be made until the Distribution Date immediately following this Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of this Interest Accrual Period to the Distribution Date that follows.]]


[YIELD ON THE OFFERED CERTIFICATES]


         [The yield to maturity of offered certificates will be sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments and repurchases, delinquencies and liquidations on the mortgage loans.

         [The following tables indicate the assumed purchase price before adding accrued interest, if any, expressed as a percentage of the applicable [Certificate Balance, and the hypothetical pre-tax yield to maturity on the offered certificates, stated on a corporate bond equivalent basis, based on certain hypothetical scenarios]. The pre-tax yields to maturity set forth in the tables below were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the offered certificates, would cause the discounted present value of the assumed cash flows to equal the assumed purchase price thereof, plus accrued interest, if any, as basis points and by converting the monthly rates to corporate bond equivalent rates. These calculations of yield do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the [ offered certificates] and consequently, do not purport to reflect the return on any investment in the offered certificates when these reinvestment rates are considered.]

         [In the case of Scenario 1 below, it is assumed that all of the mortgage loans are prepaid in full on their respective Effective Maturity Dates. In the case of Scenario 2, it is assumed that the mortgage loans are prepaid in full on the first Due Dates on which prepayments in full can be made without payment of any Prepayment Premium and without defeasance. Scenarios 1 and 2 are collectively referred to as the "Scenarios."


                               CLASS [ ]


          ASSUMED                      SCENARIO                SCENARIO
     PURCHASE PRICE (%)                    1                       2
     ------------------           ------------------      ------------------

                                  %                       %


                                    CLASS [ ]


          ASSUMED                      SCENARIO                SCENARIO
     PURCHASE PRICE (%)                    1                       2
     ------------------           ------------------      ------------------

                                  %                       %



                                    CLASS [ ]


          ASSUMED                      SCENARIO                SCENARIO
     PURCHASE PRICE (%)                    1                       2
     ------------------           ------------------      ------------------

                                  %                       %


                                    CLASS [ ]


          ASSUMED                      SCENARIO                SCENARIO
     PURCHASE PRICE (%)                    1                       2
     ------------------           ------------------      ------------------

                                  %                       %


                                    CLASS [ ]


          ASSUMED                      SCENARIO                SCENARIO
     PURCHASE PRICE (%)                    1                       2
     ------------------           ------------------      ------------------

                                  %                       %

                                    CLASS [ ]


          ASSUMED                      SCENARIO                SCENARIO
     PURCHASE PRICE (%)                    1                       2
     ------------------           ------------------      ------------------

                                  %                       %


                                    CLASS [ ]


          ASSUMED                      SCENARIO                SCENARIO
     PURCHASE PRICE (%)                    1                       2
     ------------------           ------------------      ------------------

                                  %                       %



         [It is highly unlikely that principal of the mortgage loans will be repaid consistent with the assumptions underlying any one of the Scenarios. The mortgage loans will not have all of the characteristics assumed for purposes of the Scenarios. Yield will be affected by prepayment rates and may differ significantly from the Mortgage Loan Assumptions. There can be no assurance that the pre-tax yields, on the offered certificates will correspond to any of the pre-tax yields or discounted margins, as applicable, shown in this prospectus supplement or that the aggregate purchase prices of the offered certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the offered certificates.]


[RATED FINAL DISTRIBUTION DATE]


         [ Because some of the mortgage loans have maturity dates that occur earlier than the latest maturity date, and because some of the mortgage loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each class of offered certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. However, delinquencies on mortgage loans could result in final distributions in reduction of the Certificate Balance of one or more classes after the Rated Final Distribution Date of the class or classes.]


WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES


         [Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance. The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may occur as a result of scheduled amortization, voluntary or involuntary prepayments or liquidations.]

         [The weighted average lives of the offered certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of the certificates occur as a result of the repurchase or purchase of mortgage loans from the trust fund as described under "The Pooling Agreement--Representations and Warranties; Repurchase" or "--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement. Such a repurchase or purchase from the trust fund will have the same effect on distributions to the holders of certificates as if the related mortgage loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof. The tables of "Percentage of Initial Certificate Balance Outstanding For Each Designated Scenario" set forth below indicate the weighted average life of each class of offered certificates, other than the Class [ ] Certificates, and set forth the percentage of the initial Certificate Balance of the offered certificates that would be outstanding after each of the dates shown based on the assumptions for each of the designated Scenarios described above under "--Yield on the Offered Certificates." The tables have also been prepared on the basis of the Mortgage Loan Assumptions described under "--Yield on the Offered Certificates." The Mortgage Loan

Assumptions made in preparing the previous and following tables are expected to vary, and may vary significantly, from the actual performance of the mortgage loans. It is highly unlikely that principal of the mortgage loans will be repaid consistent with the assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the mortgage loans may pay or prepay on any particular date.]

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO



                                    CLASS [ ]


                                           SCENARIO              SCENARIO
          DISTRIBUTION DATE                    1                    2
          -----------------           -----------------      -----------------

Initial Percent



Weighted Average Life
   (in years)

------------------


(1) Assuming that the [ ] day of each of the months indicated is the Distribution Date occurring in this month.

(2)  [The weighted average life of the Class [ ] Certificates is determined by
     (1) multiplying the amount of each distribution or allocation in reduction of Certificate Balance of this class by the number of years from the date of determination to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance referred to in clause (1).]

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO



                                    CLASS [ ]


                                           SCENARIO              SCENARIO
          DISTRIBUTION DATE                    1                    2
          -----------------           -----------------      -----------------

Initial Percent



Weighted Average Life
   (in years)

------------------


(1) Assuming that the [ ] day of each of the months indicated is the Distribution Date occurring in this month.

(2)  [The weighted average life of the Class [ ] Certificates is determined by
     (1) multiplying the amount of each distribution or allocation in reduction of Certificate Balance of this class by the number of years from the date of determination to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance referred to in clause (1).]

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO



                                    CLASS [ ]


                                           SCENARIO              SCENARIO
          DISTRIBUTION DATE                    1                    2
          -----------------           -----------------      -----------------

Initial Percent



Weighted Average Life
   (in years)

------------------


(1) Assuming that the [ ] day of each of the months indicated is the Distribution Date occurring in this month.

(2)  [The weighted average life of the Class [ ] Certificates is determined by
     (1) multiplying the amount of each distribution or allocation in reduction of Certificate Balance of this class by the number of years from the date of determination to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance referred to in clause (1).]

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO



                                    CLASS [ ]


                                           SCENARIO              SCENARIO
          DISTRIBUTION DATE                    1                    2
          -----------------           -----------------      -----------------

Initial Percent



Weighted Average Life
   (in years)

------------------


(1) Assuming that the [ ] day of each of the months indicated is the Distribution Date occurring in this month.

(2)  [The weighted average life of the Class [ ] Certificates is determined by
     (1) multiplying the amount of each distribution or allocation in reduction of Certificate Balance of this class by the number of years from the date of determination to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance referred to in clause (1).]

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO



                                    CLASS [ ]


                                           SCENARIO              SCENARIO
          DISTRIBUTION DATE                    1                    2
          -----------------           -----------------      -----------------

Initial Percent



Weighted Average Life
   (in years)

------------------


(1) Assuming that the [ ] day of each of the months indicated is the Distribution Date occurring in this month.

(2)  [The weighted average life of the Class [ ] Certificates is determined by
     (1) multiplying the amount of each distribution or allocation in reduction of Certificate Balance of this class by the number of years from the date of determination to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance referred to in clause (1).]

                    PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                    OUTSTANDING FOR EACH DESIGNATED SCENARIO



                                    CLASS [ ]


                                           SCENARIO              SCENARIO
          DISTRIBUTION DATE                    1                    2
          -----------------           -----------------      -----------------

Initial Percent



Weighted Average Life
   (in years)

------------------


(1) Assuming that the [ ] day of each of the months indicated is the Distribution Date occurring in this month.

(2)  [The weighted average life of the Class [ ] Certificates is determined by
     (1) multiplying the amount of each distribution or allocation in reduction of Certificate Balance of this class by the number of years from the date of determination to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance referred to in clause (1).]

                              THE POOLING AGREEMENT


GENERAL


         The certificates will be issued pursuant to a Pooling Agreement to be dated as of __________ __, 199__, by and among the [depositor, the master servicer, the special servicer and the trustee].

         Morgan Stanley Capital I Inc. will provide to a prospective or actual holder of an offered certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to Morgan Stanley Capital I Inc., ______________________________; Attention:
_______________________, (___) ________.


ASSIGNMENT OF THE MORTGAGE LOANS


         On or prior to the Closing Date, Morgan Stanley Capital I Inc. will assign or cause to be assigned the mortgage loans, without recourse, to the trustee for the benefit of the certificateholders. Prior to the Closing Date, Morgan Stanley Capital I Inc. will, as to each mortgage loan, deliver to the trustee, or the custodian , among other things, the following documents:

         1) the original or, if accompanied by a "lost note" affidavit, a copy of the mortgage note, endorsed by ____________________ which transferred the mortgage loan, without recourse, in blank or to the order of trustee;

         2) the original mortgage or a certified copy of the mortgage, and any intervening assignments , or certified copies of the intervening assignments, in each case with evidence of recording thereon;

         3) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement--if, in either case, the item is a document separate from the mortgage--and any intervening assignments of each document or instrument;

         4) an assignment of the mortgage, executed by the ____________________ which transferred the mortgage loan, in blank or to the order of the trustee, in recordable form;

         5) assignments of any related assignment of leases, rents and profits and any related security agreement if, in either case, the item is a document separate from the mortgage, executed by ____________________ which transferred the mortgage loan, in blank or to the order of the trustee;

         6) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the mortgage or mortgage note have been modified or the mortgage or mortgage note has been assumed; and

         7) the originals or certificates of a lender's title insurance policy issued on the date of the origination of the mortgage loan or, with respect to each mortgage loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located.

         The Pooling Agreement will require Morgan Stanley Capital I Inc. promptly, and in any event within _____ days of the Closing Date, to cause each assignment of the mortgage described in clause (4) above to be submitted for recording in the real property records of the jurisdiction in which the related mortgaged property is located. Any assignment delivered in blank will be completed to the order of the trustee prior to recording. The Pooling Agreement will also require Morgan Stanley Capital I Inc. to cause the endorsements on the mortgage notes delivered in blank to be completed to the order of the trustee.

THE MASTER SERVICER


         General. ____________________, a __________________ corporation, will act as master servicer for the certificates pursuant to the Pooling Agreement. The master servicer[, a wholly-owned subsidiary of ,] [is engaged in the mortgage banking business and originates, purchases, sells and services mortgage loans. _________________ primarily originates mortgage loans through a branch system consisting of _______________________ offices in __________ states, and through mortgage loan brokers.]

         The executive offices of the master servicer are located at _______________, telephone number (__)__________.



         Delinquency and Foreclosure Experience. The following tables set forth information concerning the delinquency experience, including pending foreclosures, on [multifamily][commercial] mortgage loans included in the master servicer's servicing portfolio, which includes mortgage loans that are subserviced by others. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.




                             As of December 31, 19          As of December 31, 19              As of , 19
                             ----------------------         ----------------------             ----------
                                            By Dollar                    By Dollar                      By Dollar
                            By No. of       Amount of     By No. of      Amount of       By No. of      Amount of
                              Loans           Loans         Loans          Loans           Loans          Loans
                                                        Dollar Amount in  Thousands
Total Portfolio           ________        $_______       ________      $_______        ________        $_______
Period of Delinquency
  31 to 59 days
  60 to 89 days
  90 days or more         ________        ________       ________      ________        ________        ________
Total Delinquent Loans    ________        $_______       _________     $_______        ________        $_______
Percent of Portfolio                   %              %             %               %               %             %
Foreclosures pending (1)
Percent of Portfolio                   %              %             %               %               %             %
Foreclosures
Percent of Portfolio                   %              %             %               %               %             %


------------------

(1) Includes bankruptcies which preclude foreclosure.


         There can be no assurance that the delinquency and foreclosure experience of the mortgage loans comprising the Mortgage Pool will correspond to the delinquency and foreclosure experience of the master servicer's mortgage portfolio set forth in the foregoing tables. The aggregate delinquency and foreclosure experience on the mortgage loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool.

[SPECIAL SERVICERS]


         [The [ master servicer] is permitted, at its own expense, to utilize agents or attorneys in performing any of its obligations under the Pooling Agreement, but will not thereby be relieved of its obligation, and will be responsible for the acts and omissions of its agents or attorneys.

         The [ master servicer currently] intends to engage [ ] ("__________"), a _____________ corporation, as its agent to perform servicing functions primarily related to property inspections, foreclosure and the operation and sale of REO Property. See "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the prospectus. ____________________________ is [describe organization] of [multifamily][commercial] properties and has extensive experience in the [describe relevant experience] of [multifamily] [commercial] properties.]


[CERTIFICATE ACCOUNT]


         [The master servicer is required to deposit on a daily basis all amounts received with respect to the mortgage loans of the Mortgage Pool, net of its servicing compensation, into a separate Certificate Account maintained with ____________. Interest or other income earned on funds in the Certificate Account will be paid to the master servicer as additional servicing compensation. See "Description of the Trust Funds--Mortgage Loans"and "--MBS" and "Description of the Agreements--Certificate Account and Other Collection Accounts" in the prospectus.]


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

[Include description of Servicing Standard]


         The compensation to be paid to the master servicer in respect of its master servicing activities will be the Servicing Fee. The Servicing Fee will be payable monthly only from amounts received in respect of interest on each mortgage loan, will accrue at the Servicing Fee Rate and will be computed on the basis of the same principal balance and for the same period respecting which any related interest payment on the mortgage loan is computed. The [weighted average] Servicing Fee Rate [with respect to each mortgage loan] equals % per annum. [The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee. The Special Servicing Fee will be payable monthly only from amounts received in respect of interest on each Specially Serviced Mortgage Loan, will accrue at the Special Servicing Fee Rate and will be computed on the basis of the same principal amount for the same period respecting which any related interest payment on the mortgage loan is computed. The Special Servicing Fee Rate with respect to each Specially Serviced Mortgage Loan equals ___% per annum.] [As further compensation for its servicing activities, the special servicer shall also be entitled to receive

         o the Liquidation Fee for the procurement, directly or through an agent thereof, of a purchaser in connection with the liquidation of a mortgaged property securing any defaulted mortgage loan, out of related liquidation proceeds, provided that the payment of the Liquidation Fee would not be a violation of, and would not subject the trustee or the trust fund to liability under, any state or local statute, regulation or other requirement, including without limitation, those governing the licensing of real estate brokers or salesmen, and


         o the Management Fee in connection with the operation and management of any REO Property, out of related revenues.


Any Liquidation Fee payable to the special servicer will be equal to __%, if the relevant sale occurs at a foreclosure sale, trustee's sale or other similar proceeding, or __% , if the relevant sale occurs subsequent to the mortgaged property's having become an REO Property, as applicable, of the gross liquidation proceeds. The Management Fee in respect of any REO Property is payable to the special servicer monthly and is equal to __% of the gross revenues derived from this REO Property.]

         As additional servicing compensation, the master servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from borrowers, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Servicing Standard requires the master servicer to, among other things, diligently service and administer the mortgage loans on behalf of the trustee and in the best interests of the certificateholders, but without regard to the master servicer's right to receive the additional servicing compensation. The master servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the master servicer in connection with its responsibilities under the Agreement. See "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation payable to the master servicer and for information regarding expenses payable by the master servicer [and "Federal Income Tax Consequences" in this prospectus supplement regarding certain taxes payable by the master servicer].


REPORTS TO CERTIFICATEHOLDERS


         On each Distribution Date the master servicer shall furnish to each certificateholder, to Morgan Stanley Capital I Inc., to the trustee and to the Rating Agency a statement setting forth information with respect to the mortgage loans and the certificates required pursuant to the Pooling Agreement. In addition, within a reasonable period of time after each calendar year, the master servicer shall furnish to each person who at any time during the calendar year was the holder of a certificate a statement containing information with respect to the certificates required pursuant to the Pooling Agreement, aggregated for the calendar year or a portion of the calendar year during which the person was a certificateholder. See "Description of the Certificates--Reports to Certificateholders" in the prospectus.

[VOTING RIGHTS]

         At all times during the term of this Agreement, the Voting Rights shall be allocated among the classes of certificateholders in proportion to the respective Certificate Balances of their certificates [,net, in the case of the Class [ ], Class [ ] and Class [ ] Certificates, of any uncovered portion of the related Certificate Balance]. Voting Rights allocated to a class of certificateholders shall be allocated among these certificateholders in proportion to the Percentage Interests evidenced by their respective certificates.]


OPTIONAL TERMINATION


         [The obligations created by the Pooling Agreement will terminate following the earliest of


         o the final payment or other liquidation of the last mortgage loan or REO Property subject thereto, and

         o the purchase of all of the assets of the trust fund by the master servicer.

Written notice of termination of the Pooling Agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar specified in the notice of termination. In no event, however, will the trust fund created by the Pooling Agreement continue beyond the expiration of [21 years] from the death of the survivor of certain persons named in the Pooling Agreement.]

         [Any purchase by the master servicer of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the greater of

         o the aggregate fair market value of all the mortgage loans and REO Properties then included in the trust fund, as mutually determined by the master servicer and the trustee, and

         o the excess of (1) the sum of (a) the aggregate Purchase Price of all the mortgage loans then included in the trust fund and
                  (b) the fair market value of all REO Properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer and the trustee, over (2) the aggregate of amounts payable or reimbursable to the master servicer under the

                  Pooling Agreement. The purchase will effect early retirement of the then outstanding Class [ ] Certificates, but the right of the master servicer to effect the termination is subject to the requirement that the aggregate Stated Principal Balance of the mortgage loans then in the trust fund is less than __% of the aggregate principal balance of the mortgage loans as of the Cut- off Date. [In addition, the master servicer may at its option purchase any class or classes of Class [ ] Certificates with a Certificate Balance less than __% of the original balance thereof at a price equal to the Certificate Balance plus accrued interest through .]]

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature.

         o        [                 ], approximately [      ]% of the mortgage
                  loans by Cut-off Date Allocated Loan Amount;

         o        [                 ], approximately [      ]% of the mortgage
                  loans by Cut-off Date Allocated Loan Amount;

         o        [                 ], approximately [      ]% of the mortgage
                  loans by Cut-off Date Allocated Loan Amount;

         o        [                 ], approximately [      ]% of the mortgage
                  loans by Cut-off Date Allocated Loan Amount; and

         o        [                 ], approximately [      ]% of the mortgage
                  loans by Cut-off Date Allocated Loan Amount.

The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

         [  ,  ,  ,   ,   and    and various other states have imposed statutory
prohibitions or limitations that limit the remedies of a lender under a mortgage or a beneficiary under a deed of trust. All of the mortgage loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on recourse. The limitations described in this prospectus supplement and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of the master servicer or the special servicer, as applicable, to realize on the mortgage loans and may adversely affect the amount and timing of receipts on the mortgage loans.]


         [Describe specific state laws]


                                 USE OF PROCEEDS

         The net proceeds from the sale of offered certificates will be used by Morgan Stanley Capital I Inc. to pay the purchase price of the mortgage loans.

                         FEDERAL INCOME TAX CONSEQUENCES

         [Elections will be made to treat the portion of the trust fund exclusive of the [Deferred Interest, the Deferred Interest Distribution Account, the Default Interest, and the Class [ ] Distribution Account,] and, in the opinion of __________________________, special tax counsel to Morgan Stanley Capital I Inc., the portion of the trust fund will qualify, [as two separate REMICs, the "Master REMIC" and the "Subsidiary REMIC", respectively,] within the meaning of Code Section 860D. The [Subsidiary REMIC] will hold the mortgage loans, exclusive of the Deferred Interest and the Default Interest, proceeds therefrom, the Collection Account, the Subsidiary Distribution Account and any REO Property, and will issue

         o        Subsidiary Regular Interests to the [Master REMIC] and

         o the Class [ ] Certificates, which will represent the sole class of residual interests in the [Subsidiary REMIC].


The [Master REMIC] will hold the [Subsidiary Regular Interests, and the Master Distribution Account] in which distributions thereon will be deposited and will issue


         o classes of regular interests represented by the Regular Certificates and

         o the Class [ ] Certificates, which will represent the sole class of residual interests in the [Master REMIC].



In addition, the Class [ ], Class [ ] and Class [ ] Certificates will represent pro rata undivided beneficial interests in designated portions of the Deferred Interest and the related portions of the Deferred Interest Distribution Account, which portion of the trust fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these classes of certificates will be required to allocate their purchase price between their interests in the regular interests in the [Master REMIC] and their beneficial interests in Deferred Interest based on the relative fair market values of each, it is anticipated that the rights to Deferred Interest will have negligible value as of the Closing Date. The Class [ ] Certificates will represent pro rata undivided beneficial interests in the portion of the trust fund consisting of Default Interest, subject to an obligation to pay interest on Advances to the [ master servicer, special servicer or trustee], as the case may be, in respect of the mortgage loans and the Class [ ] Distribution Account, and the portion will be treated as part of the grantor trust for federal income tax purposes.

         [The offered certificates will be treated as "real estate assets" under Code Section 856(c)(4)(A), to the extent that the assets of the REMICs are so treated. The interest on the offered certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.]

         [A beneficial owner's interest in an offered certificate will qualify for the foregoing treatments under Sections 856(c)(4)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for this treatment, and otherwise will qualify to the extent of the REMICs' percentage of the assets. The preceding three sentences do not apply to a beneficial owner's interest in the offered certificates, other than the Class [ ], Class [ ] and Class [ ] Certificates, to the extent allocable to the right to receive Deferred Interest. However, a beneficial owner's interest in Deferred Interest will separately qualify under these sections. A mortgage loan that has been defeased with U.S. Treasury securities will not qualify for the foregoing treatments. [The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.]

         [The regular interests represented by the offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the regular interests represented by the offered certificates in accordance with the accrual method of accounting. Deferred Interest will be required to be reported as income by the beneficial owners of the certificates, to the extent these amounts do not represent a recovery of a portion of the owner's adjusted basis in the certificates, if any, as these amounts are accrued by the trust fund, commencing after the Effective Maturity Dates on the related mortgage loans.]

         It is anticipated that the regular interests represented by the Class [ ] Certificates will be issued at a premium for federal income tax purposes. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--General" in the prospectus.

         [Although unclear for federal income tax purposes, it is anticipated that the Class [ ] Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices, including accrued interest. Any "negative" amounts of original issue discount on the Class [ ] Certificates attributable to rapid prepayment with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class [ ] Certificate may be entitled to a loss deduction to the extent it becomes certain that the holder will not recover a portion of its basis in the certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class [ ] Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero, a Negative Adjustment, would be treated by a certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, Morgan Stanley Capital I Inc. does not intend to treat the payments of interest on the Class [ ] Certificates as contingent interest.]


         The prepayment assumption that will be used to accrue original issue discount or to amortize premium of an initial owner will be Scenario 1 as described under "Yield, Prepayment and Maturity Considerations--Yield on the Offered Certificates" above.


         [Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the offered certificates as these amounts become due to the beneficial owners.]

                              ERISA CONSIDERATIONS

         [The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code, or a "governmental plan," as defined in Section 3(32) of ERISA, that is subject to any federal, state or local law which is, to a material extent, similar to these provisions of ERISA or the Code, or a collective investment fund in which these Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans, or which are deemed pursuant to ERISA or similar law to include assets of Plans, or other persons acting on behalf of the Plan or using the assets of the Plan of the Class [ ], Class [ ] and Class [ ] Certificates is restricted. See "Description of the Offered Certificates--Transfer Restrictions" in this prospectus supplement. Accordingly, except as specifically referenced in this prospectus supplement, the following discussion does not purport to discuss the considerations under ERISA or Section 4975 of the Code with respect to the purchase, holding or disposition of the Subordinated Offered Certificates. For purposes of the following discussion all references to the offered certificates, unless otherwise indicated, shall be deemed to exclude the Subordinated Offered Certificates.]

         As described in the prospectus under "ERISA Considerations", Title I of ERISA and Section 4975 of the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the offered certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor that may be applicable to an investment by a Plan in the offered certificates. The United States Department of Labor has granted to the underwriter an administrative exemption-- Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20548 (May 17,
1990))--referred to in this prospectus supplement as the Exemption for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the mortgage loans. However, it should be noted that in issuing the Exemption, the United States Department of Labor may not have considered interests in pools of the exact nature as some of the offered certificates.


         [Among the conditions that must be satisfied for the Exemption to apply are the following:


              (1) [The acquisition of offered certificates by a Plan is on terms, including the price for the Offered Certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;]

              (2) [The rights and interests evidenced by offered certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;]

              (3) [The offered certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from any of Standard & Poor's Structured Rating Groups, Moody's Investor Services Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;]

              (4) [The trustee must not be an affiliate of any other member of the Restricted Group;]

              (5) [The sum of all payments made to and retained by the underwriter in connection with the distribution of offered certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by Morgan Stanley Capital I Inc. pursuant to the assignment of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans. The sum of all payments made to and retained by the master servicer and anyother servicer represents not more than reasonable compensation for the person's services under the Pooling Agreement and reimbursement of the person's reasonable expenses in connection therewith;] and

              (6) [The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.]]

         [The  trust fund must also meet the following requirements:

              (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

              (b) certificates evidencing interests in these other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the offered certificates pursuant to the Exemption; and

              (c) certificates evidencing interests in these other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the offered certificates pursuant to the Exemption.]

         [If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage loans in the Mortgage Pool, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.]

         [Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust fund holding receivables, loans or obligations on which the fiduciary or its affiliate is an obligor provided that, among other requirements:

         o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

         o the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust fund;

         o a Plan's investment in certificates of any class does not exceed [twenty-five percent] of all of the certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in one or more trust funds containing assets sold or serviced by the same entity. Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of these borrowers, should not purchase any of the offered certificates, unless the conditions described in this paragraph are met.]

         [The Exemption does not apply to the purchasing or holding of offered certificates by Plans sponsored by the Restricted Group.]

         [The underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the offered certificates, other than those conditions which are dependent on facts unknown to the underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase the class of offered certificates. However, before purchasing an offered certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of the exemption will be applicable to the offered certificates. THE CLASS [ ], CLASS [ ] AND CLASS [ ] CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, THE CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, UNLESS THE PERSON IS AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF THE CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER SECTION I and III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.]

         [Any fiduciary of a Plan considering whether to purchase an offered certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to the investment. See "ERISA Considerations" in the prospectus. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under similar law.]

         [The sale of offered certificates to a Plan is in no respect a representation by Morgan Stanley Capital I Inc. or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.]

                                LEGAL INVESTMENT

         The Class [ ] Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in at least the second highest rating category by the Rating Agency, and, as such, will be legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or federal or state banking, insurance or other regulatory authorities should review applicable rules, supervisory policies and guidelines, since some restrictions may apply to investments in the certificates. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities, in particular insurance companies, to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether, and to what extent, the Class [ ] Certificates constitute legal investments for these investors.

         The Class [ ] Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class [ ] Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class [ ] Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class [ ] Certificates will constitute legal investments for them.

         [Except as to the status of the Class [ ] Certificates as "mortgage related securities," no] [No] representations as to the proper characterization of the certificates for legal investment, financial regulatory or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates, may adversely affect the liquidity of the certificates.

         See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

         [Subject to the terms and conditions of the Underwriting Agreement between Morgan Stanley Capital I Inc. and the underwriter, the offered certificates will be purchased from Morgan Stanley Capital I Inc. by the underwriter, an affiliate of Morgan Stanley Capital I Inc. and [ ], upon issuance. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates will be approximately [ ]% of the initial aggregate Certificate Balance of the offered certificates, plus accrued interest, if any, from __________, 199__, before deducting expenses payable by Morgan Stanley Capital I Inc..]

         [In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from Morgan Stanley Capital I Inc. in the form of underwriting discounts. One or more affiliates of the underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.]

         [ Affiliates of the underwriter, including [ ], engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.]

         [Morgan Stanley Capital I Inc. has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.]

         [In connection with the offering, the underwriter may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by the underwriter in connection with the offering. Short positions created by the underwriter involve the sale by the underwriter of a greater number of certificates than they are required to purchase from Morgan Stanley Capital I Inc. in the offering. The underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the underwriter if the certificates are repurchased by the underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.]

         [This prospectus supplement and the prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this prospectus supplement and the prospectus may otherwise lawfully be issued or passed on.]

         [The trust fund described in this prospectus supplement may only be promoted, whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise, by an authorized person under Chapter III of the Financial Services Act of 1986 of the United Kingdom to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulation 1991, as amended.]

                        VALIDITY OF OFFERED CERTIFICATES

         The validity of the offered certificates will be passed upon for Morgan Stanley Capital I Inc. and for the underwriter by __________________________, ______________. The material federal income tax consequences of the offered certificates will be passed upon for Morgan Stanley Capital I Inc.
_____________________________.



                                     RATINGS


         It is a condition to issuance that the Class [ ] Certificates be rated [not lower than] "______" by ________________. However, no person is obligated to maintain the rating on the Class [ ] Certificates, and _______________ is not obligated to monitor its rating following the Closing Date.


         ________________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled. _____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. _________________'s rating on the Class [ ] Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. [The rating of the Class [ ] Certificates does not address the possibility that the holders of these certificates may fail to fully recover their initial investments.] See "Risk Factors" in this prospectus supplement.

         There can be no assurance as to whether any rating agency not requested to rate the Class [ ] Certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the Class [ ] Certificates by a rating agency that has not been requested by Morgan Stanley Capital I Inc. to do so may be lower than the rating assigned by ________________'s pursuant to Morgan Stanley Capital I Inc.'s request.


         The rating of the Class [ ] Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust fund may issue.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Allocated Loan Amount" means, for each mortgage loan secured by more than one mortgaged property, the principal amount of that mortgage loan allocated to each mortgaged property secured by the mortgage loan.

         "Appraisal Reduction Amount" means, for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, an amount equal to:

         o the excess of the outstanding Stated Principal Balance of the mortgage loan as of the last day of the related Collection Period over the excess of:

                  o [ ]% of the sum of the appraised values of the related mortgaged properties as determined by independent MAI appraisals, the costs of which shall be paid by the master servicer as an Advance

                  o        over the sum of:

                  o to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the mortgage loan at a per annum rate equal to the mortgage rate,

                  o all unreimbursed Advances and interest thereon at the Advance Rate in respect of the mortgage loan and

                  o all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the mortgage loan, which taxes, premiums and other amounts have not been the subject of an Advance.

         If no independent MAI appraisal has been obtained within [ ] months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the special servicer will be required to estimate the value of the related mortgaged properties and the estimate will be used for purposes of determining the Appraisal Reduction Amount.

         "Appraisal Reduction Event" means the first Distribution Date following the earliest of:

         o the third anniversary of the date on which an extension of the maturity date of a mortgage loan becomes effective as a result of a modification of the mortgage loan by the [special servicer], which extension does not change the amount of monthly payments on the mortgage loan;

         o [ ] days after an uncured delinquency occurs in respect of a mortgage loan;

         o [ ] days after the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan, becomes effective as a result of a modification of the mortgage loan by the [special servicer];

         o [ ] days after a receiver has been appointed or after the commencement of an involuntary bankruptcy proceeding;

         o        immediately after a borrower declares bankruptcy; and

         o        immediately after a mortgage loan becomes an REO Mortgage
                  Loan.

         "Assumed Scheduled Payment" mean an amount deemed due in respect of

         o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date or

         o any mortgage loan as to which the related mortgaged property has become an REO Property.

         The Assumed Scheduled Payment deemed due on any Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on this date if the related Balloon Payment had not come due, but rather the mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust fund, equals the Scheduled Payment or Assumed Scheduled Payment due on the last Due Date prior to the acquisition of the REO Property.

         "Available Funds" means, for a Distribution Date, the sum of:

         o all monthly payments or other receipts on account of principal and interest on or in respect of the mortgage loans, including Unscheduled Payments and Net REO Proceeds, if any, received by the master servicer in the related Collection Period;

         o all other amounts required to be deposited in the Collection Account by the master servicer pursuant to the Pooling Agreement in respect of the Distribution Date that are allocable to the mortgage loans, including all P&I Advances made by the master servicer or the trustee, as applicable, in respect of the Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account; and

         o any late payments received after the end of the Collection Period relating to the Distribution Date but prior to the related Master Servicer Remittance Date;

                  but excluding the following:


                  o amounts permitted to be used to reimburse the master servicer, the special servicer or the trustee, as applicable, for previously unreimbursed Advances and interest thereon as described in this prospectus supplement under "The Pooling Agreement--Advances";

                  o        the aggregate amount of Servicing Compensation;

                  o all amounts representing scheduled monthly payments due after the related Due Date;

                  o to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds, condemnation proceeds or the Repurchase Price received with respect to a mortgage loan which represents any unpaid Servicing Compensation as described in this prospectus supplement, to which the master servicer, the special servicer or the trustee is entitled;

                  o all amounts representing certain unanticipated or default related expenses reimbursable or payable to the master servicer, the special servicer or the trustee and other amounts permitted to be retained by the master servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including indemnities;

                  o        prepayment premiums;

                  o        Default Interest;

                  o        Deferred Interest;

                  o all amounts received with respect to each mortgage loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined; and

                  o the amount reasonably determined by the trustee to be necessary to pay any applicable federal, state or local taxes imposed on the [Master REMIC or the Subsidiary REMIC] under the circumstances and to the extent described in the Pooling Agreement.

         "Balloon Loans" means mortgage loans which provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity and which are expected to have remaining principal balances equal to or greater than [ ]% of the original principal balance of each mortgage loan as of their respective stated maturity date.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "CEDEL Participants" means the participating organizations for which CEDEL holds securities.

         "Certificate" means any of the Class [ ], Class [ ], Class [ ] or Class
[ ] Certificates.

         "Certificate Balance" means the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

         "Certificateholder" or "holder" means a Person in whose name a certificate is registered in the Certificate Registrar or a Person in whose name ownership of an uncertificated certificate is recorded in the books and records of the trustee.

         "Certificate Owners" means a Person acquiring an interest in an offered certificate.

         "Certificate Registrar" means the trustee who will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the offered certificates.

         "Class Prepayment Percentage" means, with respect to any class of certificates, other than the Class [ ], Class [ ] and Residual Certificates, and any Distribution Date, a fraction, expressed as a percentage,

         o the numerator of which is the portion of the Principal Distribution Amount to be distributed to the holders of the class of certificates on the Distribution Date, and

         o the denominator of which is the total Principal Distribution Amount for the Distribution Date.]

         "Closing Date" means [      ].

         "Collection Account" means a trust account or accounts created and maintained by the servicer and established pursuant to the terms of the Pooling Agreement.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding this Distribution Date, or in the case of the first Distribution Date, the Cut-off Date, and ending with the Determination Date occurring in the month in which this Distribution Date occurs.

         "Component Notional Amount" means the Certificate Balance of the related class of certificates for each component of the Class [ ] Certificates reduced by distributions allocable to principal and by any Realized Losses allocated to the class of certificates.

         "Cross-over Date" means the Distribution Date on which the Certificate Balance of each class of certificates entitled to distributions of principal--other than the Class [ ] and Class [ ] Certificates-- has been reduced to zero.]

         "Cut-off Date" means ______________________________.

         "Debt Service Coverage Ratio" means, for any mortgage loan, the ratio of Net Operating Income produced by the related mortgaged property for the period covered by the annual operating statement to the amounts of principal, interest and other sums due under the mortgage loan for the same period.

         "Default Interest" means, with respect to each mortgage loan, the per annum rate at which interest accrues on the mortgage loan following any event of default.

         "Deferred Interest" means, with respect to the EMD Loans, the excess interest that accrues after the Effective Maturity Date, but is not paid until the principal balance of the mortgage loan is paid in full.

         "Definitive Certificate" means a fully registered physical certificate.

         "Depositor" means [      ].

         "Depositories" means the depositories for CEDEL and Euroclear. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of the depositories.

         "Determination Date" means, with respect to any Distribution Date, the [ ] business day prior to the related Distribution Date.

         "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distribution Date" means the [ ] business day of each month or, if this day is not a Business Day, the next succeeding Business Day, commencing __________, 199__ .

         "Due Dates" means dates upon which the related Scheduled Payments are due and occur on the first day of each month.

         "Effective Maturity Date" means, with respect to an EMD Loan, the date

         o        on which interest begins to accrue at a higher rate,

         o on or prior to which the loan may be prepaid without any prepayment penalty, and

         o on which it is anticipated the related borrower will repay its mortgage loan.

         "Effective Maturity Date Loan" or "EMD Loan" means a loan that

         o substantially fully amortizes until its respective maturity date,

         o generally accrues interest at a higher rate beginning on a date prior to the maturity date, and

         o may be prepaid, without any prepayment penalty, on or prior to a date prior to the maturity date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Euroclear Participants" means the participants of the Euroclear system for which Euroclear hold securities.

         "Excess Cash Flow" means, with respect to EMD Loans, the excess amounts that otherwise would be returned to the borrower that, after the Effective Maturity Date, are used to repay the EMD Loan.

         "Excess Prepayment Interest Shortfall" means with respect to any Distribution Date, the aggregate amount by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Collection Period exceeds the aggregate Servicing Fee, minus the Trustee Fee, available to be paid to the master servicer for this Distribution Date.

         "Excess Servicing Fee" means an additional fee payable to [ ], as set forth in the Pooling Agreement, which is assignable and non-terminable.

         "Extended Monthly Payment" means, with respect to any extension of a mortgage loan that is delinquent in the payment of any principal balance and accrued interest remaining unpaid on its maturity date,

         o the principal portion of a revised monthly payment, which will be calculated based on an amortization schedule that does not extend past the date occurring two years prior to the Rated Final Distribution Date, and an interest rate no less than the Mortgage Rate for the related mortgage loan, plus

         o interest at the applicable rate of Default Interest, unless otherwise agreed to by the [special] servicer, as long as the rate is not less than the applicable Mortgage Rate.

         "FSA" means the Financial Services Act of 1986 of the United Kingdom.

         "Global Certificates" means the certificates held through a depository.

         "Government Securities" means direct obligations of the United States, agencies of the United States or agencies created by the United States.

         "Gross Margin" means that fixed percentage, generally, as specified in the loan documents, that is added to the Index upon which the interest rate is based to determine the interest rate for an adjustable rate mortgage loan.

         "Index" means [                                   ].

         "Indirect Participants" means the banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         "Initial Pool Balance" means the aggregate principal balance of the mortgage loans as of the Cut-off Date, which is equal to $ [ ], subject to a permitted variance of plus or minus 5%.

         "Interest Accrual Amount" means, with respect to any Distribution Date and any class of Principal Balance Certificates, interest for the related Interest Accrual Period at the pass-through rate for this class on the related Certificate Balance, provided, that for interest accrual purposes, any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of this Interest Accrual Period. With respect to any Distribution Date and the Class [ ] Certificates, Interest Accrual Amount is equal to interest for the related Interest Accrual Period at the pass-through rate for the class for this Interest Accrual Period on the Notional Amount, provided, that for interest accrual purposes, any distributions in reduction of notional amount or reductions in Notional Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of this Interest Accrual Period of this class. Calculations of interest on the certificates, will be made on the basis of a 360-day year consisting of twelve 30-day months.

         "Interest Accrual Period" means, with respect to any Distribution Date and with respect to any class of certificates, the calendar month immediately preceding the month in which this Distribution Date occurs.

         "Interest Distribution Amount" means, with respect to any Distribution Date and each class of Regular Certificates:

         o        the sum of the Interest Accrual Amount for this Distribution
                  Date; and

         o        the Interest Shortfall, if any, for this Distribution Date;]

         o less any Excess Prepayment Interest Shortfall allocated to this class on this Distribution Date.

         "Interest Rate Adjustment Date" means the date on which the interest rate for an adjustable rate mortgage loan will be adjusted, generally, as specified in the related note.

         "Interest Reserve Account" means an account that the trustee has established and will maintain for the benefit of the holders of the certificates.

         "Interest Shortfall" means, with respect to any Distribution Date for any class of Regular Certificates, the sum of:

         o the excess, if any, of the Interest Distribution Amount for this class for the immediately preceding Distribution Date; over

         o all distributions of interest, other than Deferred Interest, made with respect to this class of certificates on the immediately preceding Distribution Date; and

                  to the extent permitted by applicable law,

                  o other than in the case of the Class [ ] Certificates, one month's interest on any excess at the pass-through rate applicable to this class of certificates for the current Distribution Date; and

                  o in the case of the Class [ ] Certificates, one month's interest on any excess at the WAC Rate for this Distribution Date.

         "Liquidation Fee" means the liquidation fee payable to the special servicer equal to __% of the gross liquidation proceeds, if the relevant sale occurs at a foreclosure sale, trustee's sale or other similar proceeding or __% of the gross liquidation proceeds, if the relevant sale occurs subsequent to this mortgaged property's having become an REO Property.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon.

         "Lockout Period" means the period during which voluntary prepayments of a mortgage loan are prohibited.

         "LTV Ratios" means Loan-to-Value Ratios.

         "Management Fee" means, in respect of any REO Property, the fee payable to the special servicer, monthly, equal to __% of the gross revenues derived from this REO Property.

         "Master Servicer" means [        ]

         "Master Servicer Remittance Date" means the business day immediately prior to each Distribution Date.

         "MBS" means the mortgage participations, mortgage pass-through certificates or mortgaged-backed securities evidencing interests in those participations, certificates or securities or secured by those participations, certificates or securities included in a trust fund.

         "Mortgage File" means the following documents, among other things, which Morgan Stanley Capital I Inc. will, as to each mortgage loan, deliver to the trustee:

         o the original or, if accompanied by a "lost note" affidavit, a copy of the mortgage note, endorsed by ____________________ which transferred the mortgage loan, without recourse, in blank or to the order of trustee; and the original mortgage or a certified copy of the mortgage, and any intervening assignments, or certified copies of the intervening assignments, in each case with evidence of recording;

         o originals or certified copies of any related assignment of leases, rents and profits and any related security agreement, if, in either case, the item is a document separate from the mortgage, and any intervening assignments of each document or instrument;

         o an assignment of the mortgage, executed by the ____________________ which transferred the mortgage loan, in blank or to the order of the trustee, in recordable form;

         o assignments of any related assignment of leases, rents and profits and any related security agreement, if, in either case, the item is a document separate from the mortgage, executed by ____________________ which transferred the mortgage loan, in blank or to the order of the trustee;

         o originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the mortgage or mortgage note have been modified or the mortgage or mortgage note has been assumed; and

         o the originals or certificates of a lender's title insurance policy issued on the date of the origination of the mortgage loan or, with respect to each mortgage loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located.

         The Pooling Agreement will require Morgan Stanley Capital I Inc. promptly, and in any event within _____ days of the Closing Date, to cause each assignment of the mortgage described above to be submitted for recording in the real property records of the jurisdiction in which the related mortgaged property is located. Any assignment delivered in blank will be completed to the order of the trustee prior to recording. The Pooling Agreement will also require Morgan Stanley Capital I Inc. to cause the endorsements on the mortgage notes delivered in blank to be completed to the order of the trustee.

         "Mortgage" means a mortgage, deed of trust or other similar security instrument.

         "Mortgaged Property" means the real property, together with improvements to the real property, securing the indebtedness of the borrower under the related mortgage loan.

         "Mortgage Loans" and collectively, the "Mortgage Pool", means the [ ] mortgage loans in the trust fund with an aggregate principal balance as of the Cut-off Date of $ [ ], subject to a permitted variance of plus or minus 5%.

         "Mortgage Loan Seller" means [        ]

         "Mortgage Note" or "Note" means a promissory note evidencing a respective mortgage loan.

         "Mortgage Rate" means, with respect to any mortgage loan, the per annum interest rate at which interest accrues on the mortgage loan.

         "Negative Adjustment" means any net reduction in the income accrual for the taxable year below zero treated by a certificateholder as ordinary loss to the extent of prior income accruals and carried forward to offset future interest accruals.

         "Net Default Interest" means any default interest collected, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on Advances.

         "Net Mortgage Rate" means, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate in effect from time to time minus the Servicing Fee Rate. However, for purposes of calculating pass-through rates, the Net Mortgage Rate of the mortgage loan shall be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

         "Net Operating Income" means:

         o generally, the rent from all leases under which the tenants have taken occupancy at the time of calculation;

         o less operating expenses, such as utilities, administrative expenses, repairs and maintenance; and

         o less fixed expenses, such as insurance, real estate and other taxes to be paid by the borrower.

         "Net REO Proceeds" means REO Proceeds net of any insurance premiums, taxes, assessments and other costs and expenses.

         "Notional Amount" means [the aggregate Certificate Balance of each of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates outstanding from time to time, plus the amount of any unpaid Interest Shortfall on these classes] or [the sum of the balance of components which correspond to the Certificate Balance of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates].

         "Original LTV Ratio" is a fraction, expressed as a percentage:

         o the numerator of which is the principal balance of a mortgage loan on the date of its origination, and the

         o        denominator of which is [in general] the lesser of

         o the appraised value of the related mortgaged property as determined by an appraisal of the mortgaged property obtained in connection with the origination of the mortgage loan and

         o the sale price of the mortgaged property at the time of the origination.

         "P&I Advances" means the amount of any Scheduled Payments or Assumed Scheduled Payment, net of the related Servicing Fees and Excess Servicing Fees, other than any Balloon Payment, on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Pass-Through Rate" means, for any class of Regular Certificates for any Interest Accrual Period, the per annum rate at which interest accrues on the certificates of this class during this Interest Accrual Period.
The pass-through rate for the certificates is as follows:

         o The pass-through rate on the Class [ ] Certificates will be equal to [ ]%.

         o The pass-through rate on the Class [ ] Certificates will be equal to [ ]%.

         o The pass-through rate on the Class [ ] Certificates is equal to the WAC Rate minus [ ]%.]

         o [The pass-through rate on the Class [I/O] Certificates is a per annum rate equal to the weighted average of the pass-through rates on the Class [ ] Component, the Class [ ] Component, the Class [ ] Component, the Class [ ] Component and the Class [ ] Component, weighted on the basis of their respective Component Notional Amounts].

         o The pass-through rate on the Class [ ] Component is a per annum rate equal to the WAC Rate minus the pass-through rate on the Class [ ] Certificates.

         o The pass-through rate on the Class [ ] Component is a per annum rate equal to the WAC Rate minus the pass-through rate on the Class [ ] Certificates.

         o The pass-through rate on the Class [ ] Component is a per annum rate equal to [ ]%.

         o The pass-through rate on the Class [ ] Component is a per annum rate equal to [ ]%.

         o The pass-through rate on the Class [ ] Component is a per annum rate equal to [ ]%.]

         "Participants" means DTC's participating organizations, including CEDEL and Euroclear.

         "Payment Adjustment Date" means the date on which the monthly payment on an adjustable mortgage loan will be adjusted, generally, as specified in the related loan documents.

         "Payment Cap" means the provisions in the Pooling Agreement which provide that the adjustment of the amount of the monthly payment on a Payment Adjustment Date may not result in a monthly payment that increases by more than ___% --or, in some cases, decreases by more than ____%-- of the amount of the monthly payment in effect immediately prior to the Payment Adjustment Date.

         "Percentage Interest" is equal to the initial denomination of an offered certificate as of the Closing Date divided by the initial Certificate Balance of the related class.

         "Plan" means an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or Section 4975 of the Code, or a "governmental plan," as defined in Section 3(32) of ERISA, that is subject to any federal, state or local law which is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code.

         "Pooling Agreement" means the Pooling Agreement to be dated as of __________ __, 199__, by and among Morgan Stanley Capital I Inc., the master servicer, the special servicer and the trustee.

         "Prepayment Interest Shortfall" means, with respect to any Distribution Date and any mortgage loan, the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Rate, resulting from a Principal Prepayment on this mortgage loan during the related Collection Period and prior to the Due Date in the Collection Period. The shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

         "Prepayment Premiums" means with respect to any Distribution Date, the aggregate of all yield maintenance penalties or prepayment premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

         "Principal Balance Certificates" means the Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates, and the Class [ ] Certificates.

         "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans including all voluntary and involuntary prepayments of principal made prior to their scheduled due dates.

         "Private Certificates" means [           ].

         "Principal Distribution Amount" means, for any Distribution Date, the sum, without duplication, of:

         o the principal component of all scheduled monthly payments due on the Due Date immediately preceding the Distribution Date--if received, or advanced by the master servicer or trustee, in respect of the Distribution Date-- with respect to the mortgage loans;

         o the principal component of all Extended Monthly Payments due on the related Due Date--if received, or advanced by the master servicer or trustee, in respect of the Distribution Date--with respect to the mortgage loans;

         o the principal component of any payment on any mortgage loan received on or after the maturity date of the mortgage loan in the related Collection Period; and

         o the portion of Unscheduled Payments allocable to principal of any mortgage loan received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to the mortgage loan.

         "Rated Final Distribution Date" means the Distribution Date occurring [3 years] after the latest maturity date of any mortgage loan.

         "Rating Agency" means Standard & Poor's Structured Rating Groups, Moody's Investor Services Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.

         "Realized Loss" means losses arising from the inability of the master servicer, the trustee or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

         o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan at the related mortgage rate, over

         o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with liquidation, net of any portion of the Liquidation Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses. If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.

         "Regular Certificates" means the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.

         "REO Account" means the [Collection Account,] [the Subsidiary Distribution Account,] [the Master Distribution Account,] [the Deferred Interest Distribution Account,] [the Class [ ] Distribution Account] and any account established in connection with REO Properties in which funds or assets are deposited from time to time.

         "REO Mortgage Loan" means any mortgage loan as to which the related mortgaged property has become an REO Property.

         "REO Proceeds" means all revenues received by the special servicer with respect to each REO Mortgage Loan, other than proceeds from a liquidation of the related property.

         "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "Restricted Group" means Morgan Stanley Capital I Inc., the underwriter, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of these parties.

         "Scheduled Payment" means, in general, for any mortgage loan on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due on the mortgage loan on this date, taking into account any waiver, modification or amendment of the terms of the mortgage loan subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Seller's Agreement" means the seller's agreement, to be dated as of
[         ], 1999 to be assigned to [      ], as trustee, pursuant to the
Pooling Agreement. [           ], in its capacity as master servicer, will
service the mortgage loans pursuant to the Pooling Agreement.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO property.

         "Servicing Compensation" means the aggregate amount of the Servicing Fee, which includes the fees for both the trustee and the master servicer, payable to the master servicer and the amounts payable to the special servicer described in this prospectus supplement under "The Pooling Agreement--Special Servicer" in each case in respect of the Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the mortgage loans which the master servicer or special servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement.

         "Servicing Fee" means the monthly amount, based on the Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans.

         "Servicing Fee Rate" means [ ] per annum each month payable with respect to a mortgage loan in connection with the Servicing Fee.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "Special Servicer's Appraisal Reduction Estimate" means the special servicer's estimate of the value of mortgaged properties if no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, which will be used for purposes of determining the Appraisal Reduction Amount.

         "Stated Principal Balance" means, for any mortgage loan, other than an REO Mortgage Loan, at any date of determination:

         o the principal balance as of the Cut-off Date of the mortgage loan, minus the sum of

                  o the principal portion of each monthly payment or, if applicable, Extended Monthly Payment due on the mortgage loan after the Cut-off Date and prior to this date of determination, if received from the borrower or advanced by the master servicer or trustee;

                  o all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to the mortgage loan, to the extent distributed to holders of the certificates or applied to other payments required under the Pooling Agreement before this date of determination; and

                  o any adjustment to the principal balance as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal balance due on the mortgage loan.

         "Stated Principal Balance" means, for any REO Mortgage Loan,

         o the principal balance of the mortgage loan outstanding on the date on which title is acquired less

         o any Net REO Proceeds allocated to principal on the mortgage loan.

         "Stated Principal Balance" means, for any defaulted mortgage loan where the master servicer or the special servicer have determined it has received all amounts it expects to receive, zero.

         "Subordinated Offered Certificates" means the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.

         "Subsidiary Regular Interests" means certain uncertificated classes of regular interests issued by a trust fund to the [Master REMIC].

         "Trust Fund" means the trust fund created by the Pooling Agreement consisting primarily of:

         o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

         o        MBS; and

         o        government securities.

         "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates ("Release H.15") under the heading "U.S. Government Securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date--one longer and one shorter--most nearly approximating the maturity of the mortgage loan prepaid. If Release H.15 is no longer published, the trustee will select a comparable publication to determine the Treasury Rate.

         "Unscheduled Payment" means any payment that may be received in connection with a liquidation, casualty, repurchase of a mortgage loan or other payments received but not scheduled to be made.

         "WAC Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates in effect for the mortgage loans as of their Due Date in the [month preceding the month] in which the Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on the Due Date.

                                   APPENDIX I

                     [CHARACTERISTICS OF THE MORTGAGE LOANS]

[Attach mortgage loan Schedule that details relevant and available information regarding the mortgage loans, such as the information included under the following headings:


1.      Loan ID number

2.      Original balance

3.      Current balance

4.      Current rate

5.      Current payment

6.      Note date

7.      Original term

8.      Remaining term

9.      Maturity date

10.     Amortization

11.     Origination appraisal

12.     Borrowing entity

13.     Property name

14.     Street

15.     City

16.     State

17.     Zip code


18.     Rate  Index


19.     First rate change

20.     Next rate change

21.     First payment change

22.     Next payment change

23.     Rate adjustment frequency

24.     Payment adjustment frequency


                                     A-I-1

25.     Period payment cap

26.     Life rate cap

27.     Life rate floor

28.     Negative amortization cap
        amount

29.     annualized recent net
        operating cost

30.     Annualized recent net
        operating income

31.     Most recent net operating
        income year

32.     Most recent debt service
        coverage ratio

33.     LTV and current balance based
        upon the Appraised Value




                                     A-I-2

                                   APPENDIX II
             [CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MBS]


CUT-OFF DATE:                              [ ]                 MORTGAGE POOL BALANCE AS OF THE CUT-OFF DATE:          $[ ]
DATE OF INITIAL ISSUANCE:                  [ ]                 REFERENCE DATE BALANCE:                                $[ ]
RELATED TRUSTEE:                           [ ]                 PERCENT OF ORIGINAL MORTGAGE POOL REMAINING             [ ]%
                                                               AS OF REFERENCE DATE:
MATURITY DATE:                             [ ]



                                           CLASS            PASS-THROUGH      INITIAL CERTIFICATE
                                      OF CERTIFICATES           RATE                BALANCE                   FEATURES

                                            [ ]                 [ ]%                 $[ ]                         [ ]




[First MBS Distribution Date on which the MBS may receive a portion of prepayments: [date]

MINIMUM SERVICING FEE RATE:*         [   ]% per annum
MAXIMUM SERVICING FEE RATE:*         [   ]% per annum

                                                                                                         AS OF DATE OF
                                                                                                        INITIAL ISSUANCE

*  Combined Related Master Servicing and Subservicing Fee Rate              SPECIAL HAZARD AMOUNT:            $[   ]
                                                                            FRAUD LOSS AMOUNT:                $[   ]
                                                                            BANKRUPTCY AMOUNT:                $[   ]

                           AS OF DATE OF                  AS OF
                          INITIAL ISSUANCE            DELIVERY DATE

 SENIOR PERCENTAGE:           [   ]%                   [   ]%
 SUBORDINATE PERCENTAGE:      [   ]%                   [   ]%

                           CLASS            RATING AGENCY         VOTING RIGHTS:
RATINGS:                   [   ]               [   ]                  [   ]
                           [   ]               [   ]
                           [   ]               [   ]

                                  APPENDIX III

                              [LARGE LOAN SUMMARY]

Information contained in this Prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED _____, 199__                            (Version 2)
PROSPECTUS


                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                  (ISSUABLE IN SERIES BY  SEPARATE TRUSTS)


                                ---------------


      Morgan Stanley Capital I Inc. will periodically offer certificates in
one or more series.   The certificates will be issued in series, and each
series of certificates will represent beneficial ownership interests in a different trust fund.

      Each trust fund will consist primarily of one or more segregated pools of:

      1)    multifamily or commercial mortgage loans;
      2) mortgage participations, mortgage pass- through certificates and/or mortgage-backed securities;
      3) direct obligations of the United States or other governmental agencies; or
      4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.
      5) as to some or all of the mortgage loans , assignments of the leases of the related mortgaged properties and/or assignments of the rental payments due under those leases.


                                ---------------


      INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 13 IN THIS PROSPECTUS AND ON PAGE S-17 OF THE RELATED PROSPECTUS SUPPLEMENT.


                                ---------------



      The certificates of any series may consist of one or more classes. A given class may:

      o provide for the accrual of interest based on fixed, variable or adjustable rates;
      o be senior or subordinate to one or more other classes in respect of distributions;
      o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;
      o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;
      o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;
      o     provide for sequential distributions of principal; and/or
      o provide for distributions based on a combination of any of the foregoing characteristics.


                                ---------------


      Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.


                                ---------------

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

                                ---------------


      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.


                                ---------------
                           MORGAN STANLEY DEAN WITTER

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:


      o     the timing of interest and principal payments;
      o     applicable interest rates;

      o     information about the trust fund's assets;

      o     information about any credit support or cash flow agreement;
      o     the rating for each class of certificates;
      o     information regarding the nature of any subordination;

      o any circumstance in which the trust fund may be subject to early termination;
      o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

      o     the aggregate principal amount of each class of certificates;

      o information regarding any master servicer, sub-servicer or special servicer; and
      o whether the certificates will be initially issued in definitive or book entry form.

      IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.


      This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus and the prospectus supplement identify the pages where these sections are located.


      Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4700.


                 ---------------------------------------------


      Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement.................................2
Summary of Prospectus........................................................5
Risk Factors................................................................13
Description of the Trust Funds..............................................27
   Assets...................................................................27
   Mortgage Loans...........................................................27
   MBS......................................................................32
   Government Securities....................................................33
   Accounts.................................................................33
   Credit Support...........................................................33
   Cash Flow Agreements.....................................................34
Use of Proceeds.............................................................34
Yield Considerations........................................................34
   General..................................................................34
   Pass-Through Rate........................................................34
   Timing of Payment of Interest............................................34
   Payments of Principal; Prepayments.......................................35
   Prepayments--Maturity and Weighted Average Life..........................36
   Other Factors Affecting Weighted Average Life............................36
The Depositor...............................................................37
Description of the Certificates.............................................37
   General..................................................................37
   Distributions............................................................38
   Available Distribution Amount............................................38
   Distributions of Interest on the Certificates............................39
   Distributions of Principal of the Certificates...........................40
   Components...............................................................40
   Distributions on the Certificates of Prepayment Premiums or in
     Respect of Equity Participations.......................................40
   Allocation of Losses and Shortfalls......................................40
   Advances in Respect of Delinquencies.....................................41
   Reports to Certificateholders............................................41
   Termination..............................................................44
   Book-Entry Registration and Definitive Certificates......................45
Description of the Agreements...............................................46
   Assignment of Assets; Repurchases........................................46
   Representations and Warranties; Repurchases..............................48
   Certificate Account and Other Collection Accounts........................49
   Collection and Other Servicing Procedures................................52
   Subservicers.............................................................53
   Special Servicers........................................................53
   Realization Upon Defaulted Whole Loans...................................54
   Hazard Insurance Policies................................................56
   Rental Interruption Insurance Policy.....................................57
   Fidelity Bonds and Errors and Omissions Insurance........................58
   Due-on-Sale and Due-on-Encumbrance Provisions............................58
   Retained Interest; Servicing Compensation and Payment of
     Expenses...............................................................58
   Evidence as to Compliance................................................59
   Matters Regarding a Master Servicer and the Depositor....................59
   Events of Default........................................................60
   Rights Upon Event of Default.............................................61
   Amendment................................................................61
   The Trustee..............................................................62
   Duties of the Trustee....................................................62
   Matters Regarding the Trustee............................................62
   Resignation and Removal of the Trustee...................................63
Description of Credit Support...............................................63
   General..................................................................63
   Subordinate Certificates.................................................64
   Cross-Support Provisions.................................................64
   Insurance or Guarantees for the Whole Loans..............................64
   Letter of Credit.........................................................64
   Insurance Policies and Surety Bonds......................................65
   Reserve Funds............................................................65
   Credit Support for MBS...................................................65
Legal Aspects of the Mortgage Loans and the Leases..........................66
   General..................................................................66
   Types of Mortgage Instruments............................................66
   Interest in Real Property................................................67
   Leases and Rents.........................................................67
   Personality..............................................................67
   Foreclosure..............................................................68
   Bankruptcy Laws..........................................................72
   Junior Mortgages; Rights of Senior Lenders or Beneficiaries..............74
   Environmental Legislation................................................76
   Due-on-Sale and Due-on-Encumbrance.......................................78
   Subordinate Financing....................................................79
   Default Interest, Prepayment Premiums and Prepayments....................79
   Acceleration on Default..................................................79
   Applicability of Usury Laws..............................................80
   Laws and Regulations; Types of Mortgaged Properties......................80
   Americans With Disabilities Act..........................................80
   Soldiers' and Sailors' Civil Relief Act of 1940..........................81
   Forfeitures in Drug and RICO Proceedings.................................81
Federal Income Tax Consequences.............................................81
   General..................................................................82

   Grantor Trust Funds......................................................82
   REMICs...................................................................90
   Prohibited Transactions and Other Taxes.................................104
   Liquidation and Termination.............................................105
   Administrative Matters..................................................105
   Tax-Exempt Investors....................................................105
   Residual Certificate Payments--Non-U.S. Persons.........................105
   Tax-Related Restrictions on Transfers of REMIC Residual
     Certificates..........................................................106
State Tax Considerations...................................................108
ERISA Considerations.......................................................108
   General.................................................................108
   Prohibited Transactions.................................................108
   Review by Plan Fiduciaries..............................................111
Legal Investment...........................................................111
Plan of Distribution.......................................................113
Legal Matters..............................................................114
Financial Information......................................................114
Rating.....................................................................114
Incorporation of Information by Reference..................................114
Glossary of Terms..........................................................116

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES....... Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL............... Each trust fund will  consist  primarily  of one or more segregated pools of:

                                   1)   multifamily   or   commercial   mortgage
                                        loans;

                                   2)   mortgage    participations,     mortgage
                                        pass-through     certificates     and/or
                                        mortgage-backed securities;

                                   3) direct obligations of the United States or other governmental agencies; or

                                   4)   any combination of 1-3 above, as well as
                                        other   property  as  described  in  the
                                        accompanying prospectus supplement.

                                   5) as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties and/or assignments of the rental payments due under those leases.

                             Each trust fund for a series of certificates may also include:

                                   o letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                   o    currency  or  interest   rate   exchange
                                        agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER...................... Morgan Stanley Capital I 199__-__ Trust.

DEPOSITOR................... Morgan  Stanley  Capital  I  Inc.,  a  wholly-owned subsidiary of Morgan Stanley Group Inc.

MASTER SERVICER............. The  master  servicer,  if any,  for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of Morgan Stanley Capital I Inc..

SPECIAL SERVICER............ The  special  servicer,  if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be
                             appointed   will  be  described,   in  the  related
                             prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Capital I Inc..

TRUSTEE..................... The trustee for each series of certificates will be named in the related prospectus supplement.

ORIGINATOR.................. The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan Stanley Capital I Inc.. Morgan Stanley Capital I Inc. will purchase the mortgage loans and/or MBS on or before the issuance of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS......  Each series of  certificates  will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

      (A) MORTGAGE ASSETS... The mortgage  loans and/or MBS with respect to each series of certificates will consist of a pool of:

                                   o multifamily and/or commercial mortgage loans;

                                   o mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                   o    a combination of mortgage loans and MBS.

                             The mortgage loans will not be guaranteed or insured by :

                                   o Morgan Stanley Capital I Inc. or any of its affiliates; and

                                   o    unless  the  prospectus   supplement  so
                                        provides, any governmental agency or instrumentality or other person.


                             The mortgage loans will be secured by first liens or junior liens on, or security interests in:


                                   o    residential   properties  consisting  of
                                        five     or     more      rental      or
                                        cooperatively-owned dwelling units; or

                                   o office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or  self-storage  facilities,
                                        industrial   plants,   congregate   care
                                        facilities,    mixed   use    commercial
                                        properties or other types of commercial properties.

                             Unless   otherwise   provided  in   the  prospectus
                             supplement, the mortgage loans:

                                   o will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

                                   o will have individual principal balances at origination of at least $25,000 ;

                                   o will have original terms to maturity of not more than 40 years; and

                                   o will be originated by persons other than Morgan Stanley Capital I Inc..

                             Each mortgage loan may provide for the following payment terms:

                                   o Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                   o    Each   mortgage  loan  may  provide  for
                                        scheduled   payments   to   maturity  or
                                        payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                   o    Each   mortgage  loan  may  provide  for
                                        negative   amortization  or  accelerated
                                        amortization.

                                   o    Each   mortgage   loan   may  be   fully
                                        amortizing or require a balloon payment due on the loan's stated maturity date.

                                   o Each mortgage loan may contain prohibitions on prepayment or require
                                        payment   of  a   premium   or  a  yield
                                        maintenance penalty in connection with a prepayment.

                                   o Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

      (B) GOVERNMENT         If the related  prospectus supplement so specifies,
      SECURITIES............ the trust fund may include  direct  obligations  of the United  States,  agencies  thereof or  agencies
                             created   thereby  which  provide  for  payment  of
                             interest and/or principal.

      (C) COLLECTION         Each trust fund will include  one or more  accounts
      ACCOUNTS.............. established  and   maintained   on  behalf  of  the
                             certificateholders. The person(s) designated in the
                             related  prospectus  supplement will, to the extent
                             described  in this  prospectus  and the  prospectus
                             supplement,  deposit into this account all payments
                             and  collections  received or advanced with respect
                             to the trust fund's assets.  The collection account
                             may be  either  interest  bearing  or  non-interest
                             bearing,  and funds may be held  therein as cash or
                             invested   in    short-term,    investment    grade
                             obligations.

      (D) CREDIT SUPPORT.... If the related prospectus  supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and/or MBS.

                             This protection may be provided by one or more of the following means:

                                   o subordination of one or more other classes of certificates,

                                   o     letter of credit,

                                   o     insurance policy,

                                   o     guarantee,

                                   o     reserve fund or

                                   o another type of credit support, or a combination thereof.

                             The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes MBS, the related prospectus supplement will describe any similar forms of credit support applicable to those MBS.

      (E) CASH FLOW          If the related  prospectus  supplement so provides,
      AGREEMENTS............ the trust  fund may  include  guaranteed investment contracts  pursuant  to  which  moneys  held in the
                             collection accounts will be invested at a specified
                             rate.  The trust fund also may  include  agreements
                             designed to reduce the effects of interest  rate or
                             currency  exchange rate  fluctuations  on the trust
                             fund's   assets  or  on  one  or  more  classes  of
                             certificates.

                             Agreements of this sort may include:

                                   o     interest rate exchange agreements,

                                   o     interest rate cap or floor agreements,

                                   o currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust
                                         fund  if  some  or all of the  mortgage
                                         loans  and/or  MBS,  such  as  mortgage
                                         loans  secured by mortgaged  properties
                                         located  outside the United  States are
                                         denominated  in  a  non-United   States
                                         currency.

                             The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes MBS, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those MBS.

DISTRIBUTIONS ON             Each series of certificates will have the following
CERTIFICATES................ characteristics:

                                   o if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;


                                   o if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;


                                   o     each   series  of   certificates   will
                                         include   one  or  more   classes  of
                                         certificates;


                                   o each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                   o each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;


                                   o each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.


                             The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.


                             The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.

      (A) INTEREST.......... Each class of  certificates  offered to you,  other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

                             Interest distributions:

                                   o on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                   o may be reduced to the extent of certain delinquencies, losses, prepayment
                                         interest    shortfalls,    and    other
                                         contingencies    described    in   this
                                         prospectus  and the related  prospectus
                                         supplement.

      (B) PRINCIPAL......... The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                             Unless   the   prospectus    supplement    provides
                             otherwise, distributions of principal:

                                   o will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                   o will be made on a pro rata basis among all of the certificates
                                         of  a   given   class   or  by   random
                                         selection,    as   described   in   the
                                         prospectus   supplement   or  otherwise
                                         established by the trustee.

                             Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES.................... Unless the related prospectus  supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

                             The master servicer:

                                   o will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                   o     will  be   entitled   to   interest  on
                                         advances,  if  specified in the related
                                         prospectus supplement.

                             If a particular trust fund includes MBS, the prospectus supplement will describe any advance obligations applicable to those MBS.

TERMINATION................. The related  prospectus  supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                             The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                   o optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                   o termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF
CERTIFICATES................ If the related  prospectus  supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate , except under the limited circumstances described in this prospectus.


TAX STATUS OF THE            The  certificates  of each series  will  constitute
CERTIFICATES................ either:


                                   o "regular interests" and "residual interests" in a trust treated as a real
                                         estate       mortgage        investment
                                         conduit--known as a

                                         REMIC--under Sections 860A through 860G
                                         of the Internal Revenue Code; or

                                   o interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

      (A) REMIC............. The  regular  certificates  of the REMIC  generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                             A portion or, in certain cases, all of the income from REMIC Residual Certificates:

                                   o may not be offset by any losses from other activities of the holder of those certificates;

                                   o may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in
                                         Section  511  of the  Internal  Revenue
                                         Code; and

                                   o     may be subject  to foreign  withholding
                                         rules.

                             To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                   o     assets     described     in     section
                                         7701(a)(19)(C)  of the Internal Revenue
                                         Code; and

                                   o "real estate assets" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code.

      (B) GRANTOR TRUST..... If no  election  is made to treat  the  trust  fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund.

                             Investors are advised to consult their tax advisors and to review "Federal Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS........ If you  are  subject  to  Title  I of the  Employee
                             Retirement Income Security Act of 1974, as amended--also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                             In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                   o the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                   o the transfer will not cause the assets of the trust fund to be deemed "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                                   o the transfer will not subject the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT............ The  related  prospectus  supplement  will  specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your legal advisors to determine whether any restrictions apply to an investment in these certificates.

RATING...................... At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below under "Risk Factors," together with those described in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT
DIFFICULT FOR YOU TO
RESELL YOUR
CERTIFICATES                  Secondary  market  considerations  may  make  your
                              certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                              o there may not be a secondary market for the certificates;

                              o if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                              o the market value of your certificates will fluctuate with changes in interest rates;

                              o the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                              o   certificateholders  have no redemption rights;
                                  and

                              o secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                              Morgan  Stanley  &  Co.   Incorporated   currently
                              expects  to  make  a  secondary   market  in  your
                              certificates, but it has no obligation to do so.

THE TRUST FUND'S
ASSETS MAY BE
INSUFFICIENT TO ALLOW
FOR REPAYMENT IN FULL
ON YOUR
CERTIFICATES                  Unless  the  related   prospectus   supplement  so
                              specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement.
                              You will not have any claim against, or security interest in, the trust fund for any other series.
                              In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity.

                              Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                              o loan repurchase obligations in connection with a breach of certain of the representations and warranties ; and

                              o advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                              Because some of the representations and warranties with respect to the mortgage loans and/or MBS may have been made and/or assigned in connection with transfers of the mortgage loans and/or MBS prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                              There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.


                              If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.


PREPAYMENTS AND
REPURCHASES MAY REDUCE
THE YIELD ON YOUR
CERTIFICATES                  The yield on your  certificates  may be reduced by
                              prepayments  on  the  mortgage  loans  and/or  MBS
                              because prepayments affect the average life of the
                              certificates.  Prepayments  can be  voluntary,  if
                              permitted,  and  involuntary,  such as prepayments
                              resulting from casualty or condemnation,  defaults
                              and  liquidations or repurchases  upon breaches of
                              representations  and  warranties.  The  investment
                              performance   of  your   certificates   may   vary
                              materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                              Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                              Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                              In  a  pool  of  mortgage   loans,   the  rate  of
                              prepayment is unpredictable as it is influenced by a variety of factors including:

                              o   the terms of the mortgage loans;

                              o   the length of any prepayment lockout period;

                              o   the prevailing interest rates;

                              o   the availability of mortgage credit;

                              o the applicable yield maintenance charges or prepayment premiums;

                              o the servicer's ability to enforce those yield maintenance charges or prepayment premiums;

                              o   the   occurrence   of  casualties  or  natural
                                  disasters; and

                              o economic, demographic, tax, legal or other factors.

                              There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                              Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS
ARE NOT ENFORCED, YOUR
CERTIFICATES
MAY BE ADVERSELY AFFECTED     The  yield on your  certificates  may be less than
                              anticipated  because  the  prepayment  premium  or
                              yield    maintenance    required   under   certain
                              prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                              o   Some  courts  may  consider   the   prepayment
                                  premium to be usurious.

                              o Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

                              o Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE
LOAN AMORTIZATION MAY
ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES                  As principal payments or prepayments are made on a
                              mortgage  loan,  the mortgage pool will be exposed
                              to   concentration   risks  with  respect  to  the
                              diversity  of  mortgaged   properties,   types  of
                              mortgaged  properties  and  number  of  borrowers.
                              Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                              o The ratings do noT assess the likelihood that you will receive timely payments on your certificates.

                              o   The  ratings do not assess the  likelihood  of
                                  prepayments,   including   those   caused   by
                                  defaults.

                              o   The  ratings do not assess the  likelihood  of
                                  early    optional     termination    of    the
                                  certificates.

                              Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                              o We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                              o We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                              o We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE If  one  or   more   rating   agencies   downgrade
                              certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE
PROPERTIES MAY BE
VOLATILE AND
INSUFFICIENT TO ALLOW
TIMELY PAYMENT ON
YOUR CERTIFICATES             Repayment of a commercial or multifamily  mortgage
                              loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                              o economic conditions causing plant closings or industry slowdowns;

                              o   an  oversupply  of  available   retail  space,
                                  office space or multifamily housing;

                              o   changes in consumer tastes and preferences;

                              o   decrease in consumer confidence;

                              o   retroactive changes in building codes;

                              o the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                              o the age, design, construction quality and proximity of competing properties;

                              o   increases   in   operating   expenses  due  to
                                  external factors such as increases in heating or electricity costs;

                              o   increases   in   operating   expenses  due  to
                                  maintenance or improvements required at the property;

                              o a decline in the financial condition of a major tenant;

                              o a decline in rental rates as leases are renewed or entered into with new tenants;

                              o the concentration of a particular business type in a building;

                              o   the length of tenant leases;

                              o   the creditworthiness of tenants; and

                              o   the property's "operating leverage."

                              Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                              If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                              It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN
WHEN THERE IS NO CHANGE
IN CURRENT OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                              o changes in governmental regulations, fiscal policy, zoning or tax laws;

                              o   potential    environmental    legislation   or
                                  liabilities or other legal liabilities;

                              o   the availability of refinancing; and

                              o changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF
COMMERCIAL PROPERTIES
IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT         The successful  operation of a real estate project
                              depends upon the property manager's performance and viability. The property manager is responsible for:

                              o   responding to changes in the local market;

                              o   planning   and    implementing    the   rental
                                  structure;

                              o operating the property and providing building services;

                              o   managing operating expenses; and

                              o   assuring   that    maintenance   and   capital
                                  improvements are carried out in a timely fashion.

                              A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                              Morgan Stanley Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN
THE POOL Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS
NOT INSURED OR
GUARANTEED AND YOUR
SOURCE
FOR REPAYMENTS IS LIMITED     Payments  under the mortgage  loans are  generally
                              not insured or guaranteed by any person or entity.

                              In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE
UNABLE TO REPAY THE
REMAINING PRINCIPAL
BALANCE ON ITS MATURITY
DATE WHICH WOULD
ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES                  Some  of the  mortgage  loans  may  not  be  fully
                              amortizing  over their terms to maturity  and will
                              require  substantial   principal   payments--i.e.,
                              balloon   payments--at   their  stated   maturity.
                              Mortgage  loans with  balloon  payments  involve a
                              greater   degree  of  risk  because  a  borrower's
                              ability to make a balloon  payment  typically will
                              depend upon its ability either to timely refinance
                              the loan or to timely sell the mortgaged property.
                              However,   refinancing   a  loan  or  selling  the
                              property will be affected by a number of factors, including:

                              o   interest rates ;

                              o   the borrower's equity in the property;

                              o the financial condition and operating history of the borrower and the property;

                              o   tax laws;

                              o   renewability of operating licenses;

                              o   prevailing   economic   conditions   and   the
                                  availability of credit for commercial and multifamily properties;

                              o with respect to certain multifamily properties and mobile home parks, rent control laws ; and

                              o with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES
WILL BEAR LOSSES IF
INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY
ANY JUNIOR
MORTGAGE LOANS                If the prospectus supplement so specifies, some of
                              the  mortgage  loans may be secured  primarily  by
                              junior  mortgages.  In the event of a liquidation,
                              satisfaction  of  a  mortgage  loan  secured  by a
                              junior   mortgage  will  be   subordinate  to  the
                              satisfaction  of the related senior mortgage loan.
                              If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage , the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY
ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES                  If the related prospectus supplement so specifies,
                              a master  servicer,  a  sub-servicer  or a special
                              servicer  will  be  permitted,  within  prescribed
                              parameters,  to extend and modify whole loans that
                              are in default or as to which a payment default is
                              imminent.  Any  ability  to extend  or modify  may
                              apply, in particular,  to whole loans with balloon
                              payments.   In  addition,  a  master  servicer,  a
                              sub-servicer  or a special  servicer may receive a
                              workout  fee based on receipts  from,  or proceeds
                              of, those whole loans.  While any entity  granting
                              this type of extension or  modification  generally
                              will be required to determine  that the  extension
                              or modification is reasonably  likely to produce a
                              greater  recovery  on a present  value  basis than
                              liquidation,  there is no  assurance  this will be
                              the case. Additionally,  if the related prospectus
                              supplement  so  specifies,  some  of the  mortgage
                              loans  included in the mortgage pool may have been
                              subject  to  workouts   or  similar   arrangements
                              following   prior  periods  of   delinquency   and
                              default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT
PAYMENT ON
YOUR CERTIFICATES             The bankruptcy or insolvency of a major tenant, or
                              of a  number  of  smaller  tenants  may  adversely
                              affect  the  income   produced   by  a   mortgaged
                              property.  Under the Bankruptcy Code, a tenant has
                              the option of assuming or rejecting  any unexpired
                              lease.  If  the  tenant  rejects  the  lease,  the
                              landlord's claim would be a general unsecured
                              claim  against  the  tenant,   absent   collateral
                              securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT
PAYMENT ON
YOUR CERTIFICATES             Under  the  Bankruptcy   Code,  the  filing  of  a
                              petition  in  bankruptcy  by or against a borrower
                              will stay the sale of the real  property  owned by
                              that  borrower,  as  well as the  commencement  or
                              continuation of a foreclosure action. In addition,
                              if a  court  determines  that  the  value  of  the
                              mortgaged  property  is less  than  the  principal
                              balance of the mortgage loan it secures, the court
                              may  prevent  a  lender  from  foreclosing  on the
                              mortgaged property, subject to certain protections
                              available   to   the   lender.   As   part   of  a
                              restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                              o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                              o reduce monthly payments due under a mortgage loan;

                              o change the rate of interest due on a mortgage loan; or

                              o otherwise alter the mortgage loan's repayment schedule.

                              Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                              Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                              As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

SOPHISTICATION OF THE
BORROWER MAY ADVERSELY
AFFECT PAYMENT
ON YOUR CERTIFICATES          In  general,  the  mortgage  loans will be made to
                              partnerships,   corporations   or  other  entities
                              rather than  individuals.  This may entail greater
                              risks of loss  from  delinquency  and  foreclosure
                              than do single family mortgage loans. In addition,
                              the borrowers under commercial  mortgage loans may
                              be more  sophisticated  than  the  average  single
                              family  home  borrower.   This  may  increase  the
                              likelihood   of   protracted   litigation  or  the
                              likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY
NOT COVER LOSSES OR
RISKS WHICH COULD
ADVERSELY AFFECT
PAYMENT ON
YOUR CERTIFICATES             Although the prospectus supplement for a series of
                              certificates  will describe the credit support for
                              the related trust fund, the credit support will be
                              limited in amount and  coverage  and may not cover
                              all  potential  losses  or  risks.  Use of  credit
                              support  will be  subject  to the  conditions  and
                              limitations described in the prospectus and in the
                              related  prospectus   supplement.   Moreover,  any
                              applicable   credit  support  may  not  cover  all
                              potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                              A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you.
                              Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                              The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans and/or MBS may exceed the assumed levels. See "Description of Credit Support."

                              Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans and/or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN
SUBORDINATE CLASSES OF
CERTIFICATES MAY BE
SUBJECT TO DELAYS IN
PAYMENT AND MAY NOT
RECOVER THEIR INITIAL
INVESTMENTS                   To the extent  described in this  prospectus,  the
                              subordinate  certificateholders' rights to receive
                              distributions  with respect to the assets to which
                              they  would   otherwise   be   entitled   will  be
                              subordinate   to  the   rights   of   the   senior
                              certificateholders  and of the master servicer, if
                              the master  servicer  is paid its  servicing  fee,
                              including any unpaid  servicing  fees with respect
                              to one or more prior  periods,  and is  reimbursed
                              for certain unreimbursed advances and unreimbursed
                              liquidation  expenses.  As a result,  investors in
                              subordinate  certificates must be prepared to bear
                              the risk  that  they may be  subject  to delays in
                              payment   and  may  not  recover   their   initial
                              investments.

                              The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN
ENFORCEMENT OF LOAN
PROVISIONS MAY
ADVERSELY AFFECT
PAYMENT ON YOUR
CERTIFICATES                  The   mortgage   loans  may  contain   due-on-sale
                              clauses,  which permit a lender to accelerate  the
                              maturity  of the  mortgage  loan  if the  borrower
                              sells,  transfers or conveys the related mortgaged
                              property or its interest in the mortgaged property
                              and  debt-acceleration  clauses,  which  permit  a
                              lender to  accelerate  the loan upon a monetary or
                              non-monetary   default  by  the  borrower.   These
                              clauses are generally  enforceable.  The courts of
                              all states  will  enforce  clauses  providing  for
                              acceleration  in the event of a  material  payment
                              default.  The equity courts , however,  may refuse
                              to enforce  these clauses if  acceleration  of the
                              indebtedness  would  be  inequitable,   unjust  or
                              unconscionable.

                              If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL  ISSUES
AT THE MORTGAGED
PROPERTIES MAY
ADVERSELY AFFECT
PAYMENT ON
YOUR CERTIFICATES             Real  property  pledged as security for a mortgage
                              loan may be subject to environmental  risks. Under
                              the laws of  certain  states,  contamination  of a
                              property  may give rise to a lien on the  property
                              to assure the costs of cleanup. In several states,
                              this type of lien has priority over the lien of an
                              existing mortgage against the property.  Moreover,
                              the presence of hazardous or toxic substances,  or
                              the  failure  to  remediate  the   property,   may
                              adversely  affect the owner or operator's  ability
                              to borrow  using the  property as  collateral.  In
                              addition,  under the laws of some states and under
                              CERCLA  and other  federal  law,  a lender  may be
                              liable,  as an "owner" or "operator," for costs of
                              addressing  releases  or  threatened  releases  of
                              hazardous  substances  that  require  remedy  at a
                              property,  if agents or  employees  of the  lender
                              have   become   sufficiently   involved   in   the
                              operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                              Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                              o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                              o if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance and/or respond to those circumstances.

                              See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO
ERISA, YOU MAY NOT BE
ELIGIBLE TO PURCHASE
CERTIFICATES                  Generally,  ERISA applies to  investments  made by
                              employee benefit plans and transactions  involving
                              the assets of those plans.  Due to the  complexity
                              of regulations governing those plans,  prospective
                              investors  that are  subject to ERISA are urged to
                              consult their own counsel  regarding  consequences
                              under   ERISA  of   acquisition,   ownership   and
                              disposition of the offered certificates of any series.

THE INCOME TAX
CONSIDERATIONS  SHOULD
IMPACT YOUR DECISION TO
PURCHASE A REMIC
RESIDUAL
CERTIFICATE                   Except as provided in the  prospectus  supplement,
                              REMIC  Residual  Certificates  are  anticipated to
                              have "phantom  income"  associated with them. That
                              is,  taxable income is anticipated to be allocated
                              to the REMIC  Residual  Certificates  in the early
                              years of the existence of the related  REMIC--even
                              if the  REMIC  Residual  Certificates  receive  no
                              distributions  from  the  related   REMIC--with  a
                              corresponding  amount of losses  allocated  to the
                              REMIC  Residual   Certificates   in  later  years.
                              Accordingly,   the   present   value  of  the  tax
                              detriments  associated  with  the  REMIC  Residual
                              Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative
                              "value."

                              Moreover, the REMIC Residual Certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC Residual Certificates that are individuals. Accordingly, investment in the REMIC Residual Certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that final Treasury Department regulations restrict the ability to mark-to-market certain "negative value" REMIC residual interests.

REQUIRED CONSENT IN
CONNECTION WITH
SERVICING THE
PROPERTIES MAY EFFECT
THE TIMING OF
PAYMENTS ON YOUR
CERTIFICATES                  Under  certain   circumstances,   the  consent  or
                              approval of the holders of a specified  percentage
                              of  the   aggregate   principal   balance  of  all
                              outstanding  certificates of a series or a similar
                              means  of  allocating   decision-making   will  be
                              required to direct  certain  actions.  The actions
                              may include  directing the special servicer or the
                              master  servicer  regarding  measures  to be taken
                              with  respect  to some of the  mortgage  loans and
                              real estate  owned  properties  and  amending  the
                              relevant pooling agreement or trust agreement. The
                              consent  or  approval  of  these  holders  will be
                              sufficient to bind all  certificateholders  of the
                              relevant   series.   See   "Description   of   the
                              Agreements--Events  of  Default,"  "--Rights  Upon
                              Event of Default," and "--Amendment."

LITIGATION ARISING
OUT OF ORDINARY
BUSINESS MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES             There  may  be   pending   or   threatened   legal
                              proceedings  against the borrowers and managers of
                              the  mortgaged  properties  and  their  respective
                              affiliates arising out of the ordinary business of
                              the  borrowers,   managers  and  affiliates.  This
                              litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

COMPLIANCE WITH THE
AMERICANS WITH
DISABILITIES ACT OF
1990 MAY BE EXPENSIVE
AND MAY ADVERSELY
AFFECT PAYMENT ON
YOUR CERTIFICATES             Under the Americans with Disabilities Act of 1990,
                              all public  accommodations  are  required  to meet
                              federal  requirements related to access and use by
                              disabled   persons.   Borrowers  may  incur  costs
                              complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the ADA and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL
NOT BE RECOGNIZED AS A
CERTIFICATEHOLDER BY
THE TRUSTEE                   If the prospectus  supplement so provides,  one or
                              more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for DTC. If you purchase this type of certificate:

                              o your certificate will not be registered in your name or the name of your nominee;

                              o you will not be recognized by the trustee as a certificateholder; and

                              o you will be able to exercise your right as a certificateholder only through DTC and its participating organizations.

                              You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

              -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

                Capitalized terms are defined in the "Glossary of
                          Terms" beginning on page 116.



ASSETS

      Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

      o     multifamily and/or commercial mortgage loans;

      o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

      o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

      o     a combination of mortgage loans, MBS and government securities.

      The mortgage loans and/or MBS will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and/or MBS, which prior holder may or may not be the originator of the mortgage loan or the issuer of the MBS.

      Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.


MORTGAGE LOANS

  GENERAL


      The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

      o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

      o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan.


  LEASES


      If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and/or assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property and/or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

      If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans and, in some cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

      To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.


  DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS


      Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

      o     non-cash items such as depreciation and amortization;

      o     capital expenditures; and

      o     debt service on loans secured by the  mortgaged property.

      The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

      As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a mortgage loan that may not be fully amortizing over the term to maturity and, thus, will require substantial principal payments at the stated maturity, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of balloon loans could be significant even though the related Debt Service Coverage Ratio is high.

      The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

      Appraised values  for income-producing properties may be based on :

      o the recent resale value of comparable properties at the date of the appraisal;

      o     the cost of replacing the property ;

      o a projection of value based upon the property's projected net cash flow; or

      o a selection from or interpolation of the values derived from the methods listed here.

      Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is even more difficult.

      While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."


  LOAN-TO-VALUE RATIO


      The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

      o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

      o     the sales price for  that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.


  MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS


      Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

      o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

      o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

      o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

      o the earliest and latest origination date and maturity date of the mortgage loans;

      o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

      o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

      o the state or states in which most of the mortgaged properties are located;

      o information with respect to the prepayment provisions, if any, of the mortgage loans;

      o     the weighted average Retained Interest, if any;

      o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

      o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

      o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.


  PAYMENT PROVISIONS OF THE MORTGAGE LOANS


      Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

      o have individual principal balances at origination of not less than $25,000;

      o     have original terms to maturity of not more than 40 years; and

      o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and

Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.


MBS


      Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, and/or the servicer of the underlying mortgage loans or Underlying MBS will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The  prospectus  supplement  for  a  series  of  certificates   evidencing
interests in assets that include MBS will specify, to the extent available:

      o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

      o the original and remaining term to stated maturity of the MBS, if applicable;

      o whether the MBS is entitled only to interest payments, only to principal payments or to both;

      o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

      o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

      o     the MBS issuer, MBS servicer and MBS trustee, as applicable;

      o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

      o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

      o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

      o     the servicing fees payable under the MBS Agreement;

      o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

      o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and


      o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.


      If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.


GOVERNMENT SECURITIES


      The  prospectus  supplement  for  a  series  of  certificates   evidencing
interests in assets of a trust fund that include government securities will specify, to the extent available:

      o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

      o     the  original  and  remaining   terms  to  stated  maturity  of  the
            government securities;

      o whether the government securities are entitled only to interest payments, only to principal payments or to both;

      o the interest rates of the government securities or the formula to determine the rates, if any;

      o     the applicable payment provisions for the government securities; and

      o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS


      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."


CREDIT SUPPORT


      If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS


      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans and/or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination , will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.


                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS


GENERAL


      The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."


PASS-THROUGH RATE


      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan and/or MBS on the pass-through rate of one or more classes of certificates; and whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.


TIMING OF PAYMENT OF INTEREST


      Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate

Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.


PAYMENTS OF PRINCIPAL; PREPAYMENTS


      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series will correspond to the rate of principal payments on the assets in the related trust fund and is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets, and by the extent to which the servicer of any mortgage loan is able to enforce these provisions. mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans and/or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and/or MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE


      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and/or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and/or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and/or MBS. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans and/or MBS for any series will not conform to any particular level of CPR.

      Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and/or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.


OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

  TYPE OF MORTGAGE ASSET


      A number of mortgage loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that a number of mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.


  FORECLOSURES AND PAYMENT PLANS


      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and/or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and/or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.


  DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES


      Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."


                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

       Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL


      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:


      o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;


      o     be  senior  or   subordinate   to  one  or  more  other  classes  of
            certificates in respect of distributions on the certificates;

      o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

      o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

      o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

      o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement; and/or

      o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component.


Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange, but Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.


DISTRIBUTIONS


      Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified therein, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.


AVAILABLE DISTRIBUTION AMOUNT


      All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

      1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

            o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

            o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

            o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

      2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

      3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

      4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES


      Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the certificates of any class will be made on each Distribution Date--other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and/or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of, a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans and/or MBS in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans and/or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."


DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES


      The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets, may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.


COMPONENTS


      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.


DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS


      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans and/or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS


      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans and/or MBS have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and/or MBS comprising the trust fund.


ADVANCES IN RESPECT OF DELINQUENCIES


      With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date, subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided, however, that any advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the certificates to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.


REPORTS TO CERTIFICATEHOLDERS


      Unless  otherwise  provided  in  the  prospectus  supplement,   with  each
distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

      (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

      (3)   the amount of  the distribution allocable to

            (a) prepayment premiums and


            (b) payments on account of Equity Participations;


      (4). the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

      (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

      (7) the number and aggregate principal balance of Whole Loans in respect of which:


            o   one scheduled payment is delinquent,


            o   two scheduled payments are delinquent,

            o   three or more scheduled payments are delinquent and

            o   foreclosure proceedings have been commenced;

      (8) with respect to each Whole Loan that is delinquent two or more months:


            o   the loan number thereof,


            o   the unpaid balance thereof,

            o   whether the delinquency is in respect of any balloon payment,

            o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

            o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

            o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,


            o whether foreclosure proceedings have been commenced and, if so, the date so commenced and


            o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

      (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:


            o   the loan number thereof,


            o   the manner in which it was liquidated and

            o   the aggregate amount of liquidation proceeds received;

      (10) with respect to any Whole Loan liquidated during the related Due Period,

            o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

            o   the amount of any loss to certificateholders;

      (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

            o   the loan number of the related mortgage loan and


            o   the date of acquisition;


      (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

            o   the book value,

            o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,


            o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and


            o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (13)  with respect to any REO Property sold during the related Due Period

            o   the loan number of the related mortgage loan,


            o   the aggregate amount of sale proceeds,


            o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

            o the amount of any loss to certificateholders in respect of the related mortgage loan;

      (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

      (15) the aggregate amount of principal prepayments made during the related Due Period;

      (16)  the  amount   deposited  in  the  reserve   fund,  if  any,  on  the
            Distribution Date;

      (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

      (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

      (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

      (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

      (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on the Distribution Date; and

      (22)  the aggregate amount of payments by the borrowers of:


            o   default interest,


            o   late charges and


            o assumption and modification fees collected during the related Due Period.


      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


TERMINATION


      The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

      o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

      o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES


      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, DTC.

      DTC is a  limited-purpose  trust company  organized  under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants. Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede , as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

      DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

      Unless  otherwise   specified  in  the  related   prospectus   supplement,
certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

      o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor , or

      o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

      o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley
            Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

      o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.


ASSIGNMENT OF ASSETS; REPURCHASES


      At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and/or MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

      o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

      o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian , certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified therein to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan.

      The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

      With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.


REPRESENTATIONS AND WARRANTIES; REPURCHASES


      Unless otherwise provided in the related prospectus supplement Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

      o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

      o the existence of title insurance insuring the lien priority of the Whole Loan;

      o     the authority of the Warrantying Party to sell the Whole Loan;

      o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

      o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

      o the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

      Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer and/or trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of Whole Loan or the interests therein of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

      o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price ; or

      o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or.

      o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

      Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

      Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

      o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

      o     the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights to the extent set forth in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.


CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

  GENERAL


      The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained , the Certificate Account, which must be either

      o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

      o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.


  DEPOSITS


      A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

      1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

      2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

      4)    any  advances   made  as  described   under   "Description   of  the
            Certificates--Advances in Respect of Delinquencies";

      5)    any amounts representing prepayment premiums;

      6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

      8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans and/or MBS;

      10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

      11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

      12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.


  WITHDRAWALS


      A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

      (1) to make distributions to the certificateholders on each Distribution Date;

      (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

      (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (4)   to reimburse a master servicer for any advances  described in clause
            (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

      (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
            (3) above while these amounts remain outstanding and unreimbursed;

      (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

      (7) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

      (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

      (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited
            Transactions Tax and Other Taxes";

      (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

      (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

      (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (19) to clear and terminate the Certificate Account at the termination of the trust fund.


  OTHER COLLECTION ACCOUNTS


      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.


COLLECTION AND OTHER SERVICING PROCEDURES


      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

      o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

      o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,


      o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and


      o     in  its  judgment,   that  modification,   waiver  or  amendment  is
            reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

      A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

      Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.


SPECIAL SERVICERS


      To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS


      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:


      o     monitor any Whole Loan which is in default,


      o     contact the borrower concerning the default,

      o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

      o initiate corrective action in cooperation with the borrower if cure is likely,

      o     inspect the mortgaged property, and

      o     take  any  other  actions  as  are  consistent  with  the  Servicing
            Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

      Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer and/or the holder or holders of certain classes of certificates a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

      Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

      If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:


      o     institute foreclosure proceedings,

      o     exercise any power of sale contained in any mortgage,

      o     obtain a deed in lieu of foreclosure, or


      o     otherwise  acquire title to a mortgaged  property securing the Whole
            Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

      o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and/or respond to the circumstances, the cost of which actions will be an expense of the trust fund.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

      o the Internal Revenue Service grants an extension of time to sell the property or

      o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the  master servicer will be required to

      o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

      o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

      o     that   the    restoration    will    increase    the   proceeds   to
            certificateholders   on   liquidation   of  the  Whole   Loan  after
            reimbursement of the master servicer for its expenses and

      o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."


HAZARD INSURANCE POLICIES


      Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

      o the replacement cost of the improvements less physical depreciation and

      o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

      In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.


RENTAL INTERRUPTION INSURANCE POLICY


      If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.


FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE


      Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS


      Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."


RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES


      The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

      Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE


      Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

      Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict are activities that were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

      o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

      o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

      o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;


      o incurred in connection with any violation of any state or federal securities law; or


      o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.


EVENTS OF DEFAULT


      Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

      (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

      (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.


RIGHTS UPON EVENT OF DEFAULT


      So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


AMENDMENT


      Each Agreement may be amended by the parties thereto without the consent of any of the holders of certificates covered by the Agreement:

      (1)   to cure any ambiguity;

      (2) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein;

      (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      (4)   to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that to the extent set forth in the related prospectus supplement, no amendment may:

      (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

      (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.


THE TRUSTEE


      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.


DUTIES OF THE TRUSTEE


      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

      o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

      o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

      o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

      o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made therein.


RESIGNATION AND REMOVAL OF THE TRUSTEE


      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT


GENERAL


      For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

      If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

      (1)   the nature and amount of coverage under  the Credit Support;

      (2) any conditions to payment thereunder not otherwise described in this prospectus;

      (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced ;

      (4)   the material provisions relating to the Credit Support; and

      (5) information regarding the obligor under any instrument of Credit Support, including:

            o     a brief description of its principal business activities;

            o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

            o     if  applicable,  the  identity  of  regulatory  agencies  that
                  exercise  primary   jurisdiction   over  the  conduct  of  its
                  business; and

            o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."


SUBORDINATE CERTIFICATES


      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.


CROSS-SUPPORT PROVISIONS


      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans and/or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans and/or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES  FOR THE WHOLE LOANS

      If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT


      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or MBS on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.


INSURANCE POLICIES AND SURETY BONDS


      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS


      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

      Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT  FOR MBS

      If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund and/or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

              LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

      o     purport to be complete ;

      o     purport to reflect the laws of any particular state; or

      o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."


GENERAL


      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property . The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS


      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

      o a borrower--the borrower and usually the owner of the subject property, and

      o     a mortgagee--the lender.


      In contrast, a deed of trust is a three-party instrument, among


      o     a trustor--the equivalent of a mortgagor or borrower,


      o     a trustee to whom the mortgaged property is conveyed, and


      o     a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY


      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:


      o     a tenant's interest in a lease of land or improvements, or both, and


      o     the leasehold estate created by  the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.


LEASES AND RENTS


      Mortgages  that  encumber   income-producing  property  often  contain  an
assignment of rents and leases. Typically, under an assignment of rents and leases:

      o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

      o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.


      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.


      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.


PERSONALITY


      Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.


FORECLOSURE

  GENERAL


      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.


      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

  JUDICIAL FORECLOSURE


      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.


  EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS


      United  States  courts  have   traditionally   imposed  general  equitable
principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

  NON-JUDICIAL FORECLOSURE/POWER OF SALE


      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


  PUBLIC SALE


      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.


  REO PROPERTIES


      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

      o     the Internal Revenue Service grants an REO Extension, or

      o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

      In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.


  RIGHTS OF REDEMPTION


      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.


  ANTI-DEFICIENCY LEGISLATION


      Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.


  LEASEHOLD RISKS


      Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

      (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

      (2)   the right to cure those defaults, with adequate cure periods;

      (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

      (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

      (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

      (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

      (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


BANKRUPTCY LAWS


      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, and/or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

      o     assume the lease and retain it or assign it to a third party or

      o     reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless


      o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or


      o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR  LENDERS OR BENEFICIARIES

      To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive:

       o     rents, hazard insurance and condemnation proceeds, and

       o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor, thereby extinguishing the junior lender's or junior beneficiary's lien unless the master servicer or special servicer, as applicable, asserts its subordinate interest in a mortgaged property in foreclosure litigation or satisfies the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


ENVIRONMENTAL LEGISLATION


      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

      o     a diminution in value of property securing any mortgage loan;

      o     limitation on the ability to foreclose against the property; or

      o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

      Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials when these asbestos containing materials are in poor condition or when a property with asbestos containing materials is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of asbestos containing materials into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

      This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by

President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act, which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing these tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.


      In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.


      Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

      Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

      o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance and/or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

      Unless otherwise specified in the related prospectus supplement, Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

      o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

      o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases."

No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.


      "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE


      Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

      In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.


SUBORDINATE FINANCING


      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

      o the borrower may have difficulty servicing and repaying multiple loans;

      o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

      o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

      o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and


      o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST, PREPAYMENT  PREMIUMS AND PREPAYMENTS

      Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


ACCELERATION ON DEFAULT


      Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS


      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

      o for the interest rate, discount points and charges as are permitted in that state, or

      o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

      The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.


AMERICANS WITH DISABILITIES ACT


      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940


      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.


FORFEITURES IN DRUG AND RICO PROCEEDINGS


      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.


      A lender may avoid forfeiture of its interest in the property if it establishes that:


      o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

      o     the  lender  was,  at  the  time  of  execution  of  the   mortgage,
            "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc.. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.


GENERAL


      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.


GRANTOR TRUST FUNDS


      If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.


A.    SINGLE CLASS OF GRANTOR TRUST CERTIFICATES


      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and/or MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and/or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

      o 3% of the excess of adjusted gross income over the applicable amount and

      o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and/or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and/or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and/or MBS. The mortgage loans and/or MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

      Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

      o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and/or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and/or MBS represented by that grantor trust certificate are of a type described in that Code section;

      o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and/or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans and/or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans and/or MBS represented by that grantor trust certificate are of a type described in that Code section; and

      o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).


      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.


      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and/or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and/or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and/or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and/or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount  rules of Code  Sections  1276  through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

      o     the total remaining market discount and

      o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

      o     the total remaining market discount and

      o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

      Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.


B.    MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

      1.    Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.


      Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans and/or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and/or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and/or MBS as market discount rather than OID if either

      o the amount of OID with respect to the mortgage loans and/or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

      o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans and/or MBS.


Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.


      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan and/or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans and/or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and/or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and/or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and/or MBS and interest on such mortgage loans and/or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and/or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and/or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and/or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the grantor trust certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans and/or MBS should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans and/or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan and/or MBS is generally the amount lent to the lender, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

      o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

      o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and/or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and/or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.


C.    SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE


      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

      o     the  holder   entered  the  contract  to  sell  the  grantor   trust
            certificate  substantially   contemporaneously  with  acquiring  the
            grantor trust certificate;

      o     the grantor trust certificate is part of a straddle;

      o the grantor trust certificate is marketed or sold as producing capital gain; or

      o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


D.    NON-U.S. PERSONS


      Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and/or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to

      o     an owner that is not a U.S. Person or

      o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and/or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and/or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and/or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.    INFORMATION REPORTING AND BACKUP WITHHOLDING

      The master  servicer will furnish or make  available,  within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either


      o the broker determines that the seller is a corporation or other exempt recipient, or


      o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such  a sale must also be reported by the broker to the IRS, unless either

      o     the broker determines that the seller is an exempt recipient or

      o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


REMICS


      The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made,

      o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

      o     certificates  held by a real estate investment trust will constitute
            "real   estate   assets"   within  the   meaning  of  Code   Section
            856(c)(4)(A); and

      o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:


      o "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;


      o "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

      o     whether  the income on the  certificates  is interest  described  in
            Section 856(c)(3)(B) of the Code.


A.    TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax

Reform Act of 1986. REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans and/or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions"of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

      o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and
            (2) any payments included in the stated redemption price at maturity received during such accrual period, and

      o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

      (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.


A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.


      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a qualifying variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

      o     the interest is unconditionally payable at least annually;

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

      o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

      1)    the total remaining market discount and

      2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.


For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of


      1)    the total remaining market discount and

      2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC

Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.


      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates.
The use of capital losses is limited.


      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

      o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
            Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

      o     the amount actually includible in such holder's income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

      o     the  holder   entered  the  contract  to  sell  the  REMIC   Regular
            Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate;

      o     the REMIC Regular Certificate is part of a straddle;

      o the REMIC Regular Certificate is marketed or sold as producing capital gains; or

      o other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.


      The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.


      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.


      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.


      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the mortgage loans and/or MBS, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinated Certificates attributable to defaults and delinquencies on the mortgage loans and/or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the mortgage loans and/or MBS.

      Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S.  Persons.  Generally,  payments  of  interest   on the  REMIC
Regular  Certificates,  including any payment with respect to accrued OID, to
a  REMIC  Regular    Certificateholder  who is not a U.S.  Person  and is not
engaged in a trade or business within the United States will not be subject to federal withholding tax if:

      o     the  REMIC   Regular   Certificateholder   does  not   actually   or
            constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

      o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

      o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, REMIC Residual Certificateholder and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold 31% of the entire purchase price, unless either:


      o the broker determines that the seller is a corporation or other exempt recipient, or


      o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

      o A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

      o     the broker determines that the seller is an exempt recipient, or

      o the seller certifies its non-U.S. Person status and other conditions are met.


Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B.    TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES


      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions -- that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and/or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual
Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A  subsequent  REMIC  Residual  Certificateholder  also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.


      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of


      o the income from the mortgage loans and/or MBS and the REMIC's other assets and

      o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

      o     all bad loans will be deductible as business bad debts; and

      o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and/or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and/or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans and/or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.


      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.


      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or


      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.


Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

      o 3% of the excess of the individual's adjusted gross income over the applicable amount or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess  Inclusions.  A  portion  of  the  income  on  a  REMIC  Residual
Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:


      o     may not,  except as  described  below,  be  offset by any  unrelated
            losses,   deductions  or  loss   carryovers  of  a  REMIC   Residual
            Certificateholder;

      o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

      o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.


      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.


      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.


PROHIBITED TRANSACTIONS AND OTHER TAXES


      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

      o     the disposition of a mortgage loan or MBS,

      o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,


      o     the receipt of compensation for services, or


      o gain from the disposition of an asset purchased with the payments on the mortgage loans and/or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

      o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

      o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by  Morgan Stanley Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.


LIQUIDATION AND TERMINATION


      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.


      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS


      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. Information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.


      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS


      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.


      REMIC  Regular  Certificateholders  and  persons  related to such  holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.


TAX  RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

      (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

      (B)   any   organization,   other  than  certain  farmers'   cooperatives,
            generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and


      (C)   a rural electric or telephone cooperative.


      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

      o a regulated investment company, real estate investment trust or common trust fund;

      o     a partnership, trust or estate; and


      o     certain cooperatives.


Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

      o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and


      o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.


      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

      o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

      o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

      o     the  transferor   conducted  a  reasonable   investigation   of  the
            transferee, and


      o the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.


      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form 4224 or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.


      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.



                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

      Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of those plans may be invested in the certificates without regard to the ERISA considerations described in this section, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.


      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

  GENERAL


      Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans, subject thereto and disqualified persons with respect to such.

      The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

      Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans and/or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.


  AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES


      DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

      o the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and


      o     the  servicing,   operation  and  management  of  such  asset-backed
            pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.


      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      (1) The acquisition of the certificates by a Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the trust fund;

      (3) The certificates acquired by the Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and
           Standard & Poor's Ratings Services;

      (4)  The trustee is not an affiliate of the Restricted Group;

      (5) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

      (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The  trust fund must also meet the following requirements:

      o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      o certificates evidencing interests in other investment pools must have been rated in one of the three highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

      o certificates evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust fund, provided that, among other requirements:

      o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

      o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

      o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the  Restricted Group

      Before purchasing a certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm


      o that the certificates constitute "certificates" for purposes of the Exemption and


      o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES


      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts, or any other exemption, with respect to the certificates offered thereby.


                                LEGAL INVESTMENT

      The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Generally, only those classes of offered certificates that


      o are rated in one of the two highest rating categories by one or more Rating Agencies and


      o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not acquire the sale or disposition of any securities acquired prior to the enactment of such state legislation. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the 1998 Policy Statement of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

      The  foregoing  does not take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

      Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc.. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc..

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

      Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified therein may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an

"underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.


                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft or Latham & Watkins, or Brown & Wood LLP or such other counsel as may be specified in the related prospectus supplement.


                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.



                  INCORPORATION OF INFORMATION BY REFERENCE

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4700. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

      If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.


               --------------------------------------------------

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

      "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

      "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

      "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

      "Assets" means the primary assets included in a trust fund.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

      "Book-Entry Certificates" means Certificates which are in book-entry form.

      "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

      "Cede" means Cede & Company.

      "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

      "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

      "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

      "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

      "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

      "Closing Date" means the date the REMIC Regular Certificates were initially issued.

      "Commercial Loans" means the loans relating to the Commercial Properties.

      "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

      "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

      "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

      "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

      "Deferred   Interest"  means  interest  deferred  by  reason  of  negative amortization.

      "Definitive Certificate" means a fully registered physical certificate.

      "Depositor" means Morgan Stanley Capital I Inc.

       "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

      "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

      "DOL" means the United States Department of Department of Labor.

      "DTC" means the Depository Trust Company.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

      "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

      "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plans" means employee benefit plans subject to ERISA.

      "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

      o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

      o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

      "FDIC" means the Federal Deposit Insurance Corporation.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "FNMA" means the Federal National Mortgage Association.

      "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

      (a) interest-bearing securities;

      (b) non-interest-bearing securities;

      (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

      (d) interest-bearing securities from which the right to payment of principal has been removed.

      "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

      "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

      "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

      "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

      "Loan to Value Ratio" or "LTV" means

      "Lockout Date" means the expiration of the Lockout Period.

      "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

      "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "Master Servicer" means an entity as named in the prospectus supplement.

      "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

      "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

      "Mortgage" means a mortgage, deed of trust or other similar security instrument.

      "Mortgage Loans" means the multifamily and/or commercial mortgage loans included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

      "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "Multifamily   Loans"  means  the  loans   relating  to  the   Multifamily
Properties.

      "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

      "NCUA" means the National Credit Union Administration.

      "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

      o     non-cash items such as depreciation and amortization;

      o     capital expenditures; and

      o     debt service on loans secured by the mortgaged property.

      "New Regulations" means the regulations issued by the Treasury Department on October 6, 1997.

      "Nonrecoverable   Advance"   means  an  advance  that  is  not  ultimately
recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

      "Notional Amount" means [the aggregate Certificate Balance of each of the Class [ ], Class [ ], Class [ ] and Class [ ] Certificates outstanding from time to time, plus the amount of any unpaid interest shortfall on these classes] or [the sum of the balance of components which correspond to the Certificate Balance of the Class [ ], Class [ ], Class [ ] and Class [ ]
Certificates].

      "OCC" means the Office of the Comptroller of the Currency.

      "OID" means original issue discount.

      "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994.

      "OTS" means the Office of Thrift Supervision.

      "Participants" means the participating organizations of DTC.

      "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

      "Payment   Lag   Certificates"   means   certain  of  the  REMIC   Regular
Certificates.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

      "Plans" means ERISA Plans and other relevant plans and consequences, including but not limited to individual retirement accounts and annuities.

      "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

      "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

      "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

      "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Rating Agency" means any of Duff & Phelps Credit Rating Co., Fitch IBCA, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

      "RCRA" means the Resource Conservation and Recovery Act.

      "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

      "Refinance Loans" means mortgage loans made to refinance existing loans.

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

      "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC  Regular   Certificateholders"   means  holders  of  REMIC  Regular
Certificates.

      "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.

      "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

      "REMIC  Residual   Certificateholders"  means  holders  of  REMIC  Regular
Certificates.

      "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

      "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

      "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans and/or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

      "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Servicing Standard" means:

      A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

      B.    applicable law; and

      C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

      "Special Servicer" means an entity as named in the prospectus supplement.

      "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and/or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and/or MBS, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

      "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

      "Subservicer" means third-party servicers.

      "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

      "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

      "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

      o     mortgage Loans

      o     MBS

      o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

      o     a combination of mortgage loans, MBS and government securities.

      "Underlying   MBS"  means  any   mortgage   participations,   pass-through
certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

      "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means,

      (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

      o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

      o     the sales price for that property; and

      (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

      "Warranting Party" means the person making representations and warranties.

      "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates, other than underwriting discounts and commissions:

      SEC Registration Fee......................................$278.00
      Blue Sky Fees................................................*
      NASD Fees....................................................*
      Printing and Engraving Fees..................................*
      Legal Fees and Expenses......................................*
      Accounting Fees and Expenses.................................*
      Trustee Fees and Expenses....................................*
      Rating Agency Fees...........................................*
      Miscellaneous................................................*

      Total.....................................................$278.00

      *     To be provided by amendment.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section VII of the proposed form of Underwriting Agreement, the Underwriter is obligated under certain circumstances to indemnify officers and directors of Morgan Stanley Capital I Inc. (the "Company") who sign the Registration Statement, and certain controlling persons of the Company, against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

      The Company's By-laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

      The Pooling and Servicing Agreement will provide that no director, officer, employee or agent of the Company will be liable to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, except for such person's own misfeasance, bad faith or gross negligence in the performance of duties. The Pooling and Servicing Agreements will provide further that, with the exceptions stated above, any director, officer, employee or agent of the Company will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Pooling and Servicing Agreement), (ii) incurred in connection with any violation by him or her of any state or federal securities law or (iii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

ITEM 16.   EXHIBITS.

1.1        Form of Underwriting Agreement*
3.1        Certificate of Incorporation of the Company*
3.2        By-laws of the Company*
4.1        Form of Pooling and Servicing Agreement*
5.1        Opinion of Brown & Wood LLP as to legality of the Certificates**
5.2        Opinion of  Cadwalader,  Wickersham  & Taft as to  legality  of the
           Certificates**
5.3        Opinion of Latham & Watkins as to the legality of the
           Certificates**
8.1        Opinion of Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1 hereto)
8.2 Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (included in Exhibit 5.2 hereto)
8.3        Opinion of Latham & Watkins as to certain  tax  matters**
23.1       Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto)
23.2 Consent of Cadwalader, Wickersham & Taft (included in Exhibits 5.2 and 8.2 hereto)
23.3       Consent of Latham & Watkins (included in Exhibits 5.3 and 8.3 hereto)
25.1       Power of Attorney (contained in page II-6 of this Registration
           Statement)
           - - - - - - - - - - -
* Incorporated by reference to Registration Statement No. 333-45467 as previously filed by Registrant on Form S-3, Registration No. 33-45042 as previously filed by the Registrant on Form S-11, Registration Statement No. 33-46723 as previously filed by the Registrant on Form S-3 to Form S-11 and Registration Statement No. 333-26667 as previously filed by the Registrant on Form S-3 to Form S-11.

**    Previously filed.

ITEM 17.    UNDERTAKINGS.

A.    Undertaking in respect of indemnification.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B. Undertaking pursuant to Rule 415 Offering.

      The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)   to  include   any   prospectus   required  by  Section
            10(a)(3) of the Act;

                 (ii) to reflect in the  Prospectus  any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C. Undertaking in respect of incorporation by reference.

      The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D.    Undertaking in respect of equity offerings of nonreporting Registrants.

      The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit delivery to each purchaser.

E.    Undertaking pursuant to Rule 430A

      The registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 24, 1999

                                    MORGAN STANLEY CAPITAL I INC.


                                    By:   /S/ DAVID R. WARREN
                                          -------------------
                                          Name:  David R. Warren
                                          Title: President

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Warren, his true and lawful attorney-in fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and an all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.


            SIGNATURE                         TITLE                 DATE

/S/ DAVID R. WARREN                President (Principal      September 24, 1999
-----------------------------
David R. Warren                    Executive
                                   Officer) and Director
              *                    Director                  September 24, 1999
------------------------------
Craig S. Phillips
              *                    Director                  September 24, 1999
-----------------------------
John E. Westerfield
              *                    Treasurer (Principal      September 24, 1999
-----------------------------
Eileen K. Murray                   Financial Officer) and
                                   Controller
-----------------------------
*  David R. Warren
    as Attorney-in-Fact

                                EXHIBIT INDEX



  Exhibit No.   Description of Exhibit
  -----------   ----------------------

      1.1       Form of Underwriting Agreement*
      3.1       Certificate of Incorporation of the Company*
      3.2       By-laws of the Company*
      4.1       Form of Pooling and Servicing Agreement*
      5.1       Opinion of Brown & Wood LLP as to legality of the Certificates**
      5.2 Opinion of Cadwalader, Wickersham & Taft as to legality of the Certificates**
      5.3 Opinion of Latham & Watkins as to the legality of the Certificates**
      8.1 Opinion of Brown & Wood LLP as to certain tax matters (included in Exhibit 5.1 hereto)
      8.2 Opinion of Cadwalader, Wickersham & Taft as to certain tax matters (included in Exhibit 5.2 hereto)
      8.3       Opinion of Latham & Watkins as to certain tax matters**
      23.1      Consent of Brown & Wood LLP (included in Exhibit 5.1 hereto)
      23.2      Consent of Cadwalader, Wickersham & Taft (included in Exhibits
                5.2 and 8.2 hereto)
      23.3      Consent of Latham & Watkins  (included  in Exhibits 5.3 hereto)
      25.1 Power of Attorney (contained in page II-6 of this Registration Statement)

- - - - - - - - - - - - - - - - - - -

* Incorporated by reference to Registration Statement No. 333-45467 as previously filed by the Registrant on Form S-3, Registration Statement No. 33-45042 as previously filed by the Registrant on Form S-11, No. 33-46723 as previously filed by the Registrant on Form S-3 to Form S-11 and Registration Statement No. 333-26667 as previously filed by the Registrant on Form S-3 to Form S-11.

**    Previously filed.